As filed with the Securities and Exchange Commission on April 1, 2003

                                                      Registration No. 333-11493

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-1
                               AMENDMENT NO. 7 to
                                       --

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                           (Exact name of Registrant)

         COLORADO                  63                         84-0467907
(State of Incorporation)      (Primary Standard             (I.R.S. Employer
                             Industrial Classification       Identification No.)
                                   Code Number)

                             8515 East Orchard Road
                           Greenwood Village, CO 80111
                                 (800) 537-2033

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive officer)


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                               William T. McCallum
                      President and Chief Executive Officer
                   Great-West Life & Annuity Insurance Company
                             8515 East Orchard Road
                           Greenwood Village, CO 80111
                                 (303) 737-3000
            (Name, Address and Telephone Number of Agent for Service)

                                    copy to:

                              James F. Jorden, Esq.
                                 Jorden Burt LLP
               1025 Thomas Jefferson Street, N.W., Suite 400 East
                           Washington, D.C. 20007-5208
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Approximate Date of Proposed Public Offering:

Upon the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering: ______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box:

                           The Schwab Fixed Annuity(R)
                    A flexible premium deferred fixed annuity
                                    Issued by
                   Great-West Life & Annuity Insurance Company


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Overview
This Prospectus describes The Schwab Fixed Annuity--a flexible premium deferred annuity contract which allows you to accumulate assets on a tax-deferred basis for retirement or other long-term purposes. This Contract is issued either on a group basis or as individual contracts by Great-West Life & Annuity Insurance Company (we, us, the Company, Great-West or GWL&A) - both will be referred to as the "Contract" throughout this prospectus. How to Invest The minimum initial investment (a "Contribution") is:
o $5,000
o $2,000 if an IRA
o $1,000 if subsequent Contributions are made via Automatic Contribution Plan

The minimum subsequent Contribution is:
o $500 per Contribution
o $100 per Contribution if made via Automatic Contribution Plan

Allocating Your Money
You can allocate the money you contribute to the Guarantee Period Fund. The Guarantee Period Fund allows you to select one or more Guarantee Periods that offer specific interest rates for a specific period. Please note that the Contract may not be available in all states.

You may be subject to a Market Value Adjustment which may increase or decrease the amount Transferred or withdrawn from the value of a Guarantee Period if the Guarantee Period is broken prior to the Guarantee Period Maturity Date. A negative adjustment may result in an effective interest rate lower than the stated rate of interest for the applicable Guarantee Period and the Contractual Guarantee of a Minimum Rate of Interest and the value of the Contribution(s) allocated to the Guarantee Period Fund being less than the Contribution(s) made.

Sales and Surrender Charges
A maximum Surrender Charge of three percent may be applicable for amounts withdrawn in the first three years. Free Look Period After you receive your Contract, you can look it over free of obligation for at least 10 days or longer if required by your state law (up to 35 days for replacement policies), during which you may cancel your Contract. Payout Options The Schwab Fixed Annuity offers a variety of annuity payout and periodic withdrawal options. Depending on the option you select, income can be guaranteed for your lifetime, your spouse's and/or beneficiaries' lifetime or for a specified period of time.

The Contracts are not deposits of, or guaranteed or endorsed by any bank, nor are the Contracts federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. The Contracts involve certain investment risks, including possible loss of principal. For more information, see "Breaking a Guarantee Period" on page 9 and "Market Value Adjustment" on page 9.

For account information, please contact:
     Annuity Administration Department
     P.O. Box 173920
     Denver, Colorado  80217-3920
     800-838-0650

This prospectus presents important information you should review before purchasing The Schwab Fixed Annuity. Please read it carefully and keep it for future reference. You may obtain a copy without charge by contacting the Annuity Administration Department at the above address or phone number. Or, you can obtain it by visiting the Securities and Exchange Commission's ("SEC") web site at WWW.SEC.GOV. This web site also contains other information about us that has been filed electronically.

Neither the Securities and Exchange Commission nor any state securities commissions has approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. No person is authorized by Great-West to give information or to make any representation, other than those contained in this Prospectus, in connection with the Contracts contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. Please read this Prospectus and keep it for future reference.


                   The date of this Prospectus is May 1, 2003.


                                        1


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Table of Contents

Definitions...............................................4
Summary...................................................6
   How to contact Schwab..................................6
Fee Table.................................................7
Great-West Life & Annuity Insurance
Company...................................................8
The Guarantee Period Fund.................................8
   Investments of the Guarantee Period Fund...............8
   Subsequent Guarantee Periods...........................9
   Breaking a Guarantee Period............................9
   Interest Rates.........................................9
   Market Value Adjustment................................9
Application and Initial Contributions....................10
Free Look Period.........................................10
Subsequent Contributions.................................10
Annuity Account Value....................................10
Transfers................................................10
   Possible Restrictions.................................11
Cash Withdrawals.........................................11
   Withdrawals to Pay Investment Manager or
   Financial Advisor Fees................................11
   Tax Consequences of Withdrawals.......................11
Telephone Transactions...................................12
Death Benefit............................................12
   Beneficiary...........................................12
   Distribution of Death Benefit.........................13
Charges and Deductions...................................13
   Transfer Fees.........................................13
   Premium Tax...........................................13
   Other Taxes...........................................13


Payout Options...........................................14
   Periodic Withdrawals..................................14
   Periodic Withdrawal Payout Options....................15
Annuity Payout Information...............................15
   Annuity IRAs..........................................16
Seek Tax Advice..........................................16
Federal Tax Matters......................................16
   Taxation of Annuities.................................16
   Individual Retirement Annuities.......................18
Assignments or Pledges...................................19
Distribution of the Contracts............................19
Selected Financial Data..................................20
   Management's Discussion and Analysis of Financial
        Conditions and Results of Operations
Rights Reserved by Great-West............................
Legal Proceedings........................................
Legal Matters............................................
Experts..................................................
Available Information....................................
Appendix A--Market Value Adjustments.....................
Consolidated Financial Statements and Independent Auditor's Report



This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. No dealer, salesperson or other person is authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied on.

                  The Contract is not available in all states.

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Definitions

1035 Exchange--A provision of the Internal Revenue Code of 1986, as amended, (the "Code") that allows for the tax-free exchange among certain types of insurance contracts.

Accumulation Period--The time period between the Effective Date and the Annuity Commencement Date. During this period, you're contributing to the annuity.

Annuitant--The person named in the application upon whose life the payout of an annuity is based and who will receive annuity payouts. If a Contingent Annuitant is named, the Annuitant will be considered the Primary Annuitant.
Annuity Account--An account established by us in your name that reflects all account activity under your Contract. Annuity Account Value--The sum of the value of all Guarantee Periods credited to your Annuity Account--less partial withdrawals, amounts applied to an annuity payout option, periodic withdrawals, charges deducted under the Contract, and Premium Tax, if any.

Annuity Commencement Date--The date annuity payouts begin.

Annuity Individual Retirement Account (or Annuity IRA)--An annuity contract used in a retirement savings program that is intended to satisfy the requirements of
Section 408 of the Code.

Annuity Payout Period--The period beginning on the Annuity Commencement Date and continuing until all annuity payouts have been made under the Contract. During this period, the Annuitant receives payouts from the annuity.

Automatic Contribution Plan--A feature which allows you to make automatic periodic Contributions. Contributions will be withdrawn from an account you specify and automatically credited to your Annuity Account.

Beneficiary--The person(s) designated to receive any Death Benefit under the terms of the Contract.

Contingent Annuitant--The person you may name in the application who becomes the Annuitant when the Primary Annuitant dies. The Contingent Annuitant must be designated before the death of the Primary Annuitant.

Contributions--The amount of money you invest or deposit into your annuity.

Death Benefit--The amount payable to the Beneficiary when the Owner or the Annuitant dies.

Effective Date--The date on which the first Contribution is credited to your Annuity Account.


Fixed Account Value--The value of the fixed investment option credited to you under the Annuity Account.

Guarantee Period--The number of years available in the Guarantee Period Fund during which Great-West will credit a stated rate of interest. Great-West may discontinue offering a period at any time for new Contributions. Amounts allocated to one or more Guaranteed Periods may be subject to a Market Value Adjustment.


Guarantee Period Fund--A fixed investment option which pays a stated rate of interest for a specified time period.

Guarantee Period Maturity Date--The last day of any Guarantee Period.

Guaranteed Interest Rate--The minimum annual interest rate in effect that applies to each Guarantee Period at the time the Contribution is made.

Market Value Adjustment (or MVA)--An amount added to or subtracted from certain transactions involving the Guarantee Period Fund to reflect the impact of changing interest rates.

Non-Qualified Annuity Contract--An annuity contract funded with money outside a tax qualified retirement plan.

Owner (Joint Owner) or You--The person(s) named in the application who is entitled to exercise all rights and privileges under the Contract, while the Annuitant is living. Joint Owners must be husband and wife as of the date the Contract is issued. The Annuitant will be the Owner unless otherwise indicated in the application. If a Contract is purchased in an IRA, the Owner and the Annuitant must be the same individual and a Joint Owner is not allowed.

Payout Commencement Date--The date on which annuity payouts or periodic withdrawals begin under a payout option. The Payout Commencement Date must be at least one year after the Effective Date of the Contract. If you do not indicate a Payout Commencement Date on your application, annuity payouts will begin on the first day of the month of the Annuitant's 91st birthday.

Premium Tax--A tax charged by a state or other governmental authority. Varying by state, the current range of Premium Taxes is 0% to 3.5% and may be assessed at the time you make a Contribution or when annuity payments begin.

Request--Any written, telephoned, or computerized instruction in a form satisfactory to Great-West and Charles Schwab & Co., Inc. ("Schwab") received at the Annuity Administration Department (or other annuity service center subsequently named) from you, your designee (as specified in a form acceptable to Great-West and Schwab or the Beneficiary (as applicable) as required by any provision of the Contract.

Surrender Charge--A maximum charge of three percent will be assessed if funds are withdrawn in the first three Contract years.

Surrender Value--The value of your annuity account with any applicable Market Value Adjustment, less any applicable Surrender Charge on the Effective Date of the surrender, less Premium Tax, if any.

Transaction Date--The date on which any Contribution or Request from you will be processed. Contributions and Requests received after 4:00 p.m. Eastern time will be deemed to have been received on the next business day. Requests will be processed on each day that the New York Stock Exchange ("NYSE") is open for trading.

Transfer--Moving money among the Guaranteed Periods.

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Summary


The Schwab Fixed Annuity allows you to accumulate assets on a tax-deferred basis by investing in a fixed investment option (the Guarantee Period Fund). The Guarantee Period Fund is comprised of Guarantee Periods, each of which has its own stated rate of interest and its own maturity date.

You may be subject to a Market Value Adjustment which may increase or decrease the amount Transferred or withdrawn from the value of a Guarantee Period if the Guarantee Period is broken prior to the Guarantee Period Maturity Date. A negative adjustment may result in an effective interest rate lower than the stated rate of interest for the applicable Guarantee Period and the Contractual Guarantee of a Minimum Rate of Interest and the value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made.

The Schwab Fixed Annuity can be purchased on a non-qualified basis or purchased and used in connection with an IRA. You can also purchase it through a 1035 Exchange from another insurance contract.

Tax deferral under IRAs arises under the Code. Tax deferral under non-qualified Contracts arises under the Contract.

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To contact Schwab:

Schwab Insurance Services
P.O. Box 7666 San Francisco, CA 94120-7666
800-838-0650
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Your initial Contribution must be at least $5,000; $2,000 if an IRA; $1,000 if you are setting up an Automatic Contribution Plan. Subsequent Contributions must be either $500; or $100 if made through an Automatic Contribution Plan.

The money you contribute to the Contract will be invested at your direction.

Prior to the Payout Commencement Date, you can withdraw all or a part of your Annuity Account Value. There is a maximum Surrender Charge of three percent if funds are withdrawn in the first three Contract years. Certain withdrawals may be subject to federal income tax as well as a federal penalty tax.

When you're ready to start taking money out of your Contract, you can select from a variety of payout options, including fixed annuity payouts as well as periodic payouts.

If the Annuitant dies before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary you select. If the Owner dies before the entire value of the Contract is distributed, the remaining value will be distributed according to the rules outlined in the "Death Benefit" section on page 12.

There is no annual contract maintenance charge.

You may cancel your Contract during the "free look period" by sending it to the Annuity Administration Department. If you are replacing an existing insurance contract with the Contract, the free look period may be extended based on your state of residence. We will refund the greater of:
o    Contributions received, less surrenders, withdrawals and distributions, or
o    The Annuity Account Value.

This summary highlights some of the more significant aspects of The Schwab Fixed Annuity. You'll find more detailed information about these topics throughout the prospectus and in your Contract. Please keep them both for future reference.

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Fee Table


The purpose of this table is to help you understand the various costs and expenses in connection with investing in the Contract. The information set forth should be considered together with the narrative provided under the heading "Charges and Deductions." In addition to the expenses listed below, Premium Tax may be applicable.

Sales load                                                None
Surrender fee                                             Maximum 3%
Annual Contract Maintenance Charge                        None
Transfer fee                                              $10.00
(no transfer fee is charged for the
first 12 transfers in any calendar year)

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Great-West Life & Annuity Insurance Company
Great-West is a stock life insurance company that was originally organized under the laws of the state of Kansas as the National Interment Association. Our name was changed to Ranger National Life Insurance Company in 1963 and to Insuramerica Corporation, prior to changing to our current name in 1982. In September of 1990, we re-domesticated under the laws of the state of Colorado.

We are authorized to do business in 49 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands and Guam.

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The Guarantee Period Fund
Amounts allocated to the Guarantee Period Fund will be deposited to, and accounted for, in a non-unitized market value separate account. As a result, you do not participate in the performance of the assets through unit values.

The assets accrue solely to the benefit of Great-West and any gain or loss in the non-unitized market value separate account is borne entirely by Great-West. You will receive the Contract guarantees made by Great-West for amounts you contribute to the Guarantee Period Fund.

When you contribute or Transfer amounts to the Guarantee Period Fund, you select a new Guarantee Period from those available. All Guarantee Periods will have a term of at least one year. Contributions allocated to the Guarantee Period Fund will be credited on the Transaction Date we receive them.

Each Guarantee Period will have its own stated rate of interest and maturity date determined by the date the Guarantee Period is established and the term you choose.


Currently, Guarantee Periods with annual terms of one to ten years are offered only in those states where the Guarantee Period Fund is available. The Guarantee Periods may change in the future, but this will not have an impact on any Guarantee Period already in effect.


The value of amounts in each Guarantee Period equals Contributions plus interest earned, less any Premium Tax, amounts distributed, withdrawn (in whole or in part), amounts Transferred or applied to an annuity option, periodic withdrawals and charges deducted under the Contract. If a Guarantee Period is broken, a Market Value Adjustment may be assessed (please see "Breaking a Guarantee Period" on page 9). Any amount withdrawn or Transferred prior to the Guarantee Period Maturity Date will be paid in accordance with the Market Value Adjustment formula. You can read more about Market Value Adjustments on page 9.

Investments of the Guarantee Period Fund
We use various techniques to invest in assets that have similar characteristics to our general account assets--especially cash flow patterns. We will primarily invest in investment-grade fixed income securities including:
o Securities issued by the U.S. Government or its agencies or instrumentalities, which may or may not be guaranteed by the U.S. Government.
o Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investment Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.
o Other debt instruments, including, but not limited to, issues of banks or bank holding companies and of corporations, which obligations--although not rated by Moody's, Standard & Poor's, or other nationally recognized rating firms--are deemed by us to have an investment quality comparable to securities which may be purchased as stated above.
o Commercial paper, cash or cash equivalents and other short-term investments having a maturity of less than one year which are considered by us to have investment quality comparable to securities which may be purchased as stated above.

In addition, we may invest in futures and options solely for non-speculative hedging purposes. We may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the general account or the non-unitized market value separate account if the securities prices are anticipated to decline. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities.

The above information generally describes the investment strategy for the Guarantee Period Fund. However, we are not obligated to invest the assets in the Guarantee Period Fund according to any particular strategy, except as may be required by Colorado and other state insurance laws. And, the stated rate of interest that we establish will not necessarily relate to the performance of the non-unitized market value separate account.

Subsequent Guarantee Periods
Before annuity payouts begin, you may reinvest the value of amounts in a maturing Guarantee Period in a new Guarantee Period of any length we offer at that time. On the quarterly statement issued to you prior to the end of any Guarantee Period, we will notify you of the upcoming maturity of a Guarantee Period. The Guarantee Period available for new Contributions may be changed at any time, including between the date we notify you of a maturing Guarantee Period and the date a new Guarantee Period begins.

If you do not tell us where you would like the amounts in a maturing Guarantee Period allocated by the maturity date, we will automatically allocate the amount to a Guarantee Period of the same length as the maturing period. If the term previously chosen is no longer available, the amount will be allocated to the next shortest available Guarantee Period term. No Guarantee Period may mature later than six months after your Payout Commencement Date. For example, if a 3-year Guarantee Period matures and the Payout Commencement Date begins 1 3/4 years following its Guarantee Period Maturity Date, the matured value will be transferred to a 2-year Guarantee Period.

Breaking a Guarantee Period
In general, if you begin annuity payouts, Transfer or withdraw prior to the Guarantee Period Maturity Date, you are breaking a Guarantee Period. When we receive a request to break a Guarantee Period and you have another Guarantee Period that is closer to its maturity date, we will break that Guarantee Period first.

If you break a Guarantee Period, you may be assessed an interest rate adjustment called a Market Value Adjustment.

Interest Rates
The declared annual rates of interest are guaranteed throughout the Guarantee Period. For Guarantee Periods not yet in effect, Great-West may declare interest rates different than those currently in effect. When a subsequent Guarantee Period begins, the rate applied will be equal to or more than the rate currently in effect for new Contracts with the same Guarantee Period.

The stated rate of interest must be at least equal to the Guaranteed Interest Rate, but Great-West may declare higher rates. The Guaranteed Interest Rate is based on the applicable state standard non-forfeiture law. The standard nonforfeiture rate in all states is 3%, except in Florida and Mississippi, it's 0%.

The determination of the stated interest rate is influenced by, but does not necessarily correspond to, interest rates available on fixed income investments which Great-West may acquire using funds deposited into the Guarantee Period Fund. In addition, Great-West considers regulatory and tax requirements, sales commissions and administrative expenses, general economic trends and competitive factors in determining the stated interest rate.

Market Value Adjustment
Amounts you allocate to the Guarantee Period Fund may be subject to an interest rate adjustment called a Market Value Adjustment if, six months or more before a Guarantee Period Fund's Maturity Date, you:
o       surrender your investment in the Guarantee Period Fund,
o       transfer money from the Guarantee Period Fund,
o       partially withdraw money from the Guarantee Period Fund,
o apply amounts from the Guarantee Period Fund to purchase an annuity to receive payouts from your account,
o take a single sum distribution from the Guarantee Period Fund upon the death of the Owner or the Annuitant, or
o       take a periodic withdrawal.

The Market Value Adjustment will not apply to any Guarantee Period having fewer than six months prior to the Guarantee Period Maturity Date in each of the following situations:
o     Transfer to another Guarantee Period offered under this Contract,
o     surrenders, partial withdrawals, annuitization or periodic withdrawals, or
o     a single sum payout upon death of the Owner or Annuitant.

A Market Value Adjustment may increase or decrease the amount payable on the above-described distributions. The formula for calculating Market Value Adjustments is detailed in Appendix A. Appendix A also includes examples of how Market Value Adjustments work.

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Application and Initial Contributions
The first step to purchasing The Schwab Fixed Annuity is to complete your Contract application and submit it with your initial minimum Contribution of $5,000; $2,000 if an IRA; or $1,000 if you are setting up an Automatic Contribution Plan. Initial Contributions can be made by check (payable to GWL&A) or transferred from a Schwab brokerage account.

If your application is complete, your Contract will be issued and your Contribution will be credited within two business days after receipt at the Annuity Administration Department. Acceptance is subject to sufficient information in a form acceptable to us. We reserve the right to reject any application or Contribution.

If your application is incomplete, the Annuity Administration Department will complete the application from information Schwab has on file or contact you by telephone to obtain the required information. If the information necessary to complete your application is not received within five business days at the Annuity Administration Department, we will return to you both your check and the application. If you provide consent we will retain the initial Contribution and credit it as soon as we have completed your application.

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Free Look Period
During the free look period (ten-days or longer where required by law), you may cancel your Contract. During the free look period, all Contributions will be allocated to one or more of the available Guarantee Periods in accordance with your instructions in the application and will be effective upon the Transaction Date.

Contracts returned during the free look period will be void from the date we issued the Contract and the greater of the following will be refunded:
o       Contributions less withdrawals and distributions, or
o       The Annuity Account Value.

If you exercise the free look privilege, you must return the Contract to Great-West or to the Annuity Administration Department.

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Subsequent Contributions
Once your application is complete and we have received your initial Contribution, you can make subsequent Contributions at any time prior to the Payout Commencement Date, as long as the Annuitant is living. Additional Contributions must be at least $500 or $100 if made via an Automatic Contribution Plan. Total Contributions may exceed $1,000,000 with our prior approval.

Subsequent Contributions can be made by check or via an Automatic Contribution Plan directly from your bank or savings account. You can designate the date you'd like your subsequent Contributions deducted from your account each month. If you make subsequent Contributions by check, your check should be payable to GWL&A.

You'll receive a confirmation of each Contribution you make upon its acceptance.

Great-West reserves the right to modify the limitations set forth in this section.

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Annuity Account Value
Prior to the Annuity Commencement Date, your Annuity Account Value is the sum of your Fixed Account Value under your Contract.

Unlike a brokerage account, amounts held under a Contract are not covered by the Securities Investor Protection Corporation ("SIPC").

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Transfers
Prior to the Annuity Commencement Date you may Transfer all or part of your Annuity Account Value among the available Guarantee Periods by telephone, by sending a Request to the Annuity Administration Department or by calling our touch-tone account and trading service.

Your Request must specify:
o   the amounts being Transferred,
o   the Guarantee Period(s) from which the Transfer is to be made, and
o   the Guarantee Period(s) that will receive the Transfer.

Currently, there is no limit on the number of Transfers you can make during any calendar year. However, we reserve the right to limit the number of Transfers you make.

There is no charge for the first twelve Transfers each calendar year, but there will be a charge of $10 for each additional Transfer made. The charge will be deducted from the amount Transferred. All Transfers made on a single Transaction Date will count as only one Transfer toward the twelve free Transfers.

A Transfer generally will be effective on the date the Request for Transfer is received by the Annuity Administration Department if received before 4:00 p.m. Eastern time. Requests received after 4:00 p.m. Eastern time will be effective on the next business day we and the NYSE are open for business. Under current tax law, there will not be any tax liability to you if you make a Transfer.

We will use reasonable procedures to confirm that Requests communicated by telephone are genuine such as:
o requiring some form of personal identification prior to acting on instructions,
o       providing written confirmation of the transaction and/or
o       tape recording the instructions given by telephone.

If we follow such procedures we will not be liable for any losses due to unauthorized or fraudulent instructions.

We reserve the right to suspend telephone transaction privileges at any time, for some or all Contracts, and for any reason.

When you make a Transfer from amounts in a Guarantee Period before the Guarantee Period Maturity Date, the amount Transferred may be subject to a Market Value Adjustment as discussed on page 9. If you request in advance to Transfer amounts from a maturing Guarantee Period upon maturity, your Transfer will not count toward the 12 free Transfers and no Transfer fees will be charged.

Possible Restrictions
We reserve the right without prior notice to modify, restrict, suspend or eliminate the Transfer privileges (including telephone Transfers) at any time. We reserve the right to require that all Transfer requests be made by you and not by your designee and to require that each Transfer request be made by a separate communication to us. We also reserve the right to require that each Transfer request be submitted in writing and be signed by you

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Cash Withdrawals
You may withdraw all or part of your Annuity Account Value at any time during the life of the Annuitant and prior to the Annuity Commencement Date by submitting a written withdrawal Request to the Annuity Administration Department. Withdrawal Requests are not permitted by telephone. Withdrawals are subject to the rules below and federal or state laws, rules or regulations may also apply. The amount payable to you if you surrender your Contract is your Annuity Account Value, with any applicable Market Value Adjustment and with any applicable Surrender Charge, on the Effective Date of the withdrawal, less any applicable Premium Tax. No withdrawals may be made after the Annuity Commencement Date annuity payouts begin.

If you request a partial withdrawal, your Annuity Account Value will be reduced by the dollar amount withdrawn. A Market Value Adjustment may apply. Market Value Adjustments are discussed on page 9.

Partial withdrawals are unlimited. However, you must specify the Guarantee Period(s) from which the withdrawal is to be made. After any partial withdrawal, if your remaining Annuity Account Value is less than $2,000, then a full surrender may be required. The minimum partial withdrawal (before application of the MVA) is $500.

The following terms apply to withdrawals:
o Partial withdrawals or surrenders are not permitted after the Annuity Commencement Date.
o       A partial withdrawal or surrender will be effective upon the Transaction
        Date.
o A partial withdrawal or surrender may be subject to the Market Value Adjustment provisions, and the Guarantee Period Fund provisions of the Contract.
o       A partial withdrawal or surrender may be subject to a Surrender Charge.

Withdrawal Requests must be in writing with your original signature. If your instructions are not clear, your Request will be denied and no surrender or partial withdrawal will be processed.

After a withdrawal of all of your Annuity Account Value, or at any time that your Annuity Account Value is zero, all your rights under the Contract will terminate.

Withdrawals to Pay Investment Manager or Financial Advisor Fees
You may request partial withdrawals from your Annuity Account Value and direct us to remit the amount withdrawn directly to your designated Investment Manager or Financial Advisor (collectively "Consultant"). A withdrawal request for this purpose must meet the $500 minimum withdrawal requirements and comply with all terms and conditions applicable to partial withdrawals, as described above. Tax consequences of withdrawals are detailed below, but you should consult a competent tax advisor prior to authorizing a withdrawal from your Annuity Account to pay Consultant fees.

Tax Consequences of Withdrawals
Withdrawals made for any purpose may be taxable--including payments made by us directly to your Consultant.

In addition, the Code may require us to withhold federal income taxes from withdrawals and report such withdrawals to the IRS. If you request partial withdrawals to pay Consultant fees, your Annuity Account Value will be reduced by the sum of the fees paid to the Consultant and the related withholding.

You may elect, in writing, to have us not withhold federal income tax from withdrawals, unless withholding is mandatory for your Contract. If you are younger than 59 1/2, the taxable portion of any withdrawal is generally considered to be an early withdrawal and is subject to an additional federal penalty tax of 10%.

Some states also require withholding for state income taxes. For details about state withholding, please see "Federal Tax Matters" on page 16.

If you are interested in this Contract as an IRA, please refer to Section 408 of the Code for limitations and restrictions on cash withdrawals.

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Death Benefit
Before the Annuity Commencement Date when annuity payouts begin, the Death Benefit, if any, will be equal to the greater of:

o the Annuity Account Value with an MVA, if applicable, as of the date a Request for payout is received, less any Premium Tax, or
o the sum of Contributions, less partial withdrawals and/or periodic withdrawals, less any Premium Tax.

The Death Benefit will become payable following our receipt of the Beneficiary's claim in good order. When an Owner or the Annuitant dies before the Annuity Commencement Date and a Death Benefit is payable to a Beneficiary, the Death Benefit proceeds will remain invested according to the allocation instructions given by the Owner(s) until new allocation instructions are requested by the Beneficiary or until the Death Benefit is actually paid to the Beneficiary.

The amount of the Death Benefit will be determined as of the date payouts begin.

Subject to the distribution rules below, payout of the Death Benefit may be made as follows:

o    payout in a single sum that may be subject to a Market Value Adjustment,
o payout under any of the annuity options provided under this Contract that may be subject to a Market Value Adjustment, or
o payout on the Guarantee Period Maturity Date in order that the payment will not be subject to a Market Value Adjustment.


Any payment within six months of the Guarantee Period Maturity Date will not be subject to a Market Value Adjustment.


In any event, no payout of benefits provided under the Contract will be allowed that does not satisfy the requirements of the Code and any other applicable federal or state laws, rules or regulations.

Beneficiary
You may select one or more Beneficiaries. If more than one Beneficiary is selected, they will share equally in any Death Benefit payable unless you indicate otherwise. You may change the Beneficiary any time before the Annuitant's death.

A change of Beneficiary will take effect as of the date the Request is processed by the Annuity Administration Department, unless a certain date is specified by the Owner. If the Owner dies before the Request is processed, the change will take effect as of the date the Request was made, unless we have already made a payout or otherwise taken action on a designation or change before receipt or processing of such Request. A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except as allowed by law.

The interest of any Beneficiary who dies before the Owner or the Annuitant will terminate at the death of the Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after the death of an Owner or the Annuitant will also terminate if no benefits have been paid to such Beneficiary, unless the Owner otherwise indicates by Request. The benefits will then be paid as though the Beneficiary had died before the deceased Owner or Annuitant. If no Beneficiary survives the Owner or Annuitant, as applicable, we will pay the Death Benefit proceeds to the Owner's estate.

If the Beneficiary is not the Owner's surviving spouse, she/he may elect, not later than one year after the Owner's date of death, to receive the Death Benefit in either a single sum or payout under any of the fixed annuity options available under the Contract, provided that:
o such annuity is distributed in substantially equal installments over the life or life expectancy of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary and
o such distributions begin not later than one year after the Owner's date of death.

If an election is not received by Great-West from a non-spouse Beneficiary and substantially equal installments begin no later than one year after the Owner's date of death, then the entire amount must be distributed within five years of the Owner's date of death. The Death Benefit will be determined as of the date the payouts begin.

If a corporation or other non-individual entity is entitled to receive benefits upon the Owner's death, the Death Benefit must be completely distributed within five years of the Owner's date of death.

Distribution of Death Benefit
Death of Annuitant
Upon the death of the Annuitant while the Owner is living, and before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary unless there is a Contingent Annuitant.

If a Contingent Annuitant was named by the Owner(s) prior to the Annuitant's death, and the Annuitant dies before the Annuity Commencement Date while the Owner and Contingent Annuitant are living, no Death Benefit will be payable and the Contingent Annuitant will become the Annuitant.

If the Annuitant dies after the Annuity Commencement Date and before the entire interest has been distributed, any benefit payable must be distributed to the Beneficiary according to and as rapidly as under the payout option which was in effect on the Annuitant's date of death.

If the deceased Annuitant is an Owner, or if a corporation or other non-individual is an Owner, the death of the Annuitant will be treated as the death of an Owner and the Contract will be subject to the "Death of Owner" provisions described below.

Death of Owner Who Is Not the Annuitant
If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner, the Joint Owner becomes the Owner and Beneficiary and the Death Benefit will be paid to the Joint Owner or the Joint Owner may elect to continue the Contract in force.

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Contingent Annuitant
While the Annuitant is living, you may, by Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the Request is processed at the Annuity Administration Department, unless a certain date is specified by the Owner(s). Please note, you are not required to designate a Contingent Annuitant.
--------------------------------------------------------------------------------

If the Owner dies after the Annuity Commencement Date and before the entire interest has been distributed while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant as rapidly as under the payout option applicable on the Owner's date of death. All rights granted the Owner under the Contract will pass to any surviving Joint Owner and, if none, to the Annuitant.

In all other cases, we will pay the Death Benefit to the Beneficiary even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.

Death of Owner Who Is the Annuitant
If there is a Joint Owner who is the surviving spouse of the deceased Owner and a Contingent Annuitant, the Joint Owner becomes the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Contract will continue in force.

If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, Annuitant and Beneficiary and may elect to take the Death Benefit or continue the Contract in force.

In all other cases, we will pay the Death Benefit to the Beneficiary, even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), Annuitant and/or Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.

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Charges and Deductions
No amounts will be deducted from your Contributions except for any applicable Premium Tax. As a result, the full amount of your Contributions (less any applicable Premium Tax) are invested in the Contract.

As more fully described below, charges under the Contract are assessed only as deductions for:
o       Certain Transfers,
o       Surrender Charges, and
o       Premium Tax, if applicable.

Transfer Fee
There will be a $10 charge for each Transfer in excess of 12 Transfers in any calendar year. We do not expect a profit from the Transfer fee.

Surrender Charge
We may deduct a maximum Surrender Charge of three percent (3%) from amounts withdrawn or distributed within the first three Contract years. The Surrender Charge applies to the amounts withdrawn or distributed after they have been adjusted by any applicable Market Value Adjustment. The applicable Surrender Charge will decrease over time as indicated in the table below.

Years Completed            Percentage of
                           Distribution
-------------------------- -----------------------
1                          3%
2                          2%
3                          1%
4+                         0%

Premium Tax
We may be required to pay state Premium Taxes or retaliatory taxes currently ranging from 0% to 3.5% in connection with Contributions or values under the Contracts. Depending upon applicable state law, we will deduct charges for the Premium Taxes we incur with respect to your Contributions, from amounts withdrawn, or from amounts applied on the Payout Commencement Date. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Contribution, depending on applicable state law.

Other Taxes
Under present laws, we will incur state or local taxes (in addition to the Premium Tax described above) in several states. No charges are currently made for taxes other than Premium Tax. However, we reserve the right to deduct charges in the future for federal, state, and local taxes or the economic burden resulting from the application of any tax laws that we determine to be attributable to the Contract.

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Payout Options
During the period beginning on and following the Payout Commencement Date, you can choose to receive payouts in three ways--through periodic withdrawals, fixed annuity payouts or in a single, lump-sum payment. The Payout Commencement Date must be at least one year after the Effective Date of the Contract. If you do not select a Payout Commencement Date, payouts will begin on the first day of the month of the Annuitant's 91st birthday.

You may change the Payout Commencement Date within 30 days prior to commencement of payouts or your Beneficiary may change it upon the death of the Owner.

If this is an IRA, payouts which satisfy the minimum distribution requirements of the Code must begin no later than April 1 of the calendar year following the calendar year in which you become age 70 1/2.

Periodic Withdrawals
You may request that all or part of the Annuity Account Value be applied to a periodic withdrawal option. The amount applied to a periodic withdrawal is the Annuity Account Value with any applicable MVA, less any applicable Surrender Charge, less Premium Tax, if any.

In requesting periodic withdrawals, you must elect:
o    The withdrawal frequency of either 1-, 3-, 6- or 12-month intervals.
o    A minimum withdrawal amount of at least $100.
o    The calendar day of the month on which withdrawals will be made.
o One of the periodic withdrawal payout options discussed below-- you may change the withdrawal option and/or the frequency once each calendar year.

Your withdrawals may be prorated across the Guarantee Period Fund in proportion to their assets. Or, they can be made specifically from a Guarantee Period(s) until they are depleted. Then, we will automatically prorate the remaining withdrawals against any remaining Guarantee Period(s) assets unless you request otherwise.

While periodic withdrawals are being received:
o You may continue to exercise all contractual rights, except that no Contributions may be made.
o A Market Value Adjustment, if applicable, will be assessed for periodic withdrawals from Guarantee Periods made six or more months prior to their Guarantee Period Maturity Date.
o You may keep the same Guarantee Periods as were in force before periodic withdrawals began.
o Surrender Charges and/or any other charges and fees under the Contract continue to apply.
o Maturing Guarantee Periods renew into the shortest Guarantee Period then available.


Periodic withdrawals will cease on the earlier of the date:
o the amount elected to be paid under the option selected has been reduced to zero,
o       the Annuity Account Value is zero,
o       you request that withdrawals stop,
o       you purchase an annuity, or
o       the Owner or the Annuitant dies.

If periodic withdrawals stop, you may resume making Contributions. However, we may limit the number of times you may restart a periodic withdrawal program.

Periodic withdrawals made for any purpose may be taxable, subject to withholding and to the 10% federal penalty tax if you are younger than age 59 1/2. IRAs are subject to complex rules with respect to restrictions on and taxation of distributions, including penalty taxes.


--------------------------------------------------------------------------------
If  you  choose  to  receive  payouts  from  your  Contract   through   periodic
withdrawals,  you may select from the following  payout options:
o Income for a specified period (at least 36 months)--You elect the length of time over which withdrawals will be made. The amount paid will vary based on the duration you choose.
o Income of a specified amount (at least 36 months)--You elect the dollar amount of the withdrawals. Based on the amount elected, the duration may vary.
o Interest only--Your withdrawals will be based on the amount of interest credited to the Guarantee Period Fund between withdrawals.
o Minimum distribution--If you are using this Contract as an IRA, you may request minimum distributions as specified under Code Section 401(a)(9).
o Any other form of periodic withdrawal acceptable to Great-West which is for a period of at least 36 months.
--------------------------------------------------------------------------------

In accordance with the provisions outlined in this section, you may request a periodic withdrawal to remit fees paid to your Investment Manager or Financial Advisor. There may be income tax consequences to any periodic withdrawal made for this purpose. Please see "Cash Withdrawals" on page 11 and "Federal Tax Matters" on page .

Annuity Payout Information
You can choose the Annuity Commencement Date either when you purchase the Contract or at a later date. The date you choose must be at least one year after the Effective Date of theContract. If you do not select an Annuity Commencement Date, payouts will begin on the first day of the month of the Annuitant's 91st birthday. You can change your selection at any time up to 30 days before the Annuity Commencement Date you selected.

If you have not elected a payout option within 30 days of the Annuity Commencement Date, your Annuity Account Value will be paid out as a fixed life annuity with a guarantee period of 20 years.

The amount to be paid out is the Annuity Account Value on the Annuity Commencement Date. The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payout option is $2,000 with a Market Value Adjustment, if applicable. If after the Market Value Adjustment, your Annuity Account Value is less than $2,000, we may pay the amount in a single sum subject to the Contract provisions applicable to a partial withdrawal.

--------------------------------------------------------------------------------
You may select from the following payout options:
o Income of specified amount--The amount applied under this option may be paid in equal annual, semi-annual, quarterly or monthly installments in the dollar amount elected for not more than 240 months.
o Income for a specified period--Payouts are paid annually, semi-annually, quarterly or monthly, as elected, for a selected number of years not to exceed 240 months.
o Fixed life annuity with guaranteed period--This option provides monthly payouts during a guaranteed period or for the lifetime of the Annuitant, whichever is longer. The guaranteed period may be 5, 10, 15 or 20 years.
o Fixed life annuity--This option provides for monthly payouts during the lifetime of the Annuitant. The annuity ends with the last payout due prior to the death of the Annuitant. Since no minimum number of payouts is guaranteed, this option may offer the maximum level of monthly payouts. It is possible that only one payout may be made if the Annuitant died before the date on which the second payout is due.
o    Any other form of a fixed annuity acceptable to us.
--------------------------------------------------------------------------------

A portion or the entire amount of the annuity payouts may be taxable as ordinary income. If, at the time the annuity payouts begin, we have not received a proper written election not to have federal income taxes withheld, we must by law withhold such taxes from the taxable portion of such annuity payouts and remit that amount to the federal government (an election not to have taxes withheld is not permitted for certain distributions from Qualified Contracts). State income tax withholding may also apply. Please see "Federal Tax-Matters" below for details.


Annuity IRAs
The annuity date and options available for IRAs may be controlled by endorsements, the plan documents, or applicable law.

Under the Code, a Contract purchased and used in connection with an Individual Retirement Account or with certain other plans qualifying for special federal income tax treatment is subject to complex "minimum distribution" requirements. Under a minimum distribution plan, distributions must begin by a specific date and the entire interest of the plan participant must be distributed within a certain specified period of time. The application of the minimum distribution requirements vary according to your age and other circumstances.

--------------------------------------------------------------------------------
Seek Tax Advice

The following discussion of the federal income tax consequences is only a brief summary and is not intended as tax advice. The federal income tax consequences discussed here reflect our understanding of current law which may change. Federal estate tax consequences and state and local estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract depend on your individual circumstances or the circumstances of the person who receives the distribution. A tax adviser should be consulted for further information.


--------------------------------------------------------------------------------
Federal Tax Matters
The following discussion is a general description of federal income tax considerations relating to the Contracts and is not intended as tax advice. This discussion assumes that the Contract qualifies as an annuity contract for federal income tax purposes. This discussion is not intended to address the tax consequences resulting from all situations. If you are concerned about these tax implications relating to the ownership or use of the Contract, you should consult a competent tax adviser before initiating any transaction.

--------------------------------------------------------------------------------
Because tax laws, rules and regulations are constantly changing, we do not make any guarantees about the Contract's tax status.
--------------------------------------------------------------------------------

This discussion is based upon our understanding of the present federal income tax laws as they are currently interpreted by the Internal Revenue Service. No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the Internal Revenue Service. Moreover, no attempt has been made to consider any applicable state or other tax laws.

The Contract may be purchased on a non-tax qualified basis ("Non-Qualified Contract") or purchased as an individual retirement annuity ("Annuity IRA"). The ultimate effect of federal income taxes on the amounts held under a Contract, on annuity payouts, and on the economic benefit to you, the Annuitant, or the Beneficiary may depend on the type of Contract, and on the tax status of the individual concerned.

Certain requirements must be satisfied in purchasing an Annuity IRA and receiving distributions from an Annuity IRA in order to continue receiving favorable tax treatment. As a result, purchasers of Annuity IRAs should seek competent legal and tax advice regarding the suitability of the Contract for their situation, the applicable requirements and the tax treatment of the rights and benefits of the Contract. The following discussion assumes that an Annuity IRA is purchased with proceeds and/or Contributions that qualify for the intended special federal income tax treatment.

Taxation of Annuities
Section 72 of the Code governs the taxation of the Contracts. You, as a "natural person" will not generally be taxed on increases, if any, in the value of your Annuity Account Value until a distribution of all or part of the Annuity Account Value occurs (for example, a withdrawal or an annuity payout under the annuity payout option). However, an assignment, pledge, or agreement to assign or pledge any portion of the Annuity Account Value of a Non-Qualified Contract will be treated as a withdrawal of such portion. An Annuity IRA may not be assigned as collateral. The taxable portion of a withdrawal (in the form of a single sum payout or an annuity) is taxable as ordinary income.

As a general rule, if a Non-Qualified Contract is owned by an entity that is not a natural person (for example, a corporation or certain trusts), the Contract will not be treated as an annuity contract for federal tax purposes. Such an Owner generally must include in income any increase in the excess of the Annuity Account Value over the "investment in the Contract" (discussed below) during each taxable year. The rule does not apply where the non-natural person is merely the nominal Owner that holds the Contract as an agent for a natural person.

The rule also does not apply where:
o       The Contract is acquired by the estate of a decedent.
o       The Contract is an Annuity IRA.
o       The Contract is a qualified funding asset for a structured settlement.
o The Contract is purchased on behalf of an employee upon termination of a qualified plan.

The following discussion generally applies to a Contract owned by a natural person.

Withdrawals
In the case of a withdrawal under a Non-Qualified Contract, partial withdrawals, including periodic withdrawals that are not part of an annuity payout, are generally treated as taxable income and taxed at ordinary income tax rates to the extent that the Annuity Account Value immediately before the withdrawal exceeds the "investment in the Contract" at that time. The "investment in the Contract" generally equals the amount of any nondeductible Contributions paid by or on behalf of any individual less any withdrawals that were excludable from income. Full surrenders are treated as taxable income to the extent that the amount received exceeds the "investment in the Contract." The taxable portion of any annuity payout is taxed at ordinary income tax rates.

In the case of a withdrawal under an Annuity IRA, including withdrawals under the periodic withdrawal option, a portion of the amount received may be non-taxable. The amount of the non-taxable portion is generally determined by the ratio of the "investment in the Contract" to the individual's Annuity Account Value. Special tax rules may be available for certain distributions from an Annuity IRA.

Annuity payouts
Although the tax consequences may vary depending on the annuity form elected under the Contract, in general, only the portion of the annuity payout that represents the amount by which the Annuity Account Value exceeds an allocable portion of the "investment in the Contract" will be taxed. Once the investment in the Contract has been fully recovered, the full amount of any additional annuity payouts is taxable.

Penalty tax
For distributions from a Non-Qualified Contract, there may be a federal income tax penalty imposed equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions:
o    Made on or after the date on which the Owner reaches age 59 1/2.
o    Made as a result of death or disability of the Owner.
o Received in substantially equal periodic payouts (at least annually) for your life (or life expectancy) or joint lives (or the joint life expectancies) of you and the Beneficiary.

Other exceptions may apply to distributions from a Non-Qualified Contract. Similar exceptions from the penalty tax on distributions are provided for distributions from an Annuity IRA. For more details regarding this penalty tax and other exceptions that may be applicable, consult a competent tax adviser.

Taxation of Death Benefit Proceeds
Amounts may be distributed from the Contract because of the death of an Owner or the Annuitant. Generally such amounts are included in the income of the recipient as follows:

If distributed in a lump sum, they are taxed in the same manner as a full withdrawal, as described above.

If distributed under an annuity form, they are taxed in the same manner as annuity payouts, as described above.

Distribution at death
In order to be treated as an annuity contract, the terms of the Contract must provide the following two distribution rules:

If the Owner dies before the date annuity payouts start, the entire interest in the Contract must generally be distributed within five years after the date of you're the Owner's death. If payable to a designated Beneficiary, the distributions may be paid over the life of that designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, so long as payouts start within one year of you're the Owner's death. If the sole designated Beneficiary is your spouse, the Contract may be continued in the name of the spouse as Owner.

If the Owner dies on or after the date annuity payouts start, and before the entire interest in the Contract has been distributed, the remainder of the interest in the Contract will be distributed on the same or on a more rapid schedule than that provided for in the method in effect on the date of death.

If the Owner is not an individual, then for purposes of the distribution at death rules, the Primary Annuitant is considered the Owner. In addition, when the Owner is not an individual, a change in the Primary Annuitant is treated as the death of the Owner.

Distributions made to a Beneficiary upon the Owner's death from an Annuity IRA must be made pursuant to the rules in Section 401(a)(9) of the Code.

Transfers, Assignments or Exchanges
A transfer of ownership of a Contract, the designation of an Annuitant, Payee or other Beneficiary who is not also the Owner, or the exchange of a Contract may result in adverse tax consequences that are not discussed in this Prospectus.

Multiple Contracts
All deferred, Non-Qualified Annuity Contracts that are issued by Great-West (or our affiliates) to the same Owner during any calendar year will be treated as one annuity contract for purposes of determining the taxable amount.

Withholding
Non-Qualified Annuity Contracts and Annuity IRA distributions generally are subject to withholding at rates that vary according to the type of distribution and the recipient's tax status. Recipients, however, generally are provided the opportunity to elect not to have tax withheld from distributions. Certain distributions from IRAs are subject to mandatory federal income tax withholding.

Section 1035 Exchanges
Section 1035 of the Code provides that no gain or loss shall be recognized on the exchange of one insurance contract for another. Generally, contracts issued in an exchange for another annuity contract are treated as new for purposes of the penalty and distribution at death rules.

Individual Retirement Annuities
The Contract may be used with IRAs as described in Section 408 of the Code which permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity. Also, certain kinds of distributions from certain types of qualified and non-qualified retirement plans may be "rolled over" into an Annuity IRA following the rules set out in the Code, your Contract and IRA endorsement. If you purchase this Contract for use with an IRA, you will be provided with supplemental information. And, you have the right to revoke your purchase within seven days of purchase of the IRA Contract.

If a Contract is purchased to fund an IRA, the Annuitant must also be the Owner. In addition, if a Contract is purchased to fund an IRA, minimum distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. You should consult your tax adviser concerning these matters.

Various tax penalties may apply to Contributions in excess of specified limits, distributions that do not satisfy specified requirements, and certain other transactions. The Contract will be amended as necessary to conform to the requirements of the Code if there is a change in the law. Purchasers should seek competent advice as to the suitability of the Contract for use with IRAs.

When you make your initial Contribution, you must specify whether you are purchasing a Non-Qualified Contract or an IRA. If the initial Contribution is made as a result of an exchange or surrender of another annuity contract, we may require that you provide information with regard to the federal income tax status of the previous annuity contract.

We will require that you purchase separate Contracts if you want to invest money qualifying for different annuity tax treatment under the Code. For each separate Contract you will need to make the required minimum initial Contribution. Additional Contributions under the Contract must qualify for the same federal income tax treatment as the initial Contribution under the Contract. We will not accept an additional Contribution under a Contract if the federal income tax treatment of the Contribution would be different from the initial Contribution.

If a Contract is issued in connection with an employer's Simplified Employee Pension plan, Owners, Annuitants and Beneficiaries are cautioned that the rights of any person to any of the benefits under the Contract will be subject to the terms and conditions of the plan itself, regardless of the terms and conditions of the Contract.

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Assignments or Pledges
Generally, rights in the Non-Qualified Contract may be assigned or pledged for loans at any time during the life of the Annuitant. However, if the Contract is an IRA, you may not assign the Contract as collateral.

If a Non-Qualified Contract is assigned, the interest of the assignee has priority over your interest and the interest of the Beneficiary. Any amount payable to the assignee will be paid in a single sum.

A copy of any assignment must be submitted to the Annuity Administration Department. All assignments are subject to any action taken or payout made by Great-West before the assignment was processed. We are not responsible for the validity or sufficiency of any assignment.

If any portion of the Annuity Account Value is assigned or pledged for a loan, it will be treated as a withdrawal as discussed above under Taxation of Annuities. Please consult a competent tax adviser for further information.

--------------------------------------------------------------------------------
Distribution of the Contracts

BenefitsCorp Equities, Inc. ("BCE") is the principal underwriter and distributor of the Contracts. BCE is registered with the Securities and Exchange Commission as a broker/dealer and is a member of the National Association of Securities Dealers, Inc. (NASD). Its principal offices are located at 8515 East Orchard Road, Greenwood Village, Colorado, telephone 800-537-2033.

--------------------------------------------------------------------------------
SELECTED FINANCIAL DATA

The following is a summary of certain financial data of the Company. This summary has been derived in part from and should be read in conjunction with the Company's Consolidated Financial Statements. Note 1 in the financial statements discusses the significant accounting policies of the Company. Significant estimates are required to account for policy reserves, allowances for credit losses, deferred policy acquisition costs, and valuation of privately placed fixed maturities. Actual results could differ from those estimates.



                                                                  Years Ended December 31,

                                            ------------------------------------------------------------------------

               INCOME STATEMENT
                   DATA                     2002           2001           2000            1999           1998

         -------------------------------    -----------    -----------    ------------    -----------    -----------
                   [millions]
         Premium income                  $  1,120       $  1,203       $  1,332        $  1,163       $  995
         Fee income                         884            947            872             635            516
         Net investment income              919            935            925             876            897
         Net realized investment
           gains                            42             47             28              1              38

                                            -----------    -----------    ------------    -----------    -----------


         Total revenues                     2,965          3,132          3,157           2,675          2,446

         Policyholder benefits              1,593          1,696          1,746           1,582          1,462
         Operating expenses                 958            1,021          1,018           804            688

                                            -----------    -----------    ------------    -----------    -----------

         Total benefits and
           expenses excluding
           special charges                  2,551          2,717          2,764           2,386          2,150
         Income tax expense                 130            141            134             83             99

                                            -----------    -----------    ------------    -----------    -----------


         Net income before
           special charges                  284            274            259             206            197
         Special charges (net)                             81

                                            -----------    -----------    ------------    -----------    -----------

         Net income                      $  284         $  193         $  259          $  206         $  197

                                            ===========    ===========    ============    ===========    ===========


         Deposits for investment-
           type contracts                $  691         $  627         $  835          $  634         $  1,344
         Deposits to separate
           accounts                         2,461          3,240          3,105           2,583          2,208
         Self-funded premium
           equivalents                      5,228          5,721          5,181           2,979          2,606

                 BALANCE SHEET                                     Years Ended December 31,

                                            ------------------------------------------------------------------------

                      DATA                     2002           2001           2000            1999           1998

         -------------------------------    -----------    -----------    ------------    -----------    -----------

                   [millions]
         Investment assets               $  14,556      $  14,240      $  13,689       $  13,058      $  13,671
         Separate account assets            11,338         12,585         12,381          12,820         10,100
         Total assets                       27,656         28,818         27,897          27,530         25,123
         Total policy benefit
           liabilities                      13,007         12,931         12,825          12,341         12,583
         Due to GWL                         34             42             43              35             52
         Due to GWL&A Financial             171            215            171             175
         Total shareholder's
           equity                           1,664          1,470          1,427           1,167          1,199


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

ORGANIZATION AND CORPORATE STRUCTURE

The Company is a stock life insurance company originally organized in 1907. The Company is domiciled in Colorado.

The Company is a wholly-owned subsidiary of GWL&A Financial Inc. (GWL&A Financial), a Delaware holding company. The Company is indirectly owned by Great-West Lifeco Inc. (Great-West Lifeco), a Canadian holding company. Great-West Lifeco operates in the U.S. through the Company and in Canada through its wholly owned subsidiary, The Great-West Life Assurance Company (Great-West
Life). Great-West Lifeco is a subsidiary of Power Financial Corporation (Power Financial), a Canadian holding company with substantial interests in the financial services industry. Power Corporation of Canada (Power Corporation), a Canadian holding and management company, has voting control of Power Financial. Mr. Paul Desmarais, through a group of private holding companies that he controls, has voting control of Power Corporation.

Shares of Great-West Lifeco, Power Financial, and Power Corporation are traded publicly in Canada.

BUSINESS OF THE COMPANY

The Company is authorized to engage in the sale of life insurance, accident and health insurance, and annuities. It is qualified to do business in all states in the United States (except New York) and in the District of Columbia, Puerto Rico, Guam, and the U.S. Virgin Islands. The Company conducts business in New York through its subsidiary, First Great-West Life & Annuity Insurance Company. The Company is also a licensed reinsurer in the state of New York. Based on the latest available December 31, 2001 data, the Company ranks 29th in terms of admitted assets of all U.S. life insurance companies.

The Company operates in the following two business segments:

   Employee Benefits          -  Life and health products for group clients.

   Financial                     Services - Savings products for public,
                                 private and non-profit employers,
                                 corporations and individuals (including
                                 401, 401(k), 403(b), 408, and 457 plans),
                                 and life insurance products for
                                 individuals and businesses.

Prior to 2002, the Employee Benefits segment marketed and administered the Company's 401(k) product. In 2002, the Financial Services division assumed responsibility for this product. The 2001 and 2000 segment information has been reclassified to account for this change.

On February 17, 2003, Great-West Lifeco announced a definitive agreement to acquire Canada Life Financial Corporation for $7.3 billion (Canadian). Canada Life is a Canadian based insurance company with business principally in Canada, the United Kingdom, the United States and Ireland. In the United States, Canada Life sells individual and group insurance and annuity products. Subject to required shareholder and regulatory approvals, the transaction is expected to close on July 10, 2003.

Canada Life's U.S. operations represented approximately $1.6 billion in annual revenue in 2002 and $7.4 billion in assets as of December 31, 2002. If the transaction proceeds, Canada Life's U.S. operations will be integrated with the Company's operations. The details of the integration are still to be determined.



The following discussion contains forward-looking statements. Forward-looking statements are statements not based on historical information and that relate to future operations, strategies, financial results, or other developments. In particular, statements using verbs such as "expected", "anticipate", "believe", or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements that represent the Company's beliefs concerning future or projected levels of sales of the Company's products, investment spreads or yields, or the earnings or profitability of the Company's activities. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Company specifically, such as credit, volatility, and other risks associated with the Company's investment portfolio and other factors. Readers are also directed to consider other matters, including any risks and uncertainties, discussed in documents filed by the Company and certain of its subsidiaries with the Securities and Exchange Commission.

Management's discussion and analysis of financial conditions and results of operations of the Company for the three years ended December 31, 2002 follows. This management discussion and analysis should be read in conjunction with the financial data contained in the Selected Financial Data and the Company's Consolidated Financial Statements.

COMPANY RESULTS OF OPERATIONS

        1.  Consolidated Results

The Company's consolidated net income decreased $8.8 million or 3.0% in 2002 when compared to 2001 (before one-time charges in 2001 of $80.9 million and operating losses of $18.7 million, net of tax, related to the Alta Health & Life Insurance Company (Alta) business). Alta was acquired by the Company on July 8, 1998. During 2001 and 2000 the Alta business continued to be run as a free-standing unit but was converted to the Company's systems and accounting processes. This conversion program resulted in significant issues related to pricing, underwriting, and administration of the business. The Company is transitioning Alta business to other Company products. All Alta sales and administration staff have become employees of the Company and the underwriting functions are conducted by the underwriting staff of the Company.

The Employee Benefits segment contributed $136.3 million and the Financial Services segment contributed $147.2 million to net income. Of total consolidated net income in 2002 and 2001 (before one-time charges and operating losses of Alta), the Employee Benefits segment contributed 48% and 56%, respectively, while the Financial Services segment contributed 52% and 44%, respectively.

In 2002, total revenues decreased $167.8 million or 5.4% to $3.0 billion when compared to 2001. The decline in revenues in 2002 was comprised of decreased premium income of $83.5 million, decreased fee income of $63.7 million, decreased net investment income of $15.4 million, and a $5.2 million decrease in realized investment gains. In 2001, total revenues decreased $25.0 million or 0.8% to $3.1 billion when compared to 2000. The decline in revenues in 2001 was comprised of decreased premium income of $128.9 million, increased fee income of $75.6 million, increased net investment income of $9.8 million and increased realized gains on investments of $18.5 million.

The decreased premium income in 2002 was comprised of a decline in Employee Benefits premium income and Financial Services premium income of $73.7 million and $9.8 million, respectively. The decline in premium income in the Employee Benefits segment reflected a 15.4% decline in medical members from 2.6 million in 2001 to 2.2 million in 2002. Financial Services experienced lower sales and higher terminations in 2002. The decreased premium income in 2001 was comprised of a decline in Employee Benefits premium income and Financial Services premium income of $108.1 million and $20.8 million, respectively. The decline in premium income in the Employee Benefits segment reflected a 18% decline in medical members from 3.2 million in 2000 to 2.6 million in 2001. The decline in premium income in the Financial Services segment was primarily due to lapses in the closed block of traditional life business.

Fee income in 2002 was comprised of Employee Benefits fee income and Financial Services fee income of $660.4 million and $223.1 million, respectively. The $5.2 million or 7.4% decline in Employee Benefits fee income is due to the decline in medical members. The $11 million or 4.7% decline in Financial Services fee income was primarily the result of weak U.S. equity markets. The increase in fee income in 2001 was comprised of Employee Benefits fee income and Financial Services fee income of $65.0 million and $10.7 million, respectively. The 10% growth in Employee Benefits fee income reflects a combination of an amendment to the New England reinsurance contract, significant price increases in the overall group health block of business, and fee increases from service providers. The growth in Financial Services fee income in 2001 was primarily the result of new sales and the increase in revenue from additional new participants in FASCorp. These increases more than offset the decreased fees on variable funds related to the weakness in the equity markets.

Total benefits decreased $103.8 million or 6.1% in 2002 when compared to 2001, reflecting lower group life and health claims primarily as a result of the decline in membership in the Employee Benefits segment. The decline from 2000 to 2001 was also the result of lower claims as a result of declining membership.

Total expenses decreased $63.0 million or 6.2% in 2002 when compared to 2001, before special charges, as the Company remains focused on reducing administrative costs. During 2002, Employee Benefits' operating expenses decreased $41 million due primarily to reduced administrative costs and medical membership. Financial Services' operating expenses decreased $22 million due primarily to decreased sales and lower premium income.

Income tax expense before special charges decreased $10.9 million or 7.7% in 2002 when compared to 2001. The decrease reflects a reduction in the liability for tax contingencies due to the completion of the 1994 - 1996 Internal Revenue Service examination. Income tax expense increased before special charges of $7.1 million or 5% in 2001 when compared to 2000. The increase reflects higher pre-tax earnings in 2001. See Note 11 to the Consolidated Financial Statements for a discussion of the Company's effective tax rates.

In evaluating its results of operations, the Company also considers net changes in deposits received for investment-type contracts, deposits to separate accounts, and self-funded equivalents. Self-funded equivalents represent paid claims under minimum premium and administrative services only contracts. These amounts approximate the additional premiums which would have been earned under such contracts if they had been written as traditional indemnity or HMO programs.

Deposits for investment-type contracts increased $161.2 million or 25.7% in 2002 when compared to 2001. Deposits for investment-type contracts decreased $208 million or 25% in 2001 when compared to 2000. The increase in 2002 was primarily attributable to one large case sale in the Financial Services segment. The decrease in 2001 was primarily attributable to the Financial Services segment, due to a drop in demand for fixed BOLI contracts due to low interest rates. This was replaced by the BOLI business moving to the separate account product (see below).

Deposits for separate accounts decreased $778.8 million or 24.0% in 2002 when compared to 2001. This decrease in 2002 is primarily due to a combination of lower 401(K) sales and higher 401(K) terminations as well as a decline in BOLI sales due to the nature of the BOLI business. Deposits for separate accounts increased $135 million or 4% in 2001 when compared to 2000. This increase in 2001 is primarily due to an increase in BOLI single premiums, which was offset somewhat by lower 401(k) deposits.

Self-funded premium equivalents decreased $492.4 million or 8.6% in 2002 when compared to 2001. This decrease was due to the membership decline in the Employee Benefits segment. Self-funded premium equivalents increased $540 million or 10% in 2001 when compared to 2000. This increase was due to the General American business ($307 million), Allmerica business ($166 million) and higher overall claims volume for the self-funded business.

Historically, the 401(k) business unit had been included with the Employee Benefits segment. In order to capitalize on administrative system efficiencies and group pension expertise, the 401(k) business is now administered by the Financial Services segment. As a result, prior period segment results have been reclassified to conform with this change.

         2.  Other Matters

On February 17, 2003, Great-West Lifeco announced a definitive agreement to acquire Canada Life Financial Corporation for $7.3 billion (Canadian). Canada Life is a Canadian based insurance company with business principally in Canada, the United Kingdom, the United States and Ireland. In the United States, Canada Life sells individual and group insurance and annuity products. Subject to required shareholder and regulatory approvals, the transaction is expected to close on July 10, 2003.

Canada Life's U.S. operations represented approximately $1.6 billion in annual revenue in 2002 and $7.4 billion in assets as of December 31, 2002. If the transaction proceeds, Canada Life's U.S. operations will be integrated with the Company's operations. The details of the integration are still to be determined.

Effective January 1, 2000, the Company co-insured the majority of General American Life Insurance Company's (General American) group life and health insurance business of which primarily consists of administrative services only and stop loss policies. The agreement converted to an assumption reinsurance agreement January 1, 2001. The Company assumed approximately $150 million of policy reserves and miscellaneous liabilities in exchange for $150 million of cash and miscellaneous assets from General American.

On October 6, 1999, the Company entered into a purchase and sale agreement with Allmerica Financial Corporation (Allmerica) to acquire via assumption reinsurance Allmerica's group life and health insurance business on March 1, 2000. This business primarily consists of administrative services only and stop loss policies. The in-force business was immediately co-insured back to Allmerica and then underwritten and retained by the Company upon each policy renewal date.

EMPLOYEE BENEFITS RESULTS OF OPERATIONS

The following is a summary of certain financial data of the Employee Benefits segment:

                                                                          Years Ended December 31,

                                                          ---------------------------------------------------------
         INCOME STATEMENT DATA                                  2002                2001                2000
         ---------------------------------------------    -----------------   -----------------    ----------------
                          [millions]
         Premiums                                      $  960               $ 1,033             $  1,142
         Fee income                                       661                 713                  648
         Net investment income                            68                  66                   71
         Net realized investment gains (losses)           9                   16                   (3)
                                                          -----------------   -----------------    ----------------

         Total revenues                                   1,698               1,828                1,858

         Policyholder benefits                            762                 859                  915
         Operating expenses                               733                 774                  780
                                                          -----------------   -----------------    ----------------
         Total benefits and expenses
           before special charges                         1,495               1,633                1,695
         Income tax expense                               67                  68                   57
                                                          -----------------   -----------------    ----------------

         Net income excluding special charges             136                 127                  106
         Special charges (net)                                                81
                                                          -----------------   -----------------    ----------------
         Net income                                    $  136               $ 46                $  106
                                                          =================   =================    ================

         Self-funded premium equivalents               $  5,228             $ 5,721             $  5,181

In the second quarter of 2001, the Company recorded a $127 million special charge ($80.9 million, net of tax), related to Alta. The principal components of the charge include a $46 million premium deficiency reserve related to under-pricing on the block of business, a $29 million reserve for doubtful premium receivables, a $28 million reserve for doubtful accident and health plan claim receivables, and a $24 million decrease in goodwill and other.

The Company established a premium deficiency reserve of $46 million (included in special charges previously discussed) on the Alta block of business in 2001. Releases of $18.7 million in 2001, $6.2 million in the first quarter of 2002, and $2.1 million in the second quarter of 2002 were made to offset the underwriting losses incurred on the under-priced block of business. During the first quarter of 2002 the reserve was reduced by $15 million ($9.8 million net of tax) and during the second quarter of 2002 the reserve was reduced by $4 million ($2.6 million, net of tax) based on an analysis of emerging experience which was more favorable than originally estimated. The balance of the premium deficiency reserve at December 31, 2002 was zero.

Net income, excluding special charges of $80.9 million after tax, increased 7.1% in 2002 and increased 20% in 2001. The improvement in earnings in 2002 reflected improved morbidity margins. The improvement in earnings in 2001 reflected favorable experience in realized investment gains, expense gains associated with higher fee income partially offset by a deterioration in morbidity (which negatively impacted stop-loss coverages), decreases in premiums due to membership declines, and increased bad debts due to the impact of the economic slowdown. During 2001, the Employee Benefits segment experienced increased medical costs and utilization trends which contributed to the deterioration in morbidity experience.

Equivalent premium revenue and fee income for group life and health decreased 8.3% from 2001 levels as the result of continued membership decline. This reduction is partially offset by increased pricing actions. Equivalent premium revenue and fee income for group life and health decreased 2.4% in 2001 from 2000 levels as the result of a decline in membership.

         Group Life and Health

In 2002, the sales and administration functions of the Company's 401(k) product was transferred from the Employee Benefits division to the Financial Services division. The Company's 40l(k) business and customers are discussed in the Financial Services Results of Operations which follows.

The Employee Benefits segment experienced a net decrease of 1,766 group health care customers (employer groups) during 2002. There was a 14.8% decrease in total health care membership from 2.6 million at the end of 2001 to 2.2 million at year-end 2002. POS and HMO members decreased 30.7% from 500,600 in 2001 to 346,900 in 2002.

  The Employee Benefits segment experienced a net decrease of 1,232 group health care customers (employer groups) during 2001. There was an 18% decrease in total health care membership from 3.2 million at the end of 2000 to 2.6 million at year-end 2001. POS and HMO members decreased 30% from 718,400 in 2000 to 500,600 in 2001.

Much of the health care decline in 2002 and 2001 can be attributed to terminations resulting from aggressive pricing related to target margins as well as a decrease in the employee base for existing group health care customers and the general decline in the economy. In 2001, the decline in membership was also, in part, due to difficulties with the implementation of a systems enhancement, which was resolved by the end of 2001.

         Outlook

The Company knows remaining competitive means focusing on the core disciplines that provide value to our clients, specifically: health care cost management, underwriting and product design management and sales force management. The Company also knows administration costs must remain at levels consistent with industry standards.

Medical service provider contracting efforts are critical to the Company's value equation in an environment of escalating medical costs. In 2003, the Company will increase spending to evaluate provider networks and provider recontracting. The Company will also continue to expand health care management and disease management programs for members with diabetes, asthma, coronary heart disease and other chronic illnesses.

The Company has expanded medical underwriting to ensure pricing is consistent with health care risk; an item that is difficult to estimate on smaller cases. Therefore, the Company is reducing its focus on cases with fewer than 50 members in 2003.

The Company continues to evaluate product design. The three-tier prescription drug program launched in 2001 proved very attractive to its clients and will continue in 2003. The Company reaffirmed its commitment to traditional, self-funded health plans.

The sales force reorganization will continue in 2003. The Company has discontinued new sales under the Alta, GenAm and New England names and has combined these teams with its own sales force to create a unified sales force organized along distribution channels. Resources will also be invested to enhance a unified brand identity.

The Company remains focused on reducing administrative costs. In 2002, the Employee Benefits segment achieved three main productivity improvements: 1) reduced the number of employees from approximately 6,600 in 2001 to fewer than 4,900 in 2002; 2) enhanced efficiencies through online billing and other internet-enabled functions; and 3) established significant claims payment efficiencies. The Company anticipates similar productivity strides in 2003 as a result of ongoing investments in process improvement and continued sales and claims payment offices consolidation.

In 2003, along with all other carriers in the industry, the Company will incur significant implementation and administrative costs associated with Administrative Simplification compliance federally mandated in HIPAA (the Health Insurance Portability and Accountability Act of 1996).

FINANCIAL SERVICES RESULTS OF OPERATIONS

The following is a summary of certain financial data of the Financial Services segment:


                                                                          Years Ended December 31,
                                                          ---------------------------------------------------------
         INCOME STATEMENT DATA                                  2002                2001                2000
         ---------------------------------------------    -----------------   -----------------    ----------------
                          [millions]
         Premiums                                      $  160               $ 170               $  190
         Fee income                                       223                 234                  224
         Net investment income                            851                 869                  854
         Net realized investment gains                    33                  31                   31
                                                          -----------------   -----------------    ----------------

         Total revenues                                   1,267               1,304                1,299

         Policyholder benefits                            831                 837                  831
         Operating expenses                               225                 247                  238
                                                          -----------------   -----------------    ----------------
         Total benefits and expenses                      1,056               1,084                1,069
                                                          -----------------   -----------------    ----------------
         Income from operations                           211                 220                  230
         Income tax expense                               63                  73                   77
                                                          -----------------   -----------------    ----------------

         Net income                                    $  148               $ 147               $  153
                                                          =================   =================    ================

         Deposits for investment-type
           contracts                                   $  691               $ 627               $  835
         Deposits to separate accounts                    2,461               3,240                3,105

Net income for Financial Services remained stable in 2002 but decreased 4% in 2001. The decrease in earnings from $153 million in 2000 to $147 million in 2001 reflects the reduction in earnings on the 401(k) product due to weak U.S. equity markets and higher terminations offset by increased investment income and improved mortality in the other product areas.

During 2002, the Company experienced lower sales in most of its product areas and higher termination rates. The Company was also negatively impacted by the weak U.S. equity markets. Offsetting these challenges was a decrease in operating expenses and effective management of investment margins on products which resulted in a relatively flat net income for the year.

Prior to 2002, the Employee Benefits segment marketed and administered corporate savings products (401(k) plans). In 2002, the Financial Services segment assumed responsibility for these products. The segment information above has been adjusted for this change.

         1.  Savings

The Financial Services segment's savings business is focused on group and individual fixed and variable annuities with a marketing emphasis on the public/non-profit pension market.

Premiums and deposits for investment-type contracts and separate accounts have increased $227.6 million or 17% from 2001 to 2002. The in-year growth was attributable primarily to a $115.3 million increase in deposits for investment-type contracts and a $121.2 million increase in deposits to separate accounts. The growth was primarily related to one large case sale.

Fee income decreased $1.8 million or 1.5% from $119.8 million in 2001 to $118.0 million in 2002. The decline in fee income in 2002 was the result of lower asset values in the separate accounts due to weak U.S. equity markets and higher terminations of participants in FASCorp. Fee income increased $8.6 million or 8% from $111.2 million in 2000 to $119.8 million in 2001. The growth in fee income in 2001 was the result of new sales and the increase in revenue from additional new participants in FASCorp. These increases more than offset the decreased fees on variable funds related to weak equity markets.

The Financial Services segment's core savings business is in the public/non-profit pension market. The assets of the public/non-profit business, including separate accounts but excluding Guaranteed Investment Contracts (GIC), decreased $92.5 million or 1.1% from $8.2 billion in 2001 to $8.1 billion in 2002. The decline was primarily the result of customers choosing alternative fixed income investment products.

The Financial Services segment's public/non-profit pension business experienced lower growth in 2002. The number of new participants in 2002 was 163,000 compared to 339,000 in 2001 and 233,000 in 2000. Terminations increased in 2002 to 101,000 compared to 72,000 and 63,000 in 2001 and 2000, respectively. This brings the total lives under administration to 1,331,100 in 2002 and 1,268,500 in 2001.

Customer demand for investment diversification continued during 2002 in spite of weak U.S. equity markets. New contributions to separate account business represented 62% of the total premium equivalents in 2002 versus 63% in 2001. The Company continues to expand the fund options available through its subsidiary Maxim Series Fund and through arrangements with external fund managers. Externally-managed funds offered to participants in 2002 included AIM, American Century, Ariel, Fidelity, Founders, INVESCO, Janus, Loomis Sayles, Templeton, and T. Rowe Price.

Customer participation in guaranteed separate accounts increased, as many customers prefer the security of fixed income securities and separate account assets. Assets under management for guaranteed separate account funds were $1,649.6 million in 2002 compared to $1,214.4 million in 2001 and $755.7 million in 2000.

FASCorp administered records for approximately 2,159,900 participants in 2002 versus 2,191,000 in 2001. FASCorp's fee income (including fee income from related parties) was $89.8 million, $72.4 million, and $63.8 million for the years ended, December 31, 2002, 2001, and 2000, respectively.

         2.  Life Insurance

The Company continued its approach to the design and distribution of traditional life insurance products, focusing on customer retention and expense management. At the same time, the Company continues to evaluate new individual markets. In 2002, the Company continued its efforts to partner with large financial institutions to deliver term life insurance to the mass market.

Individual life insurance revenue premiums and deposits for investment-type contract and separate accounts of $434.3 million in 2002 reflected a decrease of 55% or $527.6 million from 2001 levels. The decrease was primarily due to decreased BOLI separate account deposits.

In 1996, the U.S. Congress enacted legislation to phase out the tax deductibility of interest on policy loans on COLI products. Since then, renewal premiums and deposits for COLI products have decreased to $82.2 million in 2002 from $83.1 million in 2001 and $84.1 million in 2000 and the Company expects this decline to continue. The Company continues working closely with existing COLI customers to determine the options available to them.

As a result of these legislative changes, the Company has shifted its sales emphasis from COLI to the BOLI market. This product provides long-term benefits for employees and was not affected by the 1996 legislative changes. BOLI premiums and deposits were $170.9 million during 2002 compared to $547.9 million in 2001 and $581.9 million in 2000. The decrease in BOLI premiums and deposits in 2002 was the result of the lower fixed interest rates and recent negative publicity regarding this type of insurance product.

The term life insurance product marketed through banks and other financial institutions has experienced significant growth over the past several years. Policies sold totaled 53,400, 37,500 and 17,400 in the years 2002, 2001 and 2000, respectively. Although the sales of term life insurance were improved in 2002 and 2001, the premiums on these policies are smaller and, therefore, were not a significant offset to the large decrease in BOLI premiums.

Fee income for the individual lines in 2002 was $18.1 million compared to $17.9 million in 2001 and $8.2 million in 2000. The increase relates to strong sales of BOLI separate accounts in prior years.

         3.  401(k)

401(k) premiums and deposits for investment-type contracts and separate accounts decreased 23% in 2002 to $1.4 billion compared to a 7% decrease in 2001 as a result of lower sales and higher terminations in both years.

The 401(k) block of business under administration totaled 6,012 employer groups and 477,300 individual participants in 2002, compared to 6,447 employer groups and 545,800 individual participants in 2001 and 6,514 employer groups and 551,000 individual participants in 2000.

In addition to the Company's affiliate-managed funds, the Company offers externally-managed funds from recognized mutual funds companies such as AIM, Fidelity, Putnam, American Century, Founders, and T. Rowe Price. Assets under administration in 401(k) decreased 15% in 2002 to $6.4 billion and decreased 7% from 2000 to 2001. The decrease in both years was due to the impact of lower U.S. equity markets and the reduction in the number of participants.

To promote long-term asset retention, the Company in 2002 enhanced a number of products and services including prepackaged "lifestyle" funds (the Profile Series), expense reductions for high-balance accounts, a rollover IRA product, more effective enrollment communications and one-on-one retirement planning assistance.

         4.  Outlook

Market pressures have led the government agencies to introduce employer-matching plans that should also increase the number of potential government employees who will be contributing to retirement plans.

Continued management emphasis on the reduction of unit costs in the FASCorp administration is designed to allow the Company to remain competitive in the recordkeeping market.

Individual insurance policy sales through banks are expected to increase in the year 2003. Distribution channels are presently established and management plans to expand with additional bank partners in 2003.

In 2002, the Financial Services division assumed responsibility for the development and administration of the Company's 401(k) product. At the end of 2002, the division established a new, focused marketing strategy for the 401(k) product. A new customer relationship management group has also been established with the goal of establishing stronger relationships with existing 401(k) customers and improving persistency.

INVESTMENT OPERATIONS

The Company's primary investment objective is to acquire assets with duration and cash flow characteristics reflective of the Company's liabilities, while meeting industry, size, issuer, and geographic diversification standards. Formal liquidity and credit quality parameters have also been established.

The Company follows rigorous procedures to control interest rate risk and observes strict asset and liability matching guidelines. These guidelines ensure that even under changing market conditions, the Company's assets will meet the cash flow and income requirements of its liabilities. Using dynamic modeling to analyze the effects of a range of possible market changes upon investments and policyholder benefits, the Company ensures that its investment portfolio is appropriately structured to fulfill financial obligations to its policyholders.

A summary of the Company's general account invested assets follows:

                                   [Millions]                                       2002                 2001
         ----------------------------------------------------------------     -----------------    -----------------

         Fixed maturities, available-for-sale, at fair value              $   10,371            $  10,116
         Mortgage loans                                                       417                  613
         Real estate and common stock                                         94                   85
         Short-term investments                                               710                  425
         Policy loans                                                         2,964                3,001
                                                                              -----------------    -----------------

           Total invested assets                                          $   14,556            $  14,240
                                                                              =================    =================

      1. Fixed Maturities

Fixed maturity investments include public and privately placed corporate bonds, government bonds, and mortgage-backed and asset-backed securities. The Company's strategy related to mortgage-backed and asset-backed securities is to focus on those with lower volatility and minimal credit risk. The Company does not invest in higher risk collateralized mortgage obligations such as interest-only and principal-only strips, and currently has no plans to invest in such securities.

Private placement investments are generally less marketable than publicly traded assets, yet they typically offer enhanced covenant protection that allows the Company, if necessary, to take appropriate action to protect its investment. The Company believes that the cost of the additional monitoring and analysis required by private placements is more than offset by their enhanced yield.

One of the Company's primary objectives is to ensure that its fixed maturity portfolio is maintained at a high average quality, so as to limit credit risk. If not externally rated, the securities are rated by the Company on a basis intended to be similar to that of the rating agencies.

During the fourth quarter of 2000, the Company transferred all securities classified as held-to-maturity into the available-for-sale category. See the Company's Financial Statements, Note 7 for further discussion related to this transfer.

At December 31, 2002, the Company had four bonds in default representing a carrying value of $24.3 million (0.2% of the total fixed maturity investment portfolio), compared to nine bonds representing $71.1 million (0.7% of the total fixed maturity investment portfolio), for 2001.

The distribution of the fixed maturity portfolio by credit rating is summarized as follows:

                               Credit Rating                               2002                  2001
              -------------------------------------------------      ------------------    -----------------

              AAA                                                    58.9%                 57.9%
              AA                                                     8.9                   9.2
              A                                                      15.2                  14.2
              BBB                                                    14.4                  16.4
              BB and below (non-investment grade)                    2.6                   2.3
                                                                     ------------------    -----------------

                TOTAL                                                100.0%                100.0%
                                                                     ==================    =================


      2. Mortgage Loans

During 2002, the mortgage loan portfolio declined 32% to $417 million, net of impairment reserves. The Company has not actively sought new mortgage loan opportunities since 1989 and, as such, has experienced an ongoing reduction in this portfolio's balance.

The Company follows a comprehensive approach to the management of mortgage loans that includes ongoing analysis of key mortgage characteristics such as debt service coverage, net collateral cash flow, property condition, loan-to-value ratios, and market conditions. Collateral valuations are performed for those mortgages that after review are determined by management to present possible risks and exposures. These valuations are then incorporated into the determination of the Company's allowance for credit losses.

The average balance of impaired loans decreased to $31.2 million in 2002 compared with $31.6 million in 2001, and there were no foreclosures in 2002, compared to $10.6 million in 2001. The low levels of problematic mortgage loans relative to the Company's overall balance sheet are due to the ongoing decrease in the size of the mortgage loan portfolio, the Company's active loan management program and overall strength in market conditions.

Occasionally, the Company elects to restructure certain mortgage loans if the economic benefits to the Company are believed to be more advantageous than those achieved by acquiring the collateral through foreclosure. At December 31, 2002 and 2001, the Company's loan portfolio included $40.3 million and $56.3 million, respectively, of non-impaired restructured loans.

         3.  Derivatives

The Company uses certain derivatives, such as futures, options, and swaps, for purposes of hedging interest rate, market and foreign exchange risks. These derivatives, when taken alone, may subject the Company to varying degrees of market and credit risk; however, when used for hedging, these instruments typically reduce risk. The Company controls the credit risk of its financial contracts through established credit approvals, limits, and monitoring procedures. The Company has also developed controls within its operations to ensure that only Board authorized derivative transactions are executed. In addition, the Company uses derivatives to synthetically create investments that are either more expensive to acquire, or otherwise unavailable, in the cash markets. Note 1 to the Consolidated Financial Statements contains a discussion of the Company's outstanding derivatives.

         4.  Outlook

The U.S. economic recovery is proving to be sluggish and uneven. The Company expects growth to be below trend for the next few quarters, gaining momentum through the second half of 2003. Currently, economic indicators are mixed. Expectations are for domestic real GDP growth in 2002 and 2003 of approximately 2.5%. Globally, economies remain weak with the exception of China.

The Federal Reserve Board responded aggressively to weaker than expected economic data with a 50 basis point cut in the Fed Funds rate to 1.25% at the November 2002 meeting. While stimulative policy and strong underlying productivity growth were expected to restore the economy to a sustainable trend rate of growth, persistent stock market weakness has undercut monetary policy stimulus and economic risks are biased to a below potential growth scenario.

Interest rates across the curve bottomed in early October after declining to levels not experienced since the 1960's, rising modestly since then. It is likely that inflation and yields will stay relatively low over the intermediate term, providing the Federal Reserve Board significant latitude to allow the economy to gain some momentum before they begin to resume an upward bias.

The Company's investment portfolio is well positioned for the current interest rate environment. The portfolio is well diversified and comprised of high quality, relatively stable assets. The Company opportunistically added exposure in investment grade corporate securities at historically wide spreads in 2002 in addition to investing in structured securities with moderate interest rate sensitivity. It is the Company's philosophy and intent to maintain its proactive portfolio management policies in an ongoing effort to ensure the quality and performance of its investments.

LIQUIDITY AND CAPITAL RESOURCES

The Company's operations have liquidity requirements that vary among its principal product lines. Life insurance and pension plan reserves are primarily long-term liabilities. Accident and health reserves, including long-term disability, consist of both short-term and long-term liabilities. Life insurance and pension plan reserve requirements are usually stable and predictable, and are supported primarily by long-term, fixed income investments. Accident and health claim demands are stable and predictable but generally shorter term, requiring greater liquidity.

Generally, the Company has met its operating requirements by maintaining appropriate levels of liquidity in its investment portfolio and utilizing positive cash flows from operations. Liquidity for the Company has remained strong, as evidenced by significant amounts of short-term investments and cash that totaled $864.4 million and $638.4 million as of December 31, 2002 and 2001, respectively. In addition, as of December 31, 2002 and 2001, 97% and 98%, respectively, of the bond portfolio carried an investment grade rating, thereby providing significant liquidity to the Company's overall investment portfolio.

Funds provided by premiums and fees, investment income and maturities of investment assets are reasonably predictable and normally exceed liquidity requirements for payment of claims, benefits, and expenses. However, since the timing of available funds cannot always be matched precisely to commitments, imbalances may arise when demands for funds exceed those on hand. Also, a demand for funds may arise as a result of the Company taking advantage of current investment opportunities. The sources of the funds that may be required in such situations include the issuance of commercial paper and equity securities.

Capital resources provide protection for policyholders and financial strength to support the underwriting of insurance risks, and allow for continued business growth. The amount of capital resources that may be needed is determined by the Company's senior management and Board of Directors, as well as by regulatory requirements. The allocation of resources to new long-term business commitments is designed to achieve an attractive return, tempered by considerations of risk and the need to support the Company's existing business.

The Company's financial strength provides the capacity and flexibility to enable it to raise funds in the capital markets through the issuance of commercial paper. The Company continues to be well capitalized, with sufficient borrowing capacity to meet the anticipated needs of its business. The Company had $96.6 million of commercial paper outstanding at December 31, 2002 compared with $97.0 million at December 31, 2001. The commercial paper has been given a rating of A-1+ by Standard & Poors' Corporation and a rating of P-1 by Moody's Investors Services, each being the highest rating available. In addition, the Company issued a surplus note to GWL&A Financial in 1999. The surplus note bears interest at 7.25% and is due June 30, 2048.

OBLIGATIONS RELATING TO DEBT AND LEASES

The Company's obligations relating to debt and leases at December 31, 2002 were as follows:

                                     2003          2004         2005         2006          2007        Thereafter
                                   ----------    ---------    ----------   ----------    ---------    -------------
         Related party note     $             $            $             $ 25.0       $            $  175.0
         Operating leases          26.3          23.5         22.1         20.6          15.4         33.1
                                   ----------    ---------    ----------   ----------    ---------    -------------
         Total contractual
           obligations          $  26.3       $  23.5      $  22.1       $ 45.6       $  15.4      $  208.1
                                   ==========    =========    ==========   ==========    =========    =============


ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board (FASB) has issued Statement No 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - A Replacement of FASB Statement No. 125" (SFAS No. 140), which revises the standards for accounting for securitizations and other transfers of financial assets and collateral, and requires certain disclosures. SFAS No. 140 was effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. Certain disclosure requirements under SFAS No. 140 were effective December 15, 2000, and these requirements have been incorporated in the Company's financial statements. The adoption of SFAS No. 140 did not have a material effect on the financial position or results of operations of the Company.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements" that provides guidance with respect to revenue recognition issues and disclosures. As amended by SAB No. 101B, "Second Amendment: Revenue Recognition in Financial Statements," the Company implemented the provisions of SAB 101 during the fourth quarter of 2000. The adoption of SAB No. 101 did not affect the Company's revenue recognition practices.

Effective January 1, 2001, the Company adopted FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133), as amended by FASB Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." SFAS 133 requires all derivatives, whether designated in hedging relationships or not, to be recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of the changes in the fair value of the derivative are recorded in accumulated other comprehensive income and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings. The adoption of SFAS No. 133 resulted in an approximate $1.0 million after-tax increase to accumulated other comprehensive income, which has been included in the 2001 change in other comprehensive income in the Statement of Stockholder's Equity. This amount is not material to the Company's financial position or results of operations.

Effective April 1, 2001, the Company adopted Emerging Issues Task Force Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interest in Securitized Financial Assets" (EITF 99-20). This pronouncement requires investors in certain asset-backed securities to record changes in their estimated yield on a prospective basis and to apply specific evaluation methods to these securities for an other-than-temporary decline in value. The adoption of EITF 99-20 did not have a material impact on the Company's financial position or results of operations.

On June 29, 2001 Statement No.141, "Business Combinations" (SFAS No. 141) was approved by the FASB. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. The Company implemented SFAS No. 141 on July 1, 2001. Adoption of the Statement did not have a material impact on the Company's financial position or results of operations.

On June 29, 2001, Statement No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142) was approved by the FASB. SFAS No. 142 changes the accounting for goodwill and certain other intangibles from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, ceased upon adoption of this statement. The Company implemented SFAS No. 142 on January 1, 2002. Adoption of this statement did not have a material impact on the Company's financial position or results of operations.

In August 2001, the FASB issued Statement No.144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No.144). SFAS No.144 superceded prior accounting guidance relating to impairment of long-lived assets and provides a single accounting methodology for long-lived assets to be disposed of, and also supercedes existing guidance with respect to reporting the effects of the disposal of a business. SFAS No.144 was adopted January 1, 2002 without a material impact on the Company's financial position or results of operations.

In July 2001, the SEC released Staff Accounting Bulletin No. 102, Selected Loan Loss Allowance Methodology and Documentation Issues (SAB 102). SAB 102 summarizes certain of the SEC's views on the development, documentation and application of a systematic methodology for determining allowances for loan and lease losses. Adoption of SAB 102 by the Company did not have a material impact on the Company's financial position or results of operations.

In April 2002, the FASB issued Statement No. 145 "Rescission of FASB No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (SFAS No.
145). FASB No. 4 required all gains or losses from extinguishment of debt to be classified as extraordinary items net of income taxes. SFAS No. 145 requires that gains and losses from extinguishment of debt be evaluated under the provision of Accounting Principles Board Opinion No. 30, and be classified as ordinary items unless they are unusual or infrequent or meet the specific criteria for treatment as an extraordinary item. This statement is effective January 1, 2003. The Company does not expect this statement to have a material effect on the Company's financial position or results of operations.

In July 2002, the FASB issued Statement No. 146 " Accounting for Costs Associated With Exit or Disposal Activities" (SFAS No. 146). This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred, as opposed to when the entity commits to an exit plan under EITF 94-3. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not expect this statement to have a material impact on the Company's financial position or results of operations

See Note 1 to the Consolidated Financial Statements for additional information regarding accounting pronouncements.

REGULATION

         1.  Insurance Regulation

The business of the Company is subject to comprehensive state and federal regulation and supervision throughout the United States that primarily provides safeguards for policyholders. The laws of the various state jurisdictions establish supervisory agencies with broad administrative powers with respect to such matters as admittance of assets, premium rating methodology, policy forms, establishing reserve requirements and solvency standards, maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, the type, amounts and valuation of investments permitted, and HMO operations.

The Company's operations and accounts are subject to examination by the Colorado Division of Insurance and other regulators at specified intervals. A financial examination by the Colorado Division of Insurance was completed in 1997 and covered the five-year period ended December 31, 1995. This examination produced no significant adverse findings regarding the Company. The latest financial examination by the Colorado Division of Insurance is in progress and will cover the five-year period ended December 31, 2000. Field work has been completed and the Company is awaiting the final report.

The National Association of Insurance Commissioners (NAIC) has adopted risk-based capital rules and other financial ratios for life insurance companies. Based on the Company's December 31, 2002 statutory financial reports the Company has risk-based capital well in excess of that required by regulators.

The NAIC has also adopted the Codification of Statutory Accounting Principles (Codification). The Codification that is intended to standardize accounting and reporting to state insurance departments was effective January 1, 2001. However, statutory accounting principles will continue to be established by individual state laws and permitted practices. The Colorado Division of Insurance required adoption of Codification with certain modifications for the preparation of statutory financial statements effective January 1, 2001 (see Note 13 to the consolidated financial statements).

         2.  Insurance Holding Company Regulations

The Company and certain of its subsidiaries are subject to and comply with insurance holding company regulations in the applicable states. These regulations contain certain restrictions and reporting requirements for transactions between affiliates including the payments of dividends. They also regulate changes in control of an insurance company.

         3.  Securities Laws

The Company is subject to various levels of regulation under federal securities laws. The Company's broker-dealer subsidiaries are regulated by the Securities and Exchange Commission (SEC) and the National Association of Securities Dealers, Inc. The Company's investment advisor subsidiary and transfer agent subsidiary are regulated by the SEC. Certain of the Company's separate accounts, mutual funds, and variable insurance and annuity products are registered under the Investment Company Act of 1940 and the Securities Act of 1933.

         4.  Guaranty Funds

Under insurance guaranty fund laws existing in all states, insurers doing business in those states can be assessed (up to prescribed limits) for certain obligations of insolvent insurance companies. The Company has established a reserve of $1.3 million as of December 31, 2002 to cover future assessments of known insolvencies of other companies. The Company has historically recovered more than half of the guaranty fund assessments through statutorily permitted premium tax offsets. The Company has a prepaid asset associated with guaranty fund assessments of $1.9 million at December 31, 2002.

         5.  Potential Legislation

United States legislative developments in various areas including pension regulation, financial services regulation, and health care legislation could significantly and adversely affect the Company in the future. Congress continues to consider legislation relating to health care reform and managed care issues. Congress is also considering changes to various features of retirement plans such as the holding of company stock, diversification rights, imposition of transaction restrictions, expanded disclosure requirements and greater access to investment advice for participants.

It is not possible to predict whether future legislation or regulation adversely affecting the business of the Company will be enacted and, if enacted, the extent to which such legislation or regulation will have an effect on the Company and its competitors.

  CURRENT RATINGS

The Company is rated by a number of nationally recognized rating agencies. The ratings represent the opinion of the rating agencies regarding the financial strength of the Company and its ability to meet ongoing obligations to policyholders. In connection with the announcement by Great-West Lifeco regarding the acquisition of Canada Life, the Company's ratings are under review with negative implications. Upon completion of the acquisition of Canada Life by Great-West Lifeco, Standard & Poor's Corporation has indicated it is likely that the Company's rating will be lowered one notch and a negative outlook maintained.

                    Rating Agency                            Measurement                    Current Rating
         -------------------------------------    ----------------------------------     ---------------------

         A.M. Best Company, Inc.                  Financial strength, operating                A++ (1)
                                                  performance and
                                                  business profile

         Fitch, Inc.                              Financial strength                           AA+ (2)

         Moody's Investors Service                Financial strength                           Aa2 (3)

         Standard & Poor's Corporation            Financial strength                           AA+ (4)

         (1) Superior (highest rating out of nine categories) (2) Very Strong (second highest rating out of twelve categories) (3) Excellent (second highest rating out of nine categories) (4) Very strong (second highest rating out of nine categories)

MISCELLANEOUS

No customer accounted for 10% or more of the Company's consolidated revenues in 2002, 2001 or 2000. In addition, no segment of the Company's business is dependent on a single customer or a few customers, the loss of which would have a significant effect on the Company or any of its business segments. The loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the Company or any of its business segments.

The Company had approximately 6,800 employees at December 31, 2002.

EQUITY SECURITY HOLDERS AND MARKET INFORMATION

There is no established public trading market for the Company's common equity.

DIVIDENDS

In the two most recent fiscal years the Company has paid quarterly dividends on its common shares. Dividends on common stock totaled $170.6 million in 2002 and $187.6 million in 2001.

Under Colorado law the Company cannot, without the approval of the Colorado Commissioner of Insurance, pay a dividend if as a result of such payment, the total of all dividends paid in the preceding twelve months, would exceed the greater of (i) 10% of the Company's statutory surplus as regards policyholders as at the preceding December 31; or (ii) the Company's statutory net gain from operations as at the preceding December 31.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matter was submitted during the fourth quarter of 2002 to a vote of security holders

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There has been no change in the Company's independent accountants or resulting disagreements on accounting and financial disclosure.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company's investment assets are purchased to fund future benefit payments to its policyholders and contractholders. The primary risk of these assets is exposure to rising interest rates. The Company's exposure to foreign currency exchange rate fluctuations is minimal as only nominal foreign investments are held.

To manage interest rate risk, the Company invests in assets that are suited to the products that it sells. For products with fixed and highly predictable benefit payments such as certificate annuities and payout annuities, the Company invests in fixed income assets with cash flows that closely match the liabilities' projected cash flows. The Company is then protected against interest rate changes, as any change in the fair value of the assets will be offset by a similar change in the fair value of the liabilities. For products with uncertain timing of benefit payments such as portfolio annuities and life insurance, the Company invests in fixed income assets with expected cash flows that are earlier than the expected timing of the benefit payments. The Company can then react to changing interest rates sooner as these assets mature for reinvestment.

The Company also manages risk with interest rate derivatives such as interest rate caps that would pay the Company investment income if interest rates rise above the level specified in the cap. These derivatives are only used to reduce risk and are not used for speculative purposes.

To manage foreign currency exchange risk, the Company uses currency swaps to convert foreign currency denominated investments back to United States dollars. These swaps are purchased each time a foreign currency denominated asset is purchased.

The Company has estimated the possible effects on its investments of interest rate changes at December 31, 2002. If interest rates increased by 100 basis points (1%), the fair value of the fixed income assets would decrease by approximately $326 million. This calculation uses projected asset cash flows, discounted back to December 31, 2002. The cash flow projections are shown in the table below. The table below shows cash flows rather than expected maturity dates because many of the Company's assets have substantial expected principal payments prior to the final maturity date. The fair value shown in the table below was calculated using spot discount interest rates that varied by the year in which the cash flows were expected to be received. These spot rates in the benchmark calculation ranged from 2.77% to 7.70%.

                                           Projected Cash Flows by Calendar Year

  [$ millions]                                                                    There-        Undiscounted        Fair
                      2003        2004         2005        2006       2007         after           Total           Value
                     --------    --------    ---------    -------    --------     --------     ---------------    ---------
  Benchmark           2,271       2,044       1,988       1,347       1,384        3,374           12,409          10,588
  Interest rates
    up 1%             2,044       1,926       2,016       1,408       1,379        3,829           12,601          10,262

The Company administers separate account variable annuities for retirement savings products. The Company collects a fee from each account, and this fee is a percentage of the account balance. There is a market risk of lost fee revenue to the Company if equity and bond markets decline. If the equity and bond portfolios decline by 10%, the Company's fee revenue would decline by approximately $8.5 million per year.

DIRECTORS AND EXECUTIVE OFFICERS

                                                      Served as
                                                       Director                  Principal Occupation(s)
                  Director                 Age          from:                      for last Five Years
        ------------------------------    -------    -------------    ----------------------------------------------

        James Balog                         74           1993         Company Director
        (1)(2)

        James W. Burns, O.C.                73           1991         Director Emeritus, Power Corporation
        (1)(2)(4)

        Orest T. Dackow                     66           1991         Company Director since April 2000;
        (1)(2)(4)                                                       previously President and Chief
                                                                        Executive Officer, Great-West Lifeco


        Andre Desmarais                     46           1997         President and Co-Chief Executive
        (1)(2)(4)(5)                                                    Officer, Power Corporation; Deputy
                                                                        Chairman, Power Financial

        Paul Desmarais, Jr.                 48           1991         Chairman and Co-Chief Executive
        (1)(2)(4)(5)                                                    Officer, Power Corporation; Chairman,
                                                                        Power Financial

        Robert Gratton                      59           1991         Chairman of the Board of the Company;
        (1)(2)(4)                                                       President and Chief Executive Officer,
                                                                        Power Financial; Chairman of the Boards
                                                                        of Great-West Lifeco, Great-West Life,
                                                                        London Insurance Group Inc. and London
                                                                        Life Insurance Company

        Kevin P. Kavanagh                   70           1986         Company Director; Chancellor Emeritus,
        (1)(3)(4)                                                       Brandon University

        William Mackness                    64           1991         Company Director
        (1)(2)


        William T. McCallum                 60           1990         President and Chief Executive Officer of
        (1)(2)(4)                                                       the Company; Co-President and Chief
                                                                        Executive Officer, Great-West Lifeco

        Jerry E.A. Nickerson                66           1994         Chairman of the Board, H.B. Nickerson
        (3)(4)                                                          & Sons Limited (a management and
                                                                        holding company)

        The Honourable                      65           1991         Vice Chairman, Power Corporation;
        P. Michael Pitfield,                                            Member of the Senate of Canada
        P.C., Q.C. (1)(2)(4)

        Michel Plessis-Belair,              60           1991         Vice Chairman and Chief Financial
        F.C.A.  (1)(2)(3)(4)                                            Officer, Power Corporation; Executive
                                                                        Vice President and Chief Financial
                                                                        Officer, Power Financial

        Brian E. Walsh                      49           1995         Managing Partner, QVan Capital,
        (1)(2)(3)                                                     LLC (a merchant banking company)

(1) Member of the Executive Committee
(2) Member of the Investment and Credit Committee
(3) Member of the Audit Committee
(4) Also a director of Great-West Life
(5) Mr. Andre Desmarais and Mr. Paul Desmarais, Jr. are brothers.

Unless otherwise indicated, all of the directors have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified.

Directors are elected annually to serve until the following annual meeting of shareholders.

The following is a list of directorships held by the directors of the Company, on companies whose securities are traded publicly in the United States or that are investment companies registered under the Investment Company Act of 1940.


J. Balog                Transatlantic Holdings, Inc.
                        Phoenix Investment
                        Partners Phoenix Euclid Fund


P.Desmarais, Jr.        SUEZ TotalFinaElf

W.T. McCallum           Maxim Series Fund, Inc.
                        Orchard Series Fund
                        Variable Annuity Account A

B.E. Walsh              Offshore Systems Inc.

EXECUTIVE OFFICERS

                                                      Served as
                                                      Executive
                                                       Officer                   Principal Occupation(s)
              Executive Officer            Age          from:                      for last Five Years
        ------------------------------    -------    -------------    ----------------------------------------------
        William T. McCallum                 60           1984         President and Chief Executive Officer
          President and Chief                                           of the Company; Co-President
          Executive Officer                                             and Chief Executive Officer,
                                                                        Great-West Lifeco

        Mitchell T.G. Graye                 47           1997         Executive Vice President and Chief
          Executive Vice                                                Financial Officer of the Company
          President and Chief
          Financial Officer

        Richard F. Rivers                   49           2002         Executive Vice-President, Employee
          Executive Vice President                                      Benefits of the Company since August
          Employee Benefits                                             2002; previously Chief Executive Officer,
                                                                        PacifiCare Health System

        Douglas L. Wooden                   46           1991         Executive Vice President, Financial
          Executive Vice                                                Services of the Company
          President,
          Financial Services

        John A. Brown                       55           1992         Senior Vice President, Healthcare Markets
          Senior Vice President,                                       Financial Services of the Company
         Healthcare Markets
          Financial Services

        Mark S. Corbett                     43           2001         Senior Vice President,
          Senior Vice President,                                        Investments of the Company
          Investments

        John R. Gabbert                     48           2001         Senior Vice President and Chief
          Senior Vice President                                         Information Officer, Employee Benefits
          and Chief Information                                         of the Company since April 2000;
          Officer,                                                      previously Vice President, Information
          Employee Benefits                                             Technology, AT&T Broadband

        Donna A. Goldin                     55           1996         Senior Vice President, Healthcare
          Senior Vice President,                                      Operations of the Company
          Healthcare Operations

        Wayne T. Hoffmann                   47           2001         Senior Vice President,
          Senior Vice President,                                        Investments of the Company
          Investments

        D. Craig Lennox                     55           1984         Senior Vice President, General Counsel
          Senior Vice President,                                        and Secretary of the Company
          General Counsel and
          Secretary

        James C. Matura                     56           2002         Senior Vice President, Commercial Sales
          Senior Vice President                                         of the Company since September 2002;
          Commercial Sales                                              previously Regional Vice President
                                                                        Sales, PacifiCare Health System

        Charles P. Nelson                   42           1998         President, BenefitsCorp
          President,
          BenefitsCorp

        Deborah L. Origer                   41           2002         Senior Vice President, Healthcare
         Senior Vice President,                                         Management of the Company since
         Healthcare Management                                          November 2002; previously Chief  Strategy
                                                                      Officer, Providence Health System

        Martin Rosenbaum                    50           1997         Senior Vice President, Employee
          Senior Vice President,                                        Benefits of the Company
          Employee Benefits

        Gregory E. Seller                   49           1999         Senior Vice President,
          Senior Vice President,                                        Government Markets of the Company
          Government Markets

        Robert K. Shaw                      47           1998         Senior Vice President,
          Senior Vice President,                                        Individual Markets of the Company
          Individual Markets

        George D. Webb                      59           1999         Senior Vice President, P/NP Operations
          Senior Vice-President,                                        of the Company since July 1999; previously
        P/NP Operations                                               Principal, William M. Mercer
                                                                      Investment Consulting Inc. (an investment
                                                                      consulting  company)

        Jay W. Wright                       51           2001         Senior Vice President, Employee
          Senior Vice President,                                        Benefits of the Company since January
          Employee Benefits                                             2001; previously Senior Vice President,
                                                                        New England Financial


Unless otherwise indicated, all of the executive officers have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified.

The appointments of executive officers are confirmed annually.

EXECUTIVE COMPENSATION

The following table sets out all compensation paid by the Company to the individuals who were, at December 31, 2002, the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively the Named Executive Officers) for the three most recently completed fiscal years.


         ------------------------------------ ------------ ------------- ------------------ ----------------------

                                                                                                  Long-term
                                                                 Annual Compensation            Compensation
                                                                                                   Awards
         ------------------------------------ ------------ ------------- ------------------ ----------------------

                      Name and                   Year         Salary           Bonus             Options(1)
                 Principal Position                            ($)              ($)                  (#)
         ------------------------------------ ------------ ------------- ------------------ ----------------------
         W.T. McCallum                           2002        880,000            ---                  ---
         President and Chief                     2001        880,000            ---                  ---
         Executive Officer                       2000        871,500            ---                450,001
         ------------------------------------ ------------ ------------- ------------------ ----------------------
         D.L. Wooden                             2002        550,000          343,750                ---
         Executive Vice President                2001        525,000          393,750                ---
         Financial Services                      2000        475,000          356,250              200,001
         ------------------------------------ ------------ ------------- ------------------ ----------------------
         M.T.G. Graye                            2002        457,000          237,500                ---
         Executive Vice President                2001        415,000           75,000(2)            40,000
         Chief Financial Officer                 2000        375,000          253,200              125,001
         ------------------------------------ ------------ ------------- ------------------ ----------------------
         Charles P. Nelson                       2002        312,000          181,900                ---
         President                               2001        300,000          150,000               60,000
         BenefitsCorp                            2000        270,400          202,435                ---
         ------------------------------------ ------------ ------------- ------------------ ----------------------
         R.F. Rivers(3)                          2002       185,600(4)      225,000(5)             120,000
         Executive Vice President                2001          ---              ---                  ---
         Employee Benefits                       2000          ---              ---                  ---
         ------------------------------------ ------------ ------------- ------------------ ----------------------

(1) The options set out are options for common shares of Great-West Lifeco that are granted by Great-West Lifeco pursuant to the Great-West Lifeco Stock Option Plan (Lifeco Options). Lifeco Options become exercisable on specified dates and expire ten years after the date of the grant.
(2)  Special bonus paid in 2002, for performance in 2001.
(3) Mr. Rivers became an employee and senior officer of the Company effective August 19, 2002. (4) Mr. Rivers' annualized salary for 2002 was $500,000.
     (5) Amount represents a one time bonus incident to Mr. Rivers' commencement of employment.

OPTIONS

The following table describes options granted to the Named Executive Officers during the most recently completed fiscal year. All options are Lifeco Options granted pursuant to the Great-West Lifeco Stock Option Plan. Lifeco Options are issued with an exercise price in Canadian dollars. Canadian dollar amounts have been translated to U.S. dollars at a rate of 1/1.58.


                                                 OPTION GRANTS IN LAST FISCAL YEAR

        --------------------- ------------- -------------- ------------ ----------------- -----------------------------
                                                                                            Potential realized value
                                                                                            at assumed annual rates
                                         Individual Grants                                       of stock price
                                                                                          appreciation for option term
        --------------------- ------------- -------------- ------------ ----------------- -----------------------------
                                             Percentage
                                              of total
                                               options
                                             granted to     Exercise
                                Options       employees      or base
                                Granted       in fiscal       price        Expiration          5%            10%
                Name              (#)           year        ($/share)         date            ($)            ($)
        --------------------- ------------- -------------- ------------ ----------------- ------------- ---------------
        R.F. Rivers             120,000     68.77          21.77         Aug. 19, 2012     1,642,912    4,163,382
        --------------------- ------------- -------------- ------------ ----------------- ------------- ---------------


Prior to April 24, 1996, the Named Executive Officers participated in the Power Financial Employee Share Option Plan pursuant to which options to acquire common shares of Power Financial (PFC Options) were granted. The following table describes all PFC Options exercised in 2002, and all unexercised PFC Options held as of December 31, 2002, by the Named Executive Officers. PFC Options are issued with an exercise price in Canadian dollars. Canadian dollar amounts have been translated to U.S. dollars at a rate of 1/1.58.


                   AGGREGATED PFC OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

        -------------------- ----------- ------------- ------------------------------ -----------------------------
                                                                                      Value of unexercised in-the-
                                                          Unexercised options at        money options at fiscal
                                                              fiscal year-end                   year-end
                                                                    (#)                           ($)
        -------------------- ----------- ------------- ------------------------------ -----------------------------
                               Shares
                              acquired
                                 on         Value
                              exercise     Realized    Exercisable    Unexercisable   Exercisable   Unexercisable
               Name             (#)          ($)
        -------------------- ----------- ------------- ------------- ---------------- ------------- ---------------
        M.T.G. Graye           70,000     1,540,180
        -------------------- ----------- ------------- ------------- ---------------- ------------- ---------------

Commencing April 24, 1996, the Named Executive Officers began participating in the Great-West Lifeco Stock Option Plan. The following table describes all Lifeco Options exercised in 2002, and all unexercised Lifeco Options held as of December 31, 2002, by the Named Executive Officers. Lifeco Options are issued with an exercise price in Canadian dollars. Canadian dollar amounts have been translated to U.S. dollars at a rate of 1/1.58.


                  AGGREGATED LIFECO OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

        -------------------- ----------- ------------- ------------------------------ -----------------------------
                                                                                      Value of unexercised in-the-
                                                          Unexercised options at        money options at fiscal
                                                              fiscal year-end                   year-end
                                                                    (#)                           ($)
        -------------------- ----------- ------------- ------------------------------ -----------------------------
                               Shares
                              acquired
                                 on         Value
                              exercise     Realized    Exercisable    Unexercisable   Exercisable   Unexercisable
               Name             (#)          ($)
        -------------------- ----------- ------------- ------------- ---------------- ------------- ---------------
        W.T. McCallum         380,800     6,992,018      629,200     40,000           7,011,057     382,873
        -------------------- ----------- ------------- ------------- ---------------- ------------- ---------------
        D.L. Wooden              0            0          246,667     133,334          3,026,320     1,264,037
        -------------------- ----------- ------------- ------------- ---------------- ------------- ---------------
        M.T.G. Graye             0            0          196,067     118,934          2,964,820     873,055
        -------------------- ----------- ------------- ------------- ---------------- ------------- ---------------
        C.P. Nelson              0            0            84,000     48,000            797,572       90,195
        -------------------- ----------- ------------- ------------- ---------------- ------------- ---------------
        R.F. Rivers              0            0             0         20,000               0         216,668
        -------------------- ----------- ------------- ------------- ---------------- ------------- ---------------


PENSION PLAN TABLE

The following table sets out the pension benefits payable to the Named Executive Officers.

                                                     PENSION PLAN TABLE

         -------------------- --------------------------------------------------------------------------------------
                                                                Years of Service
                              --------------------------------------------------------------------------------------

            Remuneration
                 ($)                15                20               25                30               35
         -------------------- ---------------- ----------------- ---------------- ----------------- ----------------
         400,000              120,000          160,000           200,000          240,000           240,000
         -------------------- ---------------- ----------------- ---------------- ----------------- ----------------
         500,000              150,000          200,000           250,000          300,000           300,000
         -------------------- ---------------- ----------------- ---------------- ----------------- ----------------
         600,000              180,000          240,000           300,000          360,000           360,000
         -------------------- ---------------- ----------------- ---------------- ----------------- ----------------
         700,000              210,000          280,000           350,000          420,000           420,000
         -------------------- ---------------- ----------------- ---------------- ----------------- ----------------
         800,000              240,000          320,000           400,000          480,000           480,000
         -------------------- ---------------- ----------------- ---------------- ----------------- ----------------
         900,000              270,000          360,000           450,000          540,000           540,000
         -------------------- ---------------- ----------------- ---------------- ----------------- ----------------
         1,000,000            300,000          400,000           500,000          600,000           600,000
         -------------------- ---------------- ----------------- ---------------- ----------------- ----------------

The Named Executive Officers have the following years of service, as of December 31, 2002.


------------------------------------------------------
 Name                          Years of Service
------------------------------------------------------
W.T. McCallum                           37
------------------------------------------------------
D.L. Wooden                             12
------------------------------------------------------
M.T.G. Graye                             9
------------------------------------------------------
C.P. Nelson                             19
------------------------------------------------------
R.F. Rivers                              1
------------------------------------------------------


W.T. McCallum is entitled, upon election, to receive the benefits shown, with remuneration based on the average of the highest 36 consecutive months of compensation during the last 84 months of employment. For D.L. Wooden, M.T.G. Graye, C.P. Nelson, and R.F. Rivers, the benefits shown are payable upon the attainment of age 62, and remuneration is the average of the highest 60 consecutive months of compensation during the last 84 months of employment. Compensation includes salary and bonuses prior to any deferrals. The normal form of pension is a life only annuity. Other optional forms of pension payment are available on an actuarially equivalent basis. The benefits listed in the table are subject to deduction for social security and other retirement benefits.

COMPENSATION OF DIRECTORS

For each director of the Company who is not also a director of Great-West Life, the Company pays an annual fee of $22,500, and a meeting fee of $1,500 for each meeting of the Board of Directors or a committee thereof attended. For each director of the Company who is also a director of Great-West Life, the Company pays a meeting fee of $1,500 for each meeting of the Board of Directors, or a committee thereof, attended that is not coincident with a Great-West Life meeting. At their option, in lieu of cash payments, directors may receive deferred share units under The Great-West Life Assurance Company Deferred Share Unit Plan. In addition, all directors are reimbursed for incidental expenses.

The above amounts are paid in the currency of the country of residence of the director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Executive compensation is determined by the Company's Board of Directors. W.T. McCallum, President and Chief Executive Officer of the Company, is a member of the Board of Directors. Mr. McCallum participated in executive compensation matters generally but was not present when his own compensation was discussed or determined.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is certain information, as of March 1, 2003, concerning beneficial ownership of the voting securities of the Company by entities and persons who beneficially own more than 5% of the voting securities of the Company. The determinations of "beneficial ownership" of voting securities are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act). This rule provides that securities will be deemed to be "beneficially owned" where a person has, either solely or in conjunction with others, (1) the power to vote or to direct the voting of securities and/or the power to dispose or to direct the disposition of, the securities or (2) the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined.

(1) 100% of the Company's 7,032,000 outstanding common shares are owned by GWL&A Financial Inc., 8515 East Orchard Road, Greenwood Village, Colorado 80111.

(2) 100% of the outstanding common shares of GWL&A Financial Inc. are owned by GWL&A Financial (Nova Scotia) Co., Suite 800, 1959 Upper Water Street, Halifax, Nova Scotia, Canada B3J 2X2.

(3) 100% of the outstanding common shares of GWL&A Financial (Nova Scotia) Co. are owned by GWL&A Financial (Canada) Inc., 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.

(4) 100% of the outstanding common shares of GWL&A Financial (Canada) Inc. are owned by Great-West Lifeco Inc., 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.

(5) 82.9% of the outstanding common shares of Great-West Lifeco Inc. are controlled by Power Financial Corporation, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3, representing approximately 65% of the voting rights attached to all outstanding voting shares of Great-West Lifeco Inc.

(6) 67.4% of the outstanding common shares of Power Financial Corporation are owned by 171263 Canada Inc., 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(7) 100% of the outstanding common shares of 171263 Canada Inc. are owned by 2795957 Canada Inc., 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(8) 100% of the outstanding common shares of 2795957 Canada Inc. are owned by Power Corporation of Canada, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(9) Mr. Paul Desmarais, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada.

As a result of the chain of ownership described in paragraphs (1) through (9) above, each of the entities and persons listed in paragraphs (1) through (9) would be considered under Rule 13d-3 of the Exchange Act to be a "beneficial owner" of 100% of the outstanding voting securities of the Company.


SECURITY OWNERSHIP OF MANAGEMENT

The following table sets out the number of equity securities, and exercisable options (including options that will become exercisable within 60 days) for equity securities, of the Company or any of its parents or subsidiaries, beneficially owned, as of December 31, 2002, by (i) the directors of the Company; (ii) the Named Executive Officers; and (iii) the directors and executive officers of the Company as a group.


         -------------------------- --------------------------- --------------------------- ------------------------
                                      Great-West Lifeco Inc.         Power Financial           Power Corporation
                                                                       Corporation                 of Canada
         -------------------------- --------------------------- --------------------------- ------------------------
                 Directors                     (1)                         (2)                        (3)
         -------------------------- --------------------------- --------------------------- ------------------------
         J. Balog
         -------------------------- --------------------------- --------------------------- ------------------------
         J.W. Burns                          153,659                      8,000                     385,640
                                                                                                200,000 options
         -------------------------- --------------------------- --------------------------- ------------------------
         O.T. Dackow                          82,892
                                        100,000 options
         -------------------------- --------------------------- --------------------------- ------------------------
         A. Desmarais                         51,659                      21,600                    146,999
                                                                                               1,946,500 options
         ------------------- ------- --------------------------- --------------------------- ------------------------
         P. Desmarais, Jr.                    43,659                                                 5,698
                                                                                               1,821,500 options
         -------------------------- --------------------------- --------------------------- ------------------------
         R. Gratton                          332,496                     310,000                    12,965
                                                                    5,880,000 options
         -------------------------- --------------------------- --------------------------- ------------------------
         K.P. Kavanagh                        10,052

         -------------------------- --------------------------- --------------------------- ------------------------
         W. Mackness

         -------------------------- --------------------------- --------------------------- ------------------------
         W.T. McCallum                    216,193                         19,500
                                       629,200 options
         -------------------------- --------------------------- --------------------------- ------------------------
         J.E.A. Nickerson                                                 4,000                      4,000

         -------------------------- --------------------------- --------------------------- ------------------------
         P.M. Pitfield                        46,200                      67,800                    60,000
                                                                                                269,000 options
         -------------------------- --------------------------- --------------------------- ------------------------
         M. Plessis-Belair                    20,000                      3,000                     20,199
                                                                                                347,125 options
         -------------------------- --------------------------- --------------------------- ------------------------
         B.E. Walsh                                                                                   1,000

         -------------------------- --------------------------- --------------------------- ------------------------


                                      Great-West Lifeco Inc.         Power Financial           Power Corporation
                                                                       Corporation                 of Canada
         -------------------------- --------------------------- --------------------------- ------------------------
              Named Executive                  (1)                         (2)                        (3)
                 Officers
         -------------------------- --------------------------- --------------------------- ------------------------
         W.T. McCallum                     216,193                       19,500
                                       629,200 options
         -------------------------- --------------------------- --------------------------- ------------------------
         D.L. Wooden                   246,667 options                  113,000

         -------------------------- --------------------------- --------------------------- ------------------------
         M.T.G. Graye                      1,514                         50,000
                                       196,067 options
         -------------------------- --------------------------- --------------------------- ------------------------
         C.P. Nelson                      24,779
                                       84,000 options
         -------------------------- --------------------------- --------------------------- ------------------------
         R.F. Rivers
         -------------------------- --------------------------- --------------------------- ------------------------


                                      Great-West Lifeco Inc.         Power Financial           Power Corporation
                                                                       Corporation                 of Canada
         -------------------------- --------------------------- --------------------------- ------------------------
               Directors and                   (1)                         (2)                        (3)
            Executive Officers
                as a Group
         -------------------------- --------------------------- --------------------------- ------------------------
                                            1,175,774                    688,100                    637,301
                                        1,745,402 options           5,880,000 options          4,584,125 options
         -------------------------- --------------------------- --------------------------- ------------------------

(1) All holdings are common shares, or where indicated, exercisable options for common shares, of Great-West Lifeco Inc.

(2) All holdings are common shares, or where indicated, exercisable options for common shares, of Power Financial Corporation.

(3) All holdings are subordinate voting shares, or where indicated, exercisable options for subordinate voting shares, of Power Corporation of Canada.

The number of common shares and exercisable options for common shares of Power Financial Corporation held by R. Gratton represents 1.8% of the total number of common shares and exercisable options for common shares of Power Financial Corporation outstanding. The number of common shares and exercisable options for common shares of Power Financial Corporation held by the directors and executive officers as a group represents 1.9% of the total number of common shares and exercisable options for common shares of Power Financial Corporation outstanding.

The number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada held by A. Desmarais represents 1% of the total number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada outstanding. The number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada held by the directors and executive officers as a group represents 2.5% of the total number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada outstanding.

None of the remaining holdings set out above exceeds 1% of the total number of shares and exercisable options for shares of the class outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

CONTROLS AND PROCEDURES

Based on their evaluation as of January 22, 2003, the Chief Executive Officer and Chief Financial Officer have concluded that the Company's Disclosure Controls and Procedures are effective in ensuring that information relating to the Company and its subsidiaries which is required to be disclosed in reports filed under the Exchange Act is (i) accumulated, processed and reported in a timely manner; and (ii) communicated to the Company's senior management, including the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer, so that timely decisions may be made regarding disclosure.

The Chief Executive Officer and Chief Financial Officer hereby confirm that, since the date of their evaluation on January 22, 2003, there were no significant changes in the Company's internal controls or in other factors that could significantly affect these internal controls including any corrective actions with regard to significant deficiencies and material weaknesses.



--------------------------------------------------------------------------------
Rights Reserved by Great-West We reserve the right to make certain changes we believe would best serve the interests of Owners and Annuitants or would be appropriate in carrying out the purposes of the Contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority. Approval may not be required in all cases, however. Examples of the changes we may make include:


Any changes required by the Code or by any other applicable law in order to continue treatment of the Contract as an annuity.

The time or time of day at which a valuation date is deemed to have ended.

Any other necessary technical changes in the Contract in order to conform with any action the above provisions permit us to take, including changing the way we assess charges, without increasing them for any outstanding Contract beyond the aggregate amount guaranteed.


--------------------------------------------------------------------------------
Legal Proceedings Great-West is not currently a party to, and its property is not currently subject to, any material legal proceedings. The lawsuits to which Great-West is a party are, in the opinion of management, in the ordinary course of business, and are not expected to have a material adverse effect on the financial results, conditions or prospects of Great-West.

--------------------------------------------------------------------------------
Legal Matters Advice regarding certain legal matters concerning the federal securities laws applicable to the issue and sale of the Contract has been provided by Jorden Burt LLP.

--------------------------------------------------------------------------------

Experts The consolidated financial statements of Great-West Life & Annuity Insurance Company at December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


--------------------------------------------------------------------------------

Available Information We have filed a registration statement ("Registration Statement") with the SEC under the 1933 Act relating to the Contracts offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information contained in the Registration Statement and its exhibits. Additionally, statements in this Prospectus about the content of the Contract and other legal instruments are summaries. Please refer to the Registration Statement and its exhibits for further information. Great-West is also subject to the informational requirements of the Securities Exchange Act of 1934, as amended and in accordance with that act Great-West has filed reports and other information with the SEC. You can review and copy the Registration Statement and its exhibits and other reports and information filed with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding Great-West, and other issuers that file electronically with the SEC, at the following address http://www.sec.gov.

--------------------------------------------------------------------------------
Appendix A--Market Value Adjustments

The amount available for a full surrender, partial withdrawal or Transfer equals the amount requested plus or minus the Market Value Adjustment (MVA). The MVA is calculated by multiplying the amount requested by the Market Value Adjustment Factor (MVAF).

         The MVA formula The MVA is determined using the following formula:

         MVA = (amount applied) X (Market Value Adjustment Factor)

         The Market Value Adjustment Factor is:
         {[(1 + i)/(1 + j +.10%)] N/12} - 1

         Where:

         i is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period. The term of i is measured in years and equals the term of the Guarantee Period

         j is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. The term of j equals the remaining term to maturity of the Guarantee Period, rounded up to the higher number of years

         N is the number of complete months remaining until maturity

         The MVA will equal 0 if:

         if i and j differ by less than .10%

         N is less than 6.

         Examples Following are four examples of Market Value Adjustments illustrating (1) increasing interest rates, (2) decreasing interest rates, (3) flat interest rates (i and j are within .10% of each other), and (4) less than 6 months to maturity.


         Example 1--Increasing Interest
         Rates

-------------------------- ------------------------------------
Deposit                    $25,000 on November 1, 1996
-------------------------- ------------------------------------
------------------------- -------------------------------------
Maturity date             December 31, 2005
------------------------- -------------------------------------
------------------------- -------------------------------------
Interest Guarantee        10 years
Period
------------------------- -------------------------------------
------------------------- -------------------------------------
i                         assumed to be 6.15%
------------------------- -------------------------------------
------------------------- -------------------------------------
Surrender date            July 1, 2000
------------------------- -------------------------------------
------------------------- -------------------------------------
j                         7.00%
------------------------- -------------------------------------
------------------------- -------------------------------------
Amount surrendered        $10,000
------------------------- -------------------------------------
------------------------- -------------------------------------
N                         65
------------------------- -------------------------------------

MVAF = {[(1 + i)/(1 + j + .10%)]N/12} - 1
        = {[1.0615/1.071]65/12} - 1
        = .952885 - 1
        =  -.047115

MVA    = (amount transferred or surrendered) x MVAF = $10,000 x - .047115
       = - $471.15

Surrender Value = (amount transferred or surrendered + MVA)
                   = ($10,000 + - $471.15)
                   = $9,528.85

Example 2--Decreasing Interest Rates


-------------------------- ------------------------------------
Deposit                    $25,000 on November 1, 1996
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Maturity date              December 31, 2005
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Interest Guarantee Period  10 years
-------------------------- ------------------------------------
-------------------------- ------------------------------------
i                          assumed to be 6.15%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Surrender date             July 1, 2000
-------------------------- ------------------------------------
-------------------------- ------------------------------------
j                          5.00%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Amount surrendered         $10,000
-------------------------- ------------------------------------
-------------------------- ------------------------------------
N                          65
-------------------------- ------------------------------------

MVAF = {[(1 + i)/(1 + j + .10%)]N/12} - 1
        = {[1.0615/1.051]65/12} - 1
        = .055323

MVA = (amount transferred or surrendered) x MVAF
       = $10,000 x .0055323
       = $553.23

Surrender Value = (amount transferred or surrendered + MVA)
                   = ($10,000 + $553.23)
                   = $10,553.23


Example 3--Flat Interest Rates (i and j are within .10% of each other)

-------------------------- ------------------------------------
Deposit                    $25,000 on November 1, 1996
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Maturity date              December 31, 2005
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Interest Guarantee Period  10 years
-------------------------- ------------------------------------
-------------------------- ------------------------------------
i                          assumed to be 6.15%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Surrender date             July 1, 2000
-------------------------- ------------------------------------
-------------------------- ------------------------------------
j                          6.24%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Amount surrendered         $10,000
-------------------------- ------------------------------------
-------------------------- ------------------------------------
N                          65
-------------------------- ------------------------------------

MVAF = {[(1 + i)/(1 + j + .10%)]N/12} - 1
        = {[1.0615/1.0634]65/12} - 1
        = .99036 - 1
        = -.00964
However, [i-j] <.10%, so MVAF = 0

MVA = (amount transferred or surrendered) x MVAF
       = $10,000 x 0
       = $0

Surrender Value = (amount transferred or surrendered + MVA)
                    = ($10,000 + $0)
                    = $10,000


Example 4--N equals less than 6 months to maturity

-------------------------- ------------------------------------
Deposit                    $25,000 on November 1, 1996
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Maturity date              December 31, 2005
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Interest Guarantee Period  10 years
-------------------------- ------------------------------------
-------------------------- ------------------------------------
i                          assumed to be 6.15%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Surrender date             July 1, 2005
-------------------------- ------------------------------------
-------------------------- ------------------------------------
j                          7.00%
-------------------------- ------------------------------------
-------------------------- ------------------------------------
Amount surrendered         $10,000
-------------------------- ------------------------------------
-------------------------- ------------------------------------
N                          5
-------------------------- ------------------------------------

MVAF = {[(1 + i)/(1 + j + .10%)]N/12} - 1
        = {[1.0615/1.071]5/12} - 1
        = .99629 - 1
        = -.00371
However, N<6, so MVAF = 0

MVA = (amount transferred or surrendered) x MVAF
       = $10,000 x 0
       = $0

Surrender Value = (amount transferred or surrendered + MVA)
                   = ($10,000 + $0)
                   = $10,000

--------------------------------------------------------------------------------
Consolidated Financial Statements and Independent Auditors' Report



On the following pages, you will find the consolidated financial statements and the Independent Auditors' Report for Great-West Life & Annuity Insurance Company for the years ended December 2002, 2001 and 2000.

                   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
               (A wholly-owned subsidiary of GWL&A Financial Inc.)

              Consolidated Financial Statements for the Years Ended
                      December 31, 2002, 2001, and 2000 and
                          Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of Great-West Life & Annuity Insurance Company:

We have audited the accompanying consolidated balance sheets of Great-West Life & Annuity Insurance Company and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Great-West Life & Annuity Insurance Company and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Denver, Colorado
January 27, 2003

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2002 AND 2001

====================================================================================================================================
(Dollars in Thousands)

                                                                             2002                      2001
                                                                    -----------------------    ----------------------
ASSETS

INVESTMENTS:
  Fixed maturities, available-for-sale, at fair value
  (amortized cost $9,910,662 and $9,904,453)                      $          10,371,152     $           10,116,175
  Common stock, at fair value (cost $102,862 and
    $74,107 )                                                                    90,188                     73,344
  Mortgage loans on real estate (net of allowances
    of $55,654 and $57,654)                                                     417,412                    613,453
  Real estate                                                                     3,735                     11,838
  Policy loans                                                                2,964,030                  3,000,441
  Short-term investments, available-for-sale (cost
    $709,592 and $427,398)                                                      709,804                    424,730
                                                                    -----------------------    ----------------------

      Total Investments                                                      14,556,321                 14,239,981

OTHER ASSETS:
  Cash                                                                          154,600                    213,731
  Reinsurance receivable
    Related party                                                                 3,104                      3,678
    Other                                                                       238,049                    278,674
  Deferred policy acquisition costs                                             267,846                    275,570
  Investment income due and accrued                                             133,166                    130,775
  Amounts receivable related to uninsured accident
    and health plan claims (net of allowances of
    $42,144 and $53,431)                                                         86,228                    132,988
  Premiums in course of collection (net of
     allowances of $12,011 and $22,217)                                          54,494                     99,811
  Deferred income taxes                                                          69,016                    112,912
  Other assets                                                                  754,869                    745,617
SEPARATE ACCOUNT ASSETS                                                      11,338,376                 12,584,661
                                                                    -----------------------    ----------------------








TOTAL ASSETS                                                      $          27,656,069     $           28,818,398
                                                                    =======================    ======================

                                                                                                    (Continued)









====================================================================================================================================

                                                                                      2002                2001
                                                                                -----------------   -----------------
LIABILITIES AND STOCKHOLDER'S EQUITY

POLICY BENEFIT LIABILITIES:
    Policy reserves
      Related party                                                          $         518,587    $        532,374
      Other                                                                         11,732,627          11,679,122
    Policy and contract claims                                                         378,995             401,389
    Policyholders' funds                                                               299,730             242,916
    Provision for policyholders' dividends                                              76,983              74,740
    Undistributed earnings on participating business                                   170,456             163,086
GENERAL LIABILITIES:
    Due to GWL                                                                          33,841              41,874
    Due to GWL&A Financial                                                             171,416             214,831
    Repurchase agreements                                                              323,200             250,889
    Commercial paper                                                                    96,645              97,046
    Other liabilities                                                                  850,757           1,064,996
SEPARATE ACCOUNT LIABILITIES                                                        11,338,376          12,584,661
                                                                                -----------------   -----------------
      Total Liabilities                                                             25,991,613          27,347,924
                                                                                -----------------   -----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
    Preferred stock, $1 par value, 50,000,000 shares authorized, 0 shares issued and outstanding Common stock, $1 par value; 50,000,000 shares
      authorized; 7,032,000 shares issued and outstanding                                7,032               7,032
    Additional paid-in capital                                                         719,709             712,801
    Accumulated other comprehensive income                                             150,616              76,507
    Retained earnings                                                                  787,099             674,134
                                                                                -----------------   -----------------
      Total Stockholder's Equity                                                     1,664,456           1,470,474
                                                                                -----------------   -----------------








TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                   $      27,656,069    $     28,818,398
                                                                                =================   =================

See notes to consolidated financial statements.                                                       (Concluded)




GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000
====================================================================================================================================
(Dollars in Thousands)

                                                                   2002                2001               2000
                                                              ----------------   -----------------  -----------------
REVENUES:
  Premiums
    Related party                                          $         16,715   $         18,144    $        20,853
    Other (net of premiums ceded totaling
      $83,789, $82,028, and $115,404)                             1,103,380          1,185,495          1,311,713
  Fee income                                                        883,562            947,255            871,627
  Net investment income (expense)
    Related party                                                   (14,818)           (14,546)           (14,517)
    Other                                                           934,183            949,302            939,550
  Net realized gains on investments                                  41,626             46,825             28,283
                                                              ----------------   -----------------  -----------------
                                                              ----------------   -----------------  -----------------
                                                                  2,964,648          3,132,475          3,157,509
BENEFITS AND EXPENSES:
  Life and other policy benefits (net of
    reinsurance recoveries totaling $50,974,
    $40,144, and $62,803)                                           936,215          1,029,495          1,122,560
  Increase in reserves                                               71,348             58,433             53,550
  Interest paid or credited to contractholders                      498,549            530,027            490,131
  Provision for policyholders' share of earnings
    on participating business                                         7,790              2,182              5,188
  Dividends to policyholders                                         78,851             76,460             74,443
                                                              ----------------   -----------------  -----------------
                                                              ----------------   -----------------  -----------------
                                                                  1,592,753          1,696,597          1,745,872

  Commissions                                                       185,450            197,099            204,444
  Operating expenses (income):
    Related party                                                      (861)            (1,043)              (704)
    Other                                                           742,840            788,153            769,477
  Premium taxes                                                      30,714             36,911             45,286
  Special charges                                                                      127,040
                                                              ----------------   -----------------  -----------------
                                                              ----------------   -----------------  -----------------
                                                                  2,550,896          2,844,757          2,764,375

INCOME BEFORE INCOME TAXES                                          413,752            287,718            393,134
PROVISION FOR INCOME TAXES:
  Current                                                           126,222            136,965            108,509
  Deferred                                                            3,993            (41,993)            25,531
                                                              ----------------   -----------------  -----------------
                                                              ----------------   -----------------  -----------------
                                                                    130,215             94,972            134,040
                                                              ----------------   -----------------  -----------------
NET INCOME                                                 $        283,537   $        192,746    $       259,094
                                                              ================   =================  =================



See notes to consolidated financial statements.



GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000
===================================================================================================================
(Dollars in Thousands)

                                                                                                         Accumulated Other
                                                                                                           Comprehensive
                                                                                                     Income (Loss)
                                                                                        -----------------------------------------
                                                                        Additional         Unrealized               Minimum
                                       Preferred         Common           Paid-in        Gains (Losses)        Pension Liability
                                         Stock            Stock           Capital         on Securities           Adjustment
                                      ------------    --------------    ------------    ------------------     ------------------
BALANCES, JANUARY 1, 2000          $             0 $       7,032     $       700,316 $          (84,861)   $                 0
   Net income
   Other comprehensive income                                                                   118,533

Total comprehensive income

Dividends
Capital contributions -
  Parent stock options                                                        15,052
Income tax benefit on stock
  compensation                                                                 2,336
                                      ------------    --------------    ------------    ------------------     ------------------
BALANCES, DECEMBER 31, 2000                      0         7,032             717,704             33,672                      0
                                      ------------    --------------    ------------    ------------------     ------------------
   Net income
   Other comprehensive income                                                                    42,835

Total comprehensive income

Dividends
Capital contributions adjustment -
  Parent stock options                                                       (12,098)
Income tax benefit on stock
   compensation                                                                7,195
                                      ------------    --------------    ------------    ------------------     ------------------
BALANCES, DECEMBER 31, 2001                      0         7,032             712,801             76,507                      0
                                      ------------    --------------    ------------    ------------------     ------------------
   Net income
   Other comprehensive income                                                                    86,993                (12,884)

Total comprehensive income

Dividends
Income tax benefit on stock
   compensation                                                                6,908
                                      ------------    --------------    ------------    ------------------     ------------------
BALANCES, DECEMBER 31, 2002        $             0 $       7,032     $       719,709 $          163,500    $           (12,884)
                                      ============    ==============    ============    ==================     ==================






                                              Retained
                                              Earnings           Total
                                            --------------    -------------
BALANCES, JANUARY 1, 2000                $     544,076     $     1,166,563
   Net income                                  259,094             259,094
   Other comprehensive income                                      118,533
                                                              -------------
Total comprehensive income                                         377,627
                                                              -------------
Dividends                                     (134,149)           (134,149)
Capital contributions -
  Parent stock options                                              15,052
Income tax benefit on stock
  compensation                                                       2,336
                                            --------------    -------------
BALANCES, DECEMBER 31, 2000                    669,021           1,427,429
                                            --------------    -------------
   Net income                                  192,746             192,746
   Other comprehensive income                                       42,835
                                                              -------------
Total comprehensive income                                         235,581
                                                              -------------
Dividends                                     (187,633)           (187,633)
Capital contributions adjustment -
  Parent stock options                                             (12,098)
Income tax benefit on stock
   compensation                                                      7,195
                                            --------------    -------------
BALANCES, DECEMBER 31, 2001                    674,134           1,470,474
                                            --------------    -------------
   Net income                                  283,537             283,537
   Other comprehensive income                                       74,109
                                                              -------------
Total comprehensive income                                         357,646
                                                              -------------
Dividends                                     (170,572)           (170,572)
Income tax benefit on stock
   compensation                                                      6,908
                                            --------------    -------------
BALANCES, DECEMBER 31, 2002              $     787,099     $     1,664,456
                                            ==============    =============



See notes to consolidated financial statements.







GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000
====================================================================================================================================
(Dollars in Thousands)

                                                                    2002               2001               2000
                                                              -----------------  -----------------  -----------------
OPERATING ACTIVITIES:
  Net income                                               $        283,537    $       192,746    $       259,094
  Adjustments to reconcile net income to net
    Cash provided by operating activities:
      Earnings allocated to participating
        Policyholders                                                 7,790              2,182              5,188
      Amortization of investments                                   (76,002)           (82,955)           (62,428)
      Net realized gains on investments                             (41,626)           (46,825)           (28,283)
      Depreciation and amortization (including
        Goodwill impairment in 2001)                                 37,639             62,101             41,693
      Deferred income taxes                                           3,993            (41,993)            25,531
      Stock compensation (adjustment)                                                  (12,098)            15,052
  Changes in assets and liabilities, net of Effects from acquisitions:
      Policy benefit liabilities                                    622,854            334,025            310,511
      Reinsurance receivable                                         41,199            (48,384)           (35,368)
      Receivables                                                    89,686            153,350           (128,382)
      Bank overdrafts                                               (41,901)           (29,121)           102,073
      Other, net                                                   (159,562)           157,228           (119,359)
                                                              -----------------  -----------------  -----------------
        Net cash provided by operating activities                   767,607            640,256            385,322
                                                              -----------------  -----------------  -----------------


















                                                                                                    (Continued)





GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000
(Dollars in Thousands)
====================================================================================================================================

                                                                    2002               2001               2000
                                                              -----------------  -----------------  -----------------

INVESTING ACTIVITIES:
  Proceeds from sales, maturities, and
    redemptions of investments:
    Fixed maturities
         Held-to-maturity
           Sales                                                                                            8,571
           Maturities and redemptions                                                                     323,728
         Available-for-sale
           Sales                                                  5,729,919          5,201,692          1,460,672
           Maturities and redemptions                             1,456,176          1,244,547            887,420
    Mortgage loans                                                  210,224            224,810            139,671
    Real estate                                                       3,570                                 8,910
    Common stock                                                      2,798             38,331             61,889
  Purchases of investments:
    Fixed maturities
         Held-to-maturity                                                                                (100,524)
         Available-for-sale                                      (7,369,364)        (6,878,213)        (2,866,228)
    Mortgage loans                                                                                         (4,208)
    Real estate                                                      (2,768)            (3,124)           (20,570)
    Common stock                                                    (29,690)           (27,777)           (52,972)
    Corporate owned life insurance                                                    (100,000)
    Other, net                                                      (77,769)            95,808           (100,935)
    Acquisitions, net of cash acquired                                                                     82,214
                                                              -----------------  -----------------  -----------------

          Net cash used in investing activities            $        (76,904)   $      (203,926)   $      (172,362)
                                                              =================  =================  =================






                                                                                                    (Continued)




GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000,
====================================================================================================================================
(Dollars in Thousands)

                                                                   2002               2001                2000
                                                             -----------------   ----------------   -----------------
FINANCING ACTIVITIES:
  Contract withdrawals, net of deposits                   $       (599,724)   $       (483,285)  $       (220,167)
  Due to GWL                                                        (8,033)             (1,207)             7,102
  Due to GWL&A Financial                                           (43,415)             45,245              3,665
  Dividends paid                                                  (170,572)           (187,633)          (134,149)
  Net commercial paper borrowings
    (repayments)                                                      (401)               (585)            97,631
  Net repurchase agreements borrowings
     (repayments)                                                   72,311             250,889            (80,579)
                                                             -----------------   ----------------   -----------------
      Net cash used in financing activities                       (749,834)           (376,576)          (326,497)
                                                             -----------------   ----------------   -----------------

NET (DECREASE) INCREASE IN CASH                                    (59,131)             59,754           (113,537)

CASH, BEGINNING OF YEAR                                            213,731             153,977            267,514
                                                             -----------------   ----------------   -----------------

CASH, END OF YEAR                                         $        154,600    $        213,731   $        153,977
                                                             =================   ================   =================

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
  Cash paid during the year for:
    Income taxes                                          $        164,863    $         59,895   $         78,510
    Interest                                                        16,697              17,529             21,060

Non-cash financing activity:
  Effect on capital - Parent stock options                                             (12,098)            15,052





See notes to consolidated financial statements.                                                       (Concluded)


GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000
================================================================================
(Amounts in Thousands, except Share Amounts)

1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

       Organization - Great-West Life & Annuity Insurance Company (the Company) is a wholly-owned subsidiary of GWL&A Financial Inc. (GWL&A Financial), a holding company formed in 1998. The Company offers a wide range of life insurance, health insurance, and retirement and investment products to individuals, businesses, and other private and public organizations throughout the United States. The Company is an insurance company domiciled in the State of Colorado, and is subject to regulation by the Colorado Division of Insurance.

       On December 31, 2000, the Company and certain affiliated companies completed a corporate reorganization. Prior to December 31, 2000, GWL&A Financial was an indirect wholly-owned subsidiary of The Great-West Life Assurance Company (GWL). Under the new structure, GWL&A Financial and GWL each continue to be indirectly and directly, respectively, owned by Great-West Lifeco Inc., a Canadian holding company (the Parent or LifeCo), but GWL no longer holds an equity interest in the Company or GWL&A Financial.

       Basis of Presentation - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are required to account for policy reserves, allowances for credit losses, deferred policy acquisition costs, and valuation of privately placed fixed maturities. Actual results could differ from those estimates. The consolidated financial statements include the accounts of the Company and its subsidiaries. All material inter-company transactions and balances have been eliminated in consolidation.

       Certain reclassifications have been made to the 2001 and 2000 financial statements and related footnotes to conform to the 2002 presentation. These changes in classification had no effect on previously reported stockholder's equity or net income.

       Investments - Investments are reported as follows:

        1. Management has classified its fixed maturities as available for sale and carries them at fair value with the net unrealized gains and losses (net of deferred taxes) reported as accumulated other comprehensive income (loss) in stockholder's equity.

              Premiums and discounts are recognized as a component of net investment income using the effective interest method. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net realized gains/(losses) on investments.

       2. Mortgage loans on real estate are carried at their unpaid balances adjusted for any unamortized premiums or discounts and any allowances for uncollectible accounts. Interest income is accrued on the unpaid principal balance. Discounts and premiums are amortized to net investment income using the effective interest method. Accrual of interest is discontinued on any impaired loans where collection of interest is doubtful.

              The Company maintains an allowance for credit losses at a level that, in management's opinion, is sufficient to absorb credit losses on its impaired loans. Management's judgement is based on past loss experience, current and projected economic conditions, and extensive situational analysis of each individual loan. The measurement of impaired loans is based on the fair value of the collateral.

       3. Real estate is carried at cost. The carrying value of real estate is subject to periodic evaluation of recoverability.

       4. Investments in common stock are carried at fair value with net unrealized gains and losses (net of deferred taxes) reported as accumulated other comprehensive income (loss) in stockholder's equity.

       5.     Policy loans are carried at their unpaid balances.

       6. Short-term investments include securities purchased with initial maturities of one year or less and are carried at fair value. The Company considers short-term investments to be available-for-sale.

       7. Gains and losses realized on disposal of investments are determined on a specific identification basis.

       Cash - Cash includes only amounts in demand deposit accounts.

       Internal Use Software - Capitalized internal use software development costs of $55,363 and $44,914 are included in other assets at December 31, 2002, and 2001, respectively. The Company capitalized, net of depreciation, $10,448, $6,896 and $17,309 of internal use software development costs for the years ended December 31, 2002, 2001 and 2000, respectively.

       Deferred Policy Acquisition Costs - Policy acquisition costs, which primarily consist of sales commissions and costs associated with the Company's group sales representatives related to the production of new business, have been deferred to the extent recoverable. These costs are variable in nature and are dependent upon sales volume. Deferred costs associated with the annuity products are being amortized over the life of the contracts in proportion to the emergence of gross profits. Retrospective adjustments of these amounts are made when the Company revises its estimates of current or future gross profits. Deferred costs associated with traditional life insurance are amortized over the premium paying period of the related policies in proportion to premium revenues recognized. Amortization of deferred policy acquisition costs totaled $38,707, $44,096, and $36,834 in 2002, 2001, and 2000, respectively.

       Separate Accounts - Separate account assets and related liabilities are carried at fair value. The Company's separate accounts invest in shares of Maxim Series Fund, Inc. and Orchard Series Fund, open-end management investment companies which are affiliates of the Company, shares of other non-affiliated mutual funds, and government and corporate bonds. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and, therefore, are not included in the Company's statements of income. Revenues to the Company from the separate accounts consist of contract maintenance fees, administrative fees, and mortality and expense risk charges.

       Life Insurance and Annuity Reserves - Life insurance and annuity policy reserves with life contingencies of $8,029,337 and $7,941,905 at December 31, 2002 and 2001, respectively, are computed on the basis of estimated mortality, investment yield, withdrawals, future maintenance and settlement expenses, and retrospective experience rating premium refunds. Annuity contract reserves without life contingencies of $4,152,594 and $4,188,553 at December 31, 2002 and 2001, respectively, are established at the contractholder's account value.

       Reinsurance - Policy reserves ceded to other insurance companies are carried as a reinsurance receivable on the balance sheet. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies (see Note 5).

       Policy and Contract Claims - Policy and contract claims include provisions for reported life and health claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred and unreported based primarily on prior experience of the Company.

       Participating Fund Account - Participating life and annuity policy reserves are $4,947,081 and $4,844,214 at December 31, 2002 and 2001,
       respectively. Participating business approximates 24.8%, 25.8%, and 28.6% of the Company's ordinary life insurance in force and 80.2%, 85.4%, and 85.2% of ordinary life insurance premium income for the years ended December 31, 2002, 2001, and 2000, respectively.

       The amount of dividends to be paid from undistributed earnings on participating business is determined annually by the Board of Directors. Earnings allocable to participating policyholders are consistent with established Company practice.

       The Company has established a Participating Policyholder Experience Account (PPEA) for the benefit of all participating policyholders of which is included in the accompanying consolidated balance sheets. Earnings associated with the operation of the PPEA are credited to the benefit of all participating policyholders. In the event that the assets of the PPEA are insufficient to provide contractually guaranteed benefits, the Company must provide such benefits from its general assets.

       The Company has also established a Participation Fund Account (PFA) for the benefit of the participating policyholders previously transferred to the Company from GWL under an assumption reinsurance transaction. The PFA is part of the PPEA. Earnings derived from the operation of the PFA, net of a management fee paid to the Company, accrue solely for the benefit of the transferred participating policyholders.

       Repurchase Agreements and Securities Lending - The Company enters into repurchase agreements with third-party broker/dealers in which the Company sells securities and agrees to repurchase substantially similar securities at a specified date and price. Such agreements are accounted for as collateralized borrowings. Interest expense on repurchase agreements is recorded at the coupon interest rate on the underlying securities. The repurchase fee is amortized over the term of the related agreement and recognized as an adjustment to net investment income.

       The Company receives collateral for lending securities that are held as part of its investment portfolio. The company requires collateral in an amount greater than or equal to 102% of the market value of domestic securities loaned and 105% of foreign securities loaned. Such collateral is used to replace the securities loaned in event of default by the borrower. The Company's securitized lending transactions are accounted for as collateralized borrowings.

       Derivatives - The Company makes limited use of derivative financial instruments to manage interest rate, market, and foreign exchange risk associated with invested assets. Derivatives are not used for speculative purposes. The Company controls the credit risk of its financial contracts through credit approvals, limits, and monitoring procedures. As the Company generally enters into derivative transactions only with high quality institutions, no losses associated with non-performance on derivative financial instruments have occurred or are expected to occur. Derivative instruments typically used consist of interest rate swap agreements, credit default swaps, interest rate floors and caps, foreign currency exchange contracts, options, and interest rate futures.

       Interest rate swap agreements are used to convert the interest rate on certain debt securities from a floating rate to a fixed rate or vice versa, to convert from a fixed rate to a floating rate. Credit default swaps may be used in conjunction with another purchased security to reproduce the investment characteristics of a cash investment in the same credit. Interest rate floors and caps are interest rate protection instruments that require the payment by a counter-party to the Company of an interest rate differential only if interest rates fall or rise to certain levels. The differential represents the difference between current interest rates and an agreed upon rate, the strike rate, applied to a notional principal amount. Foreign currency exchange contracts are used to hedge the foreign exchange rate risk associated with bonds denominated in other than U.S. dollars. Written call options are used in conjunction with interest rate swap agreements to effectively convert convertible, fixed rate bonds to non-convertible variable rate bonds as part of the Company's overall asset/liability matching program. Purchased put options are used to protect against significant drops in equity markets. Interest rate futures are used to hedge the interest rate risks of forecasted acquisitions of fixed rate fixed maturity investments.

       The Company also uses derivatives to synthetically create investments that are either more expensive to acquire or otherwise unavailable in the cash markets. These securities, called replication synthetic asset transactions (RSAT's), are a combination of a derivative and a cash security to synthetically create a third replicated security. As of December 31, 2002, the Company has one such security that has been created through the combination of a credit default swap and U.S. Government Agency security. These derivatives do not qualify as hedges and therefore, changes in fair value are recorded in earnings.

       Effective January 1, 2001, the Company adopted Financial Accounting Standards Board (FASB) Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133), as amended by FASB Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." The adoption of SFAS 133 resulted in an approximate $1,000 after-tax increase to accumulated comprehensive income, which has been included in the 2001 change in other comprehensive income in the Statement of Stockholder's Equity.

       The Statements require all derivatives, whether designated in hedging relationships or not, to be recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of the changes in the fair value of the derivative are recorded in accumulated other comprehensive income and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges and changes in fair value of derivatives not qualifying for hedge accounting are recognized in earnings.

       The Company occasionally purchases a financial instrument that contains a derivative instrument that is "embedded" in the financial instrument. Upon purchasing the instrument, the Company assesses whether the economic characteristics of the embedded derivative are clearly and closely related to the economic characteristics of the remaining component of the financial instrument (i.e, the host contract) and whether a separate instrument with the same terms as the embedded instrument could meet the definition of a derivative instrument. When it is determined that (1) the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, and (2) a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is separated from the host contract, carried at fair value, and changes in its fair value are included in earnings.

       Hedge ineffectiveness of $177 and $907, determined in accordance with SFAS No. 133, was recorded as a decrease to net investment income for the years ended December 31, 2002 and 2001, respectively.

       Derivative gains and losses included in accumulated other comprehensive income (OCI) are reclassified into earnings at the time interest income is recognized or interest receipts are received on bonds. Derivative gains of $563 and $469 were reclassified to net investment income in 2002 and 2001, respectively. The Company estimates that $837 of net derivative gains included in OCI will be reclassified into net investment income within the next twelve months.

       Revenue Recognition - In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements (SAB No. 101)," which provides guidance with respect to revenue recognition issues and disclosures. As amended by SAB No. 101B, "Second Amendment: Revenue Recognition in Financial Statements," the Company implemented the provisions of SAB No. 101 during the fourth quarter of 2000. The adoption of SAB No. 101 did not affect the Company's revenue recognition practices.

       Recognition of Premium and Fee Income and Benefits and Expenses - Life insurance premiums are recognized when due. Annuity premiums with life contingencies are recognized as received. Accident and health premiums are earned on a monthly pro rata basis. Revenues for annuity and other contracts without significant life contingencies consist of contract charges for the cost of insurance, contract administration, and surrender fees that have been assessed against the contract account balance during the period and are recognized when earned. Fee income is derived primarily from contracts for claim processing or other administrative services related to uninsured business and from assets under management. Fees from contracts for claim processing or other administrative services are recorded as the services are provided. Fees from assets under management, which consist of contract maintenance fees, administration fees and mortality and expense risk charges, are recognized when due. Benefits and expenses on policies with life contingencies are associated with earned premiums so as to result in recognition of profits over the life of the contracts. This association is accomplished by means of the provision for future policy benefit reserves. The average crediting rate on annuity products was approximately 5.9%, 6.1%, and 6.2% in 2002, 2001, and 2000.

       Income Taxes - Income taxes are recorded using the asset and liability approach, which requires, among other provisions, the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, all expected future events (other than the enactments or changes in the tax laws or rules) are considered. Although realization is not assured, management believes it is more likely than not that the deferred tax asset will be realized.

       Stock Options - The Company applies the intrinsic value measurement approach under APB Opinion No. 25, "Accounting for Stock Issued to Employees", to stock-based compensation awards to employees, as interpreted by AIN-APB 25 as it relates to accounting for stock options granted by the Parent to Company employees (see Note 14).

       Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - FASB has issued Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - A replacement of FASB Statement No. 125" (SFAS No. 140), which revises the standards for accounting for securitizations and other transfers of financial assets and collateral, and requires certain disclosures. SFAS 140 was effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. Certain disclosure requirements under SFAS No. 140 were effective December 15, 2000, and these requirements have been incorporated in the Company's financial statements. The adoption of SFAS No. 140 did not have a significant effect on the financial position or results of operations of the Company.

       Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interest in Securitized Financial Assets - Effective April 1, 2001, the Company adopted Emerging Issues Task Force Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interest in Securitized Financial Assets" (EITF 99-20). This pronouncement requires investors in certain asset-backed securities to record changes in their estimated yield on a prospective basis and to apply specific evaluation methods to these securities for an other-than-temporary decline in value. The adoption of EITF 99-20 did not have a material impact on the Company's financial position or results of operations.

       Business Combinations - On June 29, 2001 Statement of Financial Accounting Standards (SFAS) FAS No.141, "Business Combinations" (SFAS No.
       141) was approved by the FASB. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. The Company implemented SFAS No. 141 on July 1, 2001. Adoption of the Statement did not have a material impact on the Company's financial position or results of operations.

       Goodwill and Other Intangible Assets - On June 29, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142) was approved by the FASB. SFAS No. 142 changes the accounting for goodwill and certain other intangibles from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, ceased upon adoption of this statement. The Company implemented SFAS No. 142 on January 1, 2002. Adoption of this Statement did not have a material impact on the Company's financial position or results of operations.

       Selected Loan Loss Allowance Methodology - In July 2001, the SEC released Staff Accounting Bulletin No. 102, "Selected Loan Loss Allowance Methodology and Documentation Issues" (SAB 102). SAB 102 summarizes certain of the SEC's views on the development, documentation and application of a systematic methodology for determining allowances for loan and lease losses. Adoption of SAB 102 by the Company did not have a material impact on the Company's financial position or results of operations.

       Long Lived Assets - In August 2001, the FASB issued SFAS No.144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No.144). SFAS No.144 supercedes current accounting guidance relating to impairment of long-lived assets and provides a single accounting methodology for long-lived assets to be disposed of, and also supercedes existing guidance with respect to reporting the effects of the disposal of a business. SFAS No.144 was adopted January 1, 2002 without a material impact on the Company's financial position or results of operations.

       Technical Corrections - April 2002, the FASB issued Statement No. 145 "Rescission of FASB No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (SFAS No. 145). FASB No. 4 required all gains or losses from extinguishment of debt to be classified as extraordinary items net of income taxes. SFAS No. 145 requires that gains and losses from extinguishment of debt be evaluated under the provision of Accounting Principles Board Opinion No. 30, and be classified as ordinary items unless they are unusual or infrequent or meet the specific criteria for treatment as an extraordinary item. This statement is effective January 1, 2003. The Company does not expect this statement to have a material effect on the Company's financial position or results of operations.

       Costs Associated With Exit or Disposal Activities - In July 2002, the FASB issued Statement No. 146 "Accounting for Costs Associated With Exit or Disposal Activities" (SFAS No. 146). This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred, as opposed to when the entity commits to an exit plan under EITF 94-3. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not expect this statement to have a material impact on the Company's financial position or results of operations.

2.     ACQUISITIONS AND SPECIAL CHARGES

       Effective January 1, 2000, the Company co-insured the majority of General American Life Insurance Company's (General American) group life and health insurance business, which primarily consists of administrative services only and stop loss policies. The agreement converted to an assumption reinsurance agreement January 1, 2001. The Company assumed approximately $150,000 of policy reserves and miscellaneous liabilities in exchange for $150,000 of cash and miscellaneous assets from General American.

       On October 6, 1999, the Company entered into a purchase and sale agreement with Allmerica Financial Corporation (Allmerica) to acquire via assumption reinsurance Allmerica's group life and health insurance business on March 1, 2000. This business primarily consists of administrative services only, and stop loss policies. The in-force business was immediately co-insured back to Allmerica and then underwritten and retained by the Company upon each policy renewal date. The effect of this transaction was not material to the Company's results of operations or financial position.

       Alta Health & Life Insurance Company (Alta) was acquired by the Company on July 8, 1998. During 1999 and 2000 the Alta business continued to be run as a free-standing unit but was converted to the Company's system and accounting processes. This conversion program resulted in significant issues related to pricing, underwriting, and administration of the business. The Company has decided to discontinue writing new Alta business and all Alta customers will be moved to the Company's contracts over time. All Alta sales and administration staff have become employees of the Company and the underwriting functions are being conducted by the underwriting staff of the Company. In the second quarter of 2001, the Company recorded a $127 million special charge ($80.9 million, net of tax), related to its decision to cease marketing the Alta products. The principal components of the charge include $46 million from premium deficiency reserves, $29 million from premium receivables, $28 million from uninsured accident and health plan claim receivables and $24 million from goodwill and other.

3.     RELATED-PARTY TRANSACTIONS

       The Company performs administrative services for the U.S. operations of GWL and, beginning in 2002, performs investment services for London Reinsurance Group, an indirect subsidiary of GWL. The following represents revenue from related parties for services provided pursuant to these service agreements. The amounts recorded are based upon management's best estimate of actual costs incurred and resources expended based upon number of policies, certificates in force and/or administered assets.

                                                                             Years Ended December 31,
                                                                ----------------------------------------------------
                                                                     2002              2001               2000
                                                                ---------------   ---------------    ---------------

      Investment management revenue                          $          892     $         186     $          120
      Administrative and underwriting revenue                           860             1,043                704

       At December 31, 2002 and 2001, due to GWL includes $8,503 and $16,536 due on demand and $25,338 and $25,338 of notes payable which bear interest and mature on October 1, 2006. These notes may be prepaid in whole or in part at any time without penalty; the issuer may not demand payment before the maturity date. The amounts due on demand to GWL bear interest at the public bond rate (4.75% and 6.0% at December 31, 2002 and 2001, respectively) while the note payable bears interest at 5.4%.

       At December 31, 2002 and 2001, due to GWL&A Financial includes $(3,619) and $39,796 due on demand and $175,035 and $175,035 of subordinated notes payable. The notes, which were issued in 1999 and used for general corporate purposes, bear interest and mature on June 30, 2048. Payments of principal and interest under this subordinated note shall be made only with prior written approval of the Commissioner of Insurance of the State of Colorado. Payments of principal and interest on this subordinated note are payable only out of surplus funds of the Company and only at such time as the financial condition of the Company is such that at the time of payment of principal or interest, its statutory surplus after the making of any such payment would exceed the greater of $1,500 or 1.25 times the company action level amount as required by the most recent risk based capital calculations. The amounts due on demand to GWL&A Financial bear interest at the public bond rate (4.75% and 6.0% at December 31, 2002 and 2001, respectively) while the note payable bears interest at 7.25%.

       Interest expense attributable to these related party obligations was $14,976, $14,732, and $14,637 for the years ended December 31, 2002,
       2001, and 2000, respectively.

4.    ALLOWANCES ON POLICYHOLDER RECEIVABLES

       Amounts receivable for accident and health plan claims and premiums in the course of collection are generally uncollateralized. Such receivables are from policyholders dispersed throughout the United States and throughout many industry groups.

       The Company maintains an allowance for credit losses at a level that, in management's opinion, is sufficient to absorb credit losses on its amounts receivable related to uninsured accident and health plan claims and premiums in course of collection. Management's judgement is based on past loss experience and current and projected economic conditions.

       Activity in the allowance for amounts receivable related to uninsured accident and health plan claims is as follows:

                                                                     2002               2001               2000
                                                                 --------------    ---------------    ---------------

      Balance, beginning of year                              $        53,431   $        34,700    $        31,200
      Amounts acquired by reinsurance                                   6,207
      Provisions charged (reversed) to operations                      (7,544)           50,500              7,700
      Amounts written off - net                                        (9,950)          (31,769)            (4,200)
                                                                 --------------    ---------------    ---------------
      Balance, end of year                                    $        42,144   $        53,431    $        34,700
                                                                 ==============    ===============    ===============

       Activity in the allowance for premiums in course of collection is as follows:

                                                                     2002               2001               2000
                                                                 --------------    ---------------    ---------------

      Balance, beginning of year                              $        22,217   $        18,700    $        13,900
      Amounts acquired by reinsurance                                   1,600
      Provisions charged (reversed) to operations                      (5,729)           29,642             14,500
      Amounts written off - net                                        (6,077)          (26,125)            (9,700)
                                                                 --------------    ---------------    ---------------
      Balance, end of year                                    $        12,011   $        22,217    $        18,700
                                                                 ==============    ===============    ===============


5.     REINSURANCE

       In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage and co-insurance contracts. The Company retains a maximum of $1.5 million of coverage per individual life.

       Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. At December 31, 2002 and 2001, the reinsurance receivable had a carrying value of $241,153 and $282,352, respectively.

       The following schedule details life insurance in force and life and accident/health premiums:


                                                                                                         Percentage
                                                                                                         of Amount
                                                    Reinsurance       Reinsurance                         Assumed
                                    Direct             Ceded            Assumed            Net             to Net
                                ---------------   ----------------  ----------------  ---------------   -------------
      December 31, 2002:
        Life insurance in force:
          Individual         $     43,324,059  $     12,786,783   $     7,280,731        37,818,007        19.3%
          Group                    51,385,610                           7,186,698        58,572,308        12.3%
                                ---------------   ----------------  ----------------  ----------------
            Total            $     94,709,669  $     12,786,783   $    14,467,429   $    96,390,315
                                ===============   ================  ================  ================

        Premium Income:
          Life insurance     $        312,388  $         40,582   $        41,245   $       313,051        13.2%
          Accident/health             728,972            43,047           128,820           814,745        15.8%
                                ---------------   ----------------  ----------------  ----------------
            Total            $      1,041,360  $         83,629   $       170,065   $     1,127,796
                                ===============   ================  ================  ================

      December 31, 2001:
        Life insurance in force:
          Individual         $     43,370,006  $      8,330,282   $     7,399,250   $    42,438,974        17.4%
          Group                    56,650,090                           9,888,796        66,538,886        14.9%
                                ---------------   ----------------  ----------------  ----------------
            Total            $    100,020,096  $      8,330,282   $    17,288,046   $   108,977,860
                                ===============   ================  ================  ================

        Premium Income:
          Life insurance     $        384,688  $         32,820   $        37,442   $       389,310         9.6%
          Accident/health             830,970            49,001            42,750           824,719         5.2%
                                ---------------   ----------------  ----------------  ----------------
            Total            $      1,215,658  $         81,821   $        80,192   $     1,214,029
                                ===============   ================  ================  ================

      December 31, 2000:
        Life insurance in force:
          Individual         $     39,067,268  $      5,727,745   $     7,563,302   $    40,902,825        18.5%
          Group                    75,700,120                          20,610,896        96,311,016        21.4%
                                ---------------   ----------------  ----------------  ----------------
            Total            $    114,767,388  $      5,727,745   $    28,174,198   $   137,213,841
                                ===============   ================  ================  ================

        Premium Income:
          Life insurance     $        349,097  $         35,448   $        88,994   $       402,643        22.1%
          Accident/health             827,044            79,705           175,294           922,633        19.0%
                                ---------------   ----------------  ----------------  ----------------
            Total            $      1,176,141  $        115,153   $       264,288   $     1,325,276
                                ===============   ================  ================  ================


6.     NET INVESTMENT INCOME AND NET REALIZED GAINS (LOSSES) ON INVESTMENTS

       Net investment income is summarized as follows:

                                                                             Years Ended December 31,
                                                                ----------------------------------------------------
                                                                     2002              2001               2000
                                                                ---------------   ---------------    ---------------
      Investment income:
        Fixed maturities and short-term
          Investments                                        $       673,825    $      693,573    $       675,200
        Common stock                                                   3,272             4,882              1,584
        Mortgage loans on real estate                                 48,625            69,237             80,775
        Real estate                                                    2,815             1,113              1,863
        Policy loans                                                 209,608           200,533            191,320
        Other                                                          5,236             3,766                120
                                                                ---------------   ---------------    ---------------
                                                                     943,381           973,104            950,862
      Investment expenses, including interest on
        amounts charged by the related parties
        of $14,976, $14,732, and $14,637                              24,016            38,348             25,829
                                                                ---------------   ---------------    ---------------
      Net investment income                                  $       919,365    $      934,756            925,033
                                                                ===============   ===============    ===============

       Net realized gains (losses) on investments are as follows:
                                                                             Years Ended December 31,
                                                                ----------------------------------------------------
                                                                     2002              2001               2000
                                                                ---------------   ---------------    ---------------
      Realized gains (losses):
        Fixed maturities                                     $        33,455    $       32,116    $       (16,752)
        Common stock                                                   1,639            13,052             33,411
        Mortgage loans on real estate                                  1,493             1,657              2,207
        Real estate                                                                                           490
        Provisions                                                     5,039                                8,927
                                                                ---------------   ---------------    ---------------
      Net realized gains on investments                      $        41,626    $       46,825    $        28,283
                                                                ===============   ===============    ===============

7.     SUMMARY OF INVESTMENTS

       Fixed maturities owned at December 31, 2002 are summarized as follows:

                                                          Gross           Gross         Estimated
                                        Amortized      Unrealized      Unrealized         Fair          Carrying
                                          Cost            Gains          Losses           Value           Value
      -----------------------------    ------------    ------------    ------------    ------------    ------------
      U.S. Government CMO           $   1,304,614   $     43,929    $               $   1,348,543   $    1,348,543
      U.S. Government ABS                 491,183         16,310            1,785         505,708          505,708
      U.S. Government MBS                 385,764          5,957              149         391,572          391,572
      U.S. Government Other               445,281         19,589                4         464,866          464,866
      Credit tenant loans                 104,648         11,081                          115,729          115,729
      State and municipalities          1,019,049        100,256              194       1,119,111        1,119,111
      Foreign government                   42,182          1,038               61          43,159           43,159
      Corporate bonds                   2,771,977        182,787           53,534       2,901,230        2,901,230
      Mortgage-backed
        securities - CMO                   96,776         16,170               18         112,928          112,928
      Public utilities                    698,365         44,334           11,369         731,330          731,330
      Asset-backed securities           2,138,025         86,261           27,089       2,197,197        2,197,197
      Derivatives                          (3,422)        15,343                           11,921           11,921
      Collateralized mortgage
        obligation                        416,220         11,638                          427,858          427,858
                                       ------------    ------------    ------------    ------------    ------------
                                    $   9,910,662   $    554,693    $      94,203   $  10,371,152   $   10,371,152
                                       ============    ============    ============    ============    ============





       Fixed maturities owned at December 31, 2001 are summarized as follows:

                                                          Gross           Gross         Estimated
                                        Amortized      Unrealized      Unrealized         Fair          Carrying
                                          Cost            Gains          Losses           Value           Value
      -----------------------------    ------------    ------------    ------------    ------------    ------------
      U.S. Government CMO           $   1,182,723   $     18,025    $       5,767   $   1,194,981   $    1,194,981
      U.S. Government ABS                 463,028         11,422            1,153         473,297          473,297
      U.S. Government MBS                 345,979          2,537            2,840         345,676          345,676
      U.S. Government Other               559,932          8,878            1,810         567,000          567,000
      State and municipalities            935,758         35,462            3,955         967,265          967,265
      Foreign government                   26,466          1,824                           28,290           28,290
      Corporate bonds                   2,943,635        114,871           71,504       2,987,002        2,987,002
      Mortgage-backed
        securities - CMO                   97,136          7,020                          104,156          104,156
      Public utilities                    647,754         22,823            5,997         664,580          664,580
      Asset-backed securities           2,265,033         64,765           11,336       2,318,462        2,318,462
      Derivatives                           1,935         18,682                           20,617           20,617
      Collateralized mortgage
        obligation                        435,074          9,900              125         444,849          444,849
                                       ------------    ------------    ------------    ------------    ------------
                                    $   9,904,453   $    316,209    $     104,487   $  10,116,175   $   10,116,175
                                       ============    ============    ============    ============    ============

       The collateralized mortgage obligations consist primarily of sequential and planned amortization classes with final stated maturities of two to thirty years and expected average lives of less than one to fifteen years. Prepayments on all mortgage-backed securities are monitored monthly and amortization of the premium and/or the accretion of the discount associated with the purchase of such securities is adjusted by such prepayments.

       See Note 9 for additional information on policies regarding estimated fair value of fixed maturities.

       The amortized cost and estimated fair value of fixed maturity investments at December 31, 2002, by projected maturity, are shown below. Actual maturities will likely differ from these projections because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                          Amortized           Estimated
                                                            Cost             Fair Value
                                                       ----------------    ----------------
      Due in one year or less                       $         592,856             615,583
      Due after one year through five years                 2,509,745           2,684,171
      Due after five years through ten years                1,144,037           1,238,155
      Due after ten years                                     857,672             875,859
      Mortgage-backed securities                            2,177,144           2,254,479
      Asset-backed securities                               2,629,208           2,702,905
                                                       ----------------    ----------------
                                                    $       9,910,662          10,371,152
                                                       ================    ================

       Proceeds from sales of securities available-for-sale were $5,729,919, $5,201,692, and $1,460,672 during 2002, 2001, and 2000, respectively. The realized gains on such sales totaled $45,315, $42,299, and $8,015 for 2002, 2001, and 2000, respectively. The realized losses totaled $10,410, $10,186, and $24,053 for 2002, 2001, and 2000, respectively. During the years 2002, 2001, and 2000, held-to-maturity securities with amortized cost of $0, $0, and $8,571 were sold due to credit deterioration with insignificant gains and losses.

       During the fourth quarter of 2000, the Company transferred all securities classified as held-to-maturity into the available-for-sale category. The Company recorded a $19,908 unrealized gain associated with this transfer in other comprehensive income, net of tax.

       At December 31, 2002 and 2001, pursuant to fully collateralized securities lending arrangements, the Company had loaned $284,990 and $278,471 of fixed maturities, respectively.

       The Company engages in hedging activities to manage interest rate, market, credit and foreign exchange risk.

       The following table summarizes the 2002 financial hedge instruments:

                                            Notional                 Strike/Swap
      December 31, 2002                      Amount                     Rate                       Maturity
      -------------------------------    ---------------    ------------------------------    --------------------
      Interest Rate Caps              $      1,122,000          7.64% - 11.65% (CMT)             02/03 - 01/05
      Interest Rate Swaps                      400,188              2.62% - 7.32%                02/03 - 11/09
      Credit Default Swaps                     128,157                   N/A                     02/03 - 11/07
      Foreign Currency
        Exchange Contracts                      27,585                   N/A                     06/05 - 11/06
      Options    Calls                         191,200                 Various                   05/04 - 06/07
                 Puts                           15,000                 Various                   03/07 - 03/07

       The following table summarizes the 2001 financial hedge instruments:

                                            Notional                  Strike/Swap
      December 31, 2001                      Amount                      Rate                        Maturity
      -------------------------------    ---------------    --------------------------------    --------------------
      Interest Rate Caps              $      1,402,000           6.75% - 11.65% (CMT)              01/02 - 01/05
      Interest Rate Swaps                      365,018               3.13% - 7.32%                 01/02- 12/06
      Foreign Currency
        Exchange Contracts                      13,585                    N/A                      06/05 - 07/06
      Options    Calls                         191,300                  Various                    01/02 - 01/06
                 Puts                          131,000                  Various                    12/01 - 12/02

       CMT - Constant Maturity Treasury Rate

       The Company no longer actively invests in mortgage loans. The following is information with respect to impaired mortgage loans:

                                                                                    2002                2001
                                                                               ----------------    ----------------
      Loans, net of related allowance for credit losses of
        $20,917 and $13,018                                                 $           8,200   $           6,300
      Loans with no related allowance for credit losses                                 2,638               5,180
      Average balance of impaired loans during the year                                31,243              31,554
      Interest income recognized (while impaired)                                       2,007               1,617
      Interest income received and recorded (while impaired)
        using the cash basis method of recognition                                      2,249               1,744

       As part of an active loan management policy and in the interest of maximizing the future return of each individual loan, the Company may from time to time modify the original terms of certain loans. These restructured loans, all performing in accordance with their modified terms, aggregated $40,302 and $56,258 at December 31, 2002 and 2001, respectively.

       The following table presents changes in the allowance for credit losses:

                                                                     2002              2001               2000
                                                                ---------------   ---------------    ---------------

      Balance, beginning of year                             $        57,654    $       61,242    $        77,416
      Provision for loan losses                                       (3,588)                              (8,927)
      Charge-offs                                                       (139)           (3,588)            (7,247)
      Recoveries                                                       1,727
                                                                ---------------   ---------------    ---------------
      Balance, end of year                                   $        55,654    $       57,654    $        61,242
                                                                ===============   ===============    ===============

8.     COMMERCIAL PAPER

       The Company has a commercial paper program that is partially supported by a $50,000 standby letter-of-credit. At December 31, 2002, commercial paper outstanding of $96,645 had maturities ranging from 3 to 66 days and interest rates ranging from 1.40% to 1.88%. At December 31, 2001, commercial paper outstanding of $97,046 had maturities from 4 to 63 days and an interest rates ranging from 1.91% to 2.55%.

9.     ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

                                                                          December 31,
                                             -----------------------------------------------------------------------
                                                           2002                                  2001
                                             ----------------------------------    ---------------------------------
                                                Carrying          Estimated          Carrying          Estimated
                                                 Amount           Fair Value          Amount           Fair Value
                                             ---------------    ---------------    --------------    ---------------
      ASSETS:
         Fixed maturities and
           short-term investments          $    11,080,956   $     11,080,956   $     10,540,905  $     10,540,905
         Mortgage loans on real
           estate                                  417,412            429,907            613,453           624,102
         Policy loans                            2,964,030          2,964,030          3,000,441         3,000,441
         Common stock                               90,188             90,188             73,344            73,344

      LIABILITIES:
         Annuity contract reserves
           without life contingencies            4,152,594          4,228,080          4,188,553         4,210,759
         Policyholders' funds                      299,730            299,730            242,916           242,916
         Due to GWL                                 33,841             32,366             41,874            41,441
         Due to GWL&A Financial                    171,416            173,376            214,831           214,831
         Commercial paper                           96,645             96,645             97,046            97,046
         Repurchase agreements                     323,200            323,200            250,889           250,889

       The estimated fair values of financial instruments have been determined using available information and appropriate valuation methodologies. However, considerable judgement is required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

       The estimated fair value of fixed maturities and common stocks that are publicly traded are obtained from an independent pricing service. To determine fair value for fixed maturities not actively traded, the Company utilizes discounted cash flows calculated at current market rates on investments of similar quality and term. Fair values of derivatives of $11,921 and $20,617 at December 31, 2002 and 2001, respectively, consisting principally of interest rate swaps are included in fixed maturities.

       Mortgage loan fair value estimates generally are based on discounted cash flows. A discount rate "matrix" is incorporated whereby the discount rate used in valuing a specific mortgage generally corresponds to that mortgage's remaining term and credit quality. The rates selected for inclusion in the discount rate "matrix" reflect rates that the Company would quote if placing loans representative in size and quality to those currently in the portfolio.

       Policy loans accrue interest generally at variable rates with no fixed maturity dates and, therefore, estimated fair value approximates carrying value.

       The estimated fair value of annuity contract reserves without life contingencies is estimated by discounting the cash flows to maturity of the contracts, utilizing current crediting rates for similar products.

       The estimated fair value of policyholders' funds is the same as the carrying amount as the Company can change the crediting rates with 30 days notice.

       The estimated fair value of due to GWL is based on discounted cash flows at current market rates on high quality investments.

       The fair value of due to GWL&A Financial reflects the last trading price of the subordinated notes in the public market at December 31, 2002.

       The carrying value of repurchase agreements and commercial paper is a reasonable estimate of fair value due to the short-term nature of the liabilities.

       The estimated fair value of derivatives, primarily consisting of interest rate swaps which are held for other than trading purposes, is the estimated amount the Company would receive or pay to terminate the agreement at each year-end, taking into consideration current interest rates and other relevant factors. Included in the net asset position for interest rates swaps are $1,488 and $33 of liabilities in 2002 and 2001, respectively. Included in the net asset position for foreign currency exchange contracts are $2,518 and $127 of liabilities in 2002 and 2001, respectively.

10.    EMPLOYEE BENEFIT PLANS

       The following table summarizes changes for the years ended December 31, 2002, 2001, and 2000 in the benefit obligations and in plan assets for the Company's defined benefit pension plan and post-retirement medical plan. Based on an accumulated pension benefit obligation of $167,552 at December 31, 2002, an additional minimum liability of $22,549 was recorded resulting in a net accrued benefit liability of $4,236 as of December 31, 2002. There was no additional minimum pension liability required to be recognized as of December 31, 2001 or 2000.

                                                                                          Post-Retirement
                                                    Pension Benefits                        Medical Plan
                                            ----------------------------------    ---------------------------------
                                              2002         2001        2000         2002        2001        2000
                                            ---------    ---------   ---------    ---------   ---------    --------
      Change in projected benefit
      obligation
      Benefit obligation at beginning     $ 150,521   $  140,563   $ 126,130   $  57,861    $ 33,018    $  29,228
      of year
      Service cost                            8,977        8,093       7,062       3,516       3,331        2,305
      Interest cost                          11,407        9,718       9,475       3,138       3,303        2,167
      Acquisition of new employees                                                             7,823
      Amendments                                827                               (22,529)
      Actuarial (gain) loss                  20,679       (2,640)      2,510      (9,814)     11,401
      Benefits paid                          (6,364)      (5,213)     (4,614)       (930)     (1,015)        (682)
                                            ---------    ---------   ---------    ---------   ---------    --------
      Benefit obligation at end of year   $ 186,047   $  150,521   $ 140,563   $  31,242    $ 57,861    $  33,018
                                            ---------    ---------   ---------    ---------   ---------    --------

      Change in plan assets
      Fair value of plan assets at
        beginning of year                 $ 187,661   $  193,511   $ 192,093   $            $           $
      Actual return on plan assets          (17,979)        (637)      6,032
      Benefits paid                          (6,364)      (5,213)     (4,614)
                                            ---------    ---------   ---------    ---------   ---------    --------
      Fair value of plan assets at end      163,318      187,661     193,511
      of year
                                            ---------    ---------   ---------    ---------   ---------    --------

      Funded (unfunded) status              (22,729)      37,140      52,948      (31,242)    (57,861)     (33,018)
      Unrecognized net actuarial (gain)      51,943       (1,499)    (15,239)      4,361      14,659        3,430
      loss
      Unrecognized prior service cost         2,727        2,533       3,073      (9,392)      9,326        2,148
      Unrecognized net obligation or
      (asset)
        at transition                       (13,628)     (15,142)    (16,655)                 12,120       12,928
      Acquisition of GenAm employees                                                          (7,823)
                                            ---------    ---------   ---------    ---------   ---------    --------
      Prepaid (accrued) benefit cost         18,313
      Additional minimum liability          (22,549)
                                            ---------    ---------   ---------    ---------   ---------    --------
      Prepaid benefit cost/
        (accrued benefit liability)          (4,236)      23,032      24,127      (36,273)    (29,579)     (14,512)
      Intangible asset                        2,727
      Accumulated other comprehensive
        income adjustments                   19,822
                                            ---------    ---------   ---------    ---------   ---------    --------
      Net amount recognized               $  18,313   $   23,032   $  24,127   $  (36,273)  $ (29,579)  $  (14,512)
                                            =========    =========   =========    =========   =========    ========





                                                                                          Post-Retirement
                                                    Pension Benefits                        Medical Plan
                                            ----------------------------------    ---------------------------------
                                              2002         2001        2000         2002        2001        2000
                                            ---------    ---------   ---------    ---------   ---------    --------
      Components of net periodic
      benefit cost
      Service cost                        $   8,977   $    8,093   $   7,062   $   3,516    $  3,331    $   2,305
      Interest cost                          11,406        9,718       9,475       3,138       3,303        2,167
      Expected return on plan assets        (14,782)     (15,276)    (17,567)
      Amortization of transition             (1,514)      (1,514)     (1,514)        808         808          808
      obligation
      Amortization of unrecognized prior
        service cost                            632          541         541         161         645          162
      Amortization of unrecognized
        prior service cost - GenAm                                                              (484)
      Amortization of gain from earlier
        periods                                             (467)       (879)                    172           34
                                            ---------    ---------   ---------    ---------   ---------    --------
      Net periodic (benefit) cost         $   4,719   $    1,095   $  (2,882)  $   7,623    $  7,775    $   5,476
                                            =========    =========   =========    =========   =========    ========

      Weighted-average assumptions as
      of December 31
      Discount rate                           6.75%        7.25%       7.50%        6.75%       7.25%        7.50%
      Expected return on plan assets          8.00%        8.00%       9.25%        8.00%       8.00%        9.25%
      Rate of compensation increase          3.92%         4.00%       5.00%       3.92%        4.00%        5.00%

       The Company-sponsored post-retirement medical plan (medical plan) provides health benefits to retired employees. The medical plan is contributory and contains other cost sharing features, which may be adjusted annually for the expected general inflation rate. The Company's policy is to fund the cost of the medical plan benefits in amounts determined at the discretion of management. The Company made no contributions to this plan in 2002, 2001, or 2000.

       Assumed health care cost trend rates have a significant effect on the amounts reported for the medical plan. For measurement purposes, a 9.5% annual rate of increase in the per capita cost of covered health care benefits was assumed and that the rate would gradually decrease to a level of 5.25% by 2011. Additionally, it was assumed that the Company's cost for retirees eligible for health care benefits under Medicare would be limited to an increase of 3% starting in 2003, due to a plan change. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                                          1-Percentage             1-Percentage
                                                                              Point                    Point
                                                                            Increase                 Decrease
                                                                       --------------------     --------------------
      Increase (decrease) on total of service and
        interest cost on components                                 $             1,506     $             (1,166)
      Increase (decrease) on post-retirement benefit
        obligation                                                                2,221                   (1,907)

       The Company sponsors a defined contribution 401(k) retirement plan which provides eligible participants with the opportunity to defer up to 15% of base compensation. The Company matches 50% of the first 5% of participant pre-tax contributions. For employees hired after January 1, 1999, the Company matches 50% of the first 8% of participant pre-tax contributions. Company contributions for the years ended December 31, 2002, 2001, and 2000 totaled $7,257, $7,773, and $6,130, respectively.

       The Company has a deferred compensation plan providing key executives with the opportunity to participate in an unfunded, deferred compensation program. Under the program, participants may defer base compensation and bonuses, and earn interest on their deferred amounts. The program is not qualified under Section 401 of the Internal Revenue Code. Participant deferrals, which are reflected in other liabilities, are $20,606 and $20,033 as of December 31, 2002 and 2001, respectively. The participant deferrals earn interest at 7.3% at December 31, 2002, based on the average ten-year composite government securities rate plus 1.5%. The interest expense related to the plan for the years ending December 31, 2002, 2001, and 2000 was $1,459, $1,434, and $1,358, respectively.

       The Company also provides a supplemental executive retirement plan to certain key executives. This plan provides key executives with certain benefits upon retirement, disability, or death based upon total compensation. The Company has purchased individual life insurance policies with respect to each employee covered by this plan. The Company is the owner and beneficiary of the insurance contracts. The expense for this plan for 2002, 2001, and 2000 was $2,527, $2,726, and $3,023,
       respectively. The total liability of $20,037 and $20,881 as of December 31, 2002 and 2001 is included in other liabilities.

11.   FEDERAL INCOME TAXES

       The following is a reconciliation between the federal income tax rate and the Company's effective income tax rate:

                                                                     2002            2001             2000
                                                                  ------------    ------------     ------------
      Federal tax rate                                                  35.0   %        35.0   %         35.0   %
      Reduction in tax contingency                                      (3.3)
      Investment income not subject
         to federal tax                                                 (1.3)           (1.7)            (0.9)
      Other, net                                                         1.1            (0.3)
                                                                  ------------    ------------     ------------
      Total                                                             31.5   %        33.0   %         34.1   %
                                                                  ============    ============     ============

       The Company has reduced its liability for tax contingencies due to the completion of the 1994 - 1996 Internal Revenue Service examination. The amount released was $13,810; however, $4,000 of the release was attributable to participating policyholders and therefore, had no affect on the net income of the Company since that amount was credited to the provision for policyholders' share of earnings on participating business in the accompanying 2002 statement of income.

       Temporary differences which give rise to the deferred tax assets and liabilities as of December 31, 2002 and 2001 are as follows:

                                                               2002                              2001
                                                  -------------------------------    ------------------------------
                                                    Deferred         Deferred          Deferred         Deferred
                                                      Tax               Tax              Tax              Tax
                                                     Asset           Liability          Asset          Liability
                                                  -------------    --------------    -------------    -------------
      Policyholder reserves                    $      231,679   $                 $      219,227   $
      Deferred policy acquisition costs                                   94,018                             96,567
      Deferred acquisition cost
        proxy tax                                     109,779                            119,052
      Investment assets                                                  149,958                             67,136
      Other                                                               28,466                             61,664
                                                  -------------    --------------    -------------    -------------
            Total deferred taxes               $      341,458   $        272,442  $      338,279   $        225,367
                                                  =============    ==============    =============    =============

       Amounts included for investment assets above include $86,907 and $40,122 related to the unrealized gains on the Company's fixed maturities available-for-sale at December 31, 2002 and 2001, respectively.

       Under pre-1984 life insurance company income tax laws, a portion of life insurance company gain from operations was not subject to current income taxation but was accumulated, for tax purposes, in a memorandum account designated as "policyholders' surplus account." The aggregate accumulation in the account is $7,742 and the Company does not anticipate any transactions, which would cause any part of the amount to become taxable. Accordingly, no provision has been made for possible future federal income taxes on this accumulation.

12.   OTHER COMPREHENSIVE INCOME

       Other comprehensive income for the year ended December 31, 2002 is summarized as follows:

                                                             Before-Tax         Tax (Expense)         Net-of-Tax
                                                               Amount            or Benefit             Amount
                                                          -----------------    ----------------    -----------------
      Unrealized gains on available-for-sale securities:
         Net changes during the year related to cash
            flow hedges                                 $        (7,486)    $          2,620    $          (4,866)
         Unrealized holding gains (losses) arising
            during the period                                   192,079              (67,290)             124,789
         Less:  reclassification adjustment for
            (gains) losses realized in net income                (8,004)               2,802               (5,202)
                                                          -----------------    ----------------    -----------------
         Net unrealized gains                                   176,589              (61,868)             114,721
      Reserve and  DAC adjustment                               (42,681)              14,953              (27,728)
                                                          -----------------    ----------------    -----------------
                                                          -----------------    ----------------    -----------------
      Net unrealized gains (losses)                     $       133,908     $        (46,915)   $          86,993
                                                          -----------------    ----------------    -----------------
                                                          -----------------    ----------------    -----------------
      Minimum pension liability adjustment                      (19,822)               6,938              (12,884)
                                                          -----------------    ----------------    -----------------
         Other comprehensive income                             114,086              (39,977)              74,109
                                                          =================    ================    =================

       Other comprehensive income for the year ended December 31, 2001 is summarized as follows:

                                                             Before-Tax         Tax (Expense)         Net-of-Tax
                                                               Amount            or Benefit             Amount
                                                          -----------------    ----------------    -----------------
      Unrealized gains on available-for-sale securities:
         Net changes during the year related to cash
            flow hedges                                 $        12,637     $         (4,423)   $           8,214
         Unrealized holding gains (losses) arising
            during the period                                   112,544              (39,397)              73,147
         Less:  reclassification adjustment for
            (gains) losses realized in net income               (15,912)               5,569              (10,343)
                                                          -----------------    ----------------    -----------------
         Net unrealized gains                                   109,269              (38,251)              71,018
      Reserve and  DAC adjustment                               (43,358)              15,175              (28,183)
                                                          -----------------    ----------------    -----------------
        Other comprehensive income                      $        65,911     $        (23,076)   $          42,835
                                                          =================    ================    =================

       Other comprehensive income for the year ended December 31, 2000 is summarized as follows:

                                                             Before-Tax         Tax (Expense)         Net-of-Tax
                                                               Amount            or Benefit             Amount
                                                          -----------------    ----------------    -----------------
      Unrealized gains on available-for-sale securities:
         Unrealized holding gains (losses) arising
            during the period                           $       204,274     $        (71,495)   $         132,779
         Less:  reclassification adjustment for
            (gains) losses realized in net income                 9,436               (3,303)               6,133
                                                          -----------------    ----------------    -----------------
         Net unrealized gains (losses)                          213,710              (74,798)             138,912
      Reserve and  DAC adjustment                               (31,352)              10,973              (20,379)
                                                          -----------------    ----------------    -----------------
        Other comprehensive income                      $       182,358     $        (63,825)   $         118,533
                                                          =================    ================    =================

13.    STOCKHOLDER'S EQUITY, DIVIDEND RESTRICTIONS, AND OTHER MATTERS

       At December 31, 2002 and 2001, the Company has 1,500 authorized shares each of Series A, Series B, Series C and Series D cumulative preferred stock; and 2,000,000 authorized shares of non-cumulative preferred stock.

       No dividends were paid on preferred stock in 2002, 2001, and 2000, respectively. Dividends of $170,572, $187,633, and $134,149 were paid on common stock in 2002, 2001, and 2000, respectively. Dividends are paid as determined by the Board of Directors, subject to restrictions as discussed below.The Company's net income and capital and surplus, as determined in accordance with statutory accounting principles and practices for December 31 are as follows:

                                               2002                2001                2000
                                          ----------------    ----------------    ---------------
                                            (Unaudited)
      Net income                       $        205,749    $        266,398    $        293,521
      Capital and surplus                     1,292,292           1,200,372           1,083,718

       In March 1998, the National Association of Insurance Commissioners adopted the Codification of Statutory Accounting Principles (Codification). The Codification, which is intended to standardize accounting and reporting to state insurance departments, was effective January 1, 2001. However, statutory accounting principles will continue to be established by individual state laws and permitted practices. The Colorado Division of Insurance required adoption of Codification with certain modifications for the preparation of statutory financial statements effective January 1, 2001. The adoption of Codification as modified by the Colorado Division of Insurance increased statutory net worth as of January 1, 2001, by approximately $105,760. (The modifications adopted by the Colorado Division of Insurance had no effect on statutory net worth).

       The maximum amount of dividends which can be paid to stockholders by insurance companies domiciled in the State of Colorado are subject to restrictions relating to statutory surplus and statutory net gain from operations. Statutory surplus and net gains from operations at December 31, 2002 were $1,292,292 and $208,194 [Unaudited], respectively. The Company should be able to pay up to $208,194 [Unaudited] of dividends in 2003.

14.    STOCK OPTIONS

       The Parent has a stock option plan (the Lifeco plan) that provides for the granting of options on common shares of Lifeco to certain officers and employees of Lifeco and its subsidiaries, including the Company. Options may be awarded with exercise prices of no less than the market price on the date of the grant. Termination of employment prior to vesting results in forfeiture of the options. As of December 31, 2002, 2001, and 2000, stock available for award to Company employees under the Lifeco plan aggregated 3,917,344, 3,278,331, and 4,808,047 shares.

       The plan provides for the granting of options with varying terms and vesting requirements. The majority of basic options under the plan vest and become exercisable twenty percent per year commencing on the first anniversary of the grant and expire ten years from the date of grant. Other basic options vest and become exercisable one-third per year commencing on various dates from December 31, 2000 to September 30, 2004, and expire ten years from the date of grant. Variable options granted to Company employees totaling 278,000 and 1,832,000 in 1998 and 1997, respectively, became exercisable, if certain cumulative financial targets were attained by the end of 2001. A total of 175,511 options vested and became exercisable. The exercise period runs from June 26, 2007. During 2000, the Company determined that it was probable that certain of these options would become exercisable and, accordingly, accrued compensation expense of $15,052 with a corresponding credit to additional paid-in capital as prescribed by AIN-APB 25. During 2001, the Company released $12,098 of this accrual when certain financial targets were not attained.

       Additional variable options granted in 2001, 2000, and 1998 totaling 80,000, 120,000 and 380,000 respectively, become exercisable if certain sales or financial targets are attained. During 2002, 2001, and 2000, 0, 7,750, and 13,250 of these options vested and accordingly, the Company recognized compensation expense of $0, $48, and $151, respectively. If exercisable, the exercise period expires ten years from the date of grant.

       The following table summarizes the status of, and changes in, Lifeco options granted to Company employees, which are outstanding and the weighted-average exercise price (WAEP) for 2002, 2001, and 2000. As the options granted relate to Canadian stock, the values, which are presented in U.S. dollars, will fluctuate as a result of exchange rate fluctuations:


                                           2002                         2001                         2000
                                 -------------------------    -------------------------    -------------------------
                                   Options        WAEP          Options        WAEP         Options         WAEP
                                 ------------   ----------    ------------   ----------    -----------    ----------
      Outstanding, Jan. 1           6,398,149 $   11.66          7,675,551 $    9.91         6,867,098 $     9.20
        Granted                       174,500     22.16            947,500     22.28         1,386,503      14.88
        Exercised                   1,359,491      7.16          1,534,568      5.87           451,300       7.74
        Expired or
          canceled                    766,013     11.02            690,334     11.24           126,750      12.17
                                 ------------   ----------    ------------   ----------    -----------    ----------
      Outstanding, Dec 31           4,447,145 $   13.66          6,398,149 $   11.66         7,675,551 $     9.91
                                 ============   ==========    ============   ==========    ===========    ==========

      Options
        exercisable
        at year-end                 2,121,638 $   11.67          2,602,480 $    8.08         3,077,998 $     7.11
                                 ============   ==========    ============   ==========    ===========    ==========

      Weighted average
        fair value of
        options granted
        during year            $    7.46                   $     7.10                   $     5.00
                                 ============                 ============                 ===========

       The following table summarizes the range of exercise prices for outstanding Lifeco common stock options granted to Company employees at December 31, 2002:

                                                 Outstanding                                 Exercisable
                               -------------------------------------------------   ---------------------------------
                                                                     Average                             Average
            Exercise                                 Average         Exercise                            Exercise
          Price Range              Options            Life            Price            Options            Price
      ---------------------    ----------------    ------------    -------------   ----------------    -------------
      $5.37 - 7.13                   696,076           3.55     $       5.43             696,076    $        5.43
      $10.27 - 17.04               2,735,569           5.88     $      12.67           1,256,325    $       13.74
      $21.70 - 23.66               1,015,500           8.79     $      21.96             169,237    $       21.94

       Of the exercisable Lifeco options, 1,941,364 relate to fixed option grants and 180,274 relate to variable grants.

       Power Financial Corporation (PFC), which is the parent corporation of Lifeco, has a stock option plan (the PFC plan) that provides for the granting of options for common shares of PFC to key employees of PFC and its affiliates. Prior to the creation of the Lifeco plan in 1996, certain officers of the Company participated in the PFC plan in Canada.

       The following table summarizes the status of, and changes in, PFC options granted to Company officers, which remain outstanding and WAEP for 2002, 2001, and 2000. As the options granted relate to Canadian stock, the values, which are presented in U.S. dollars, will fluctuate as a result of exchange rate fluctuations:


                                           2002                          2001                          2000
                                 --------------------------    --------------------------    --------------------------
                                   Options          WAEP         Options          WAEP         Options         WAEP
                                 -------------    ---------    -------------    ---------    -------------   ----------
      Outstanding,  Jan.1,             70,000  $     2.16            70,000  $     2.29           285,054  $    3.23
        Exercised                      70,000        2.21                                         215,054       3.30
                                 -------------    ---------    -------------    ---------    -------------   ----------
      Outstanding, Dec 31,                  0  $     0.00            70,000  $     2.16            70,000  $    2.29
                                 =============    =========    =============    =========    =============   ==========
      Options exercisable
        at year-end                         0  $     0.00            70,000  $     2.16            70,000  $    2.29
                                 =============    =========    =============    =========    =============   ==========


       The Company accounts for stock-based compensation using the intrinsic value method prescribed by APB 25 under which compensation expenses for stock options are generally not recognized for stock option awards granted at or above fair market value. Had compensation expense for the Company's stock option plan been determined based upon fair value at the grant dates for awards under the plan in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net income would have been reduced by $2,364, $2,092, and $1,799, in 2002, 2001, and 2000,
       respectively. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for those options granted in 2002, 2001, and 2000, respectively: dividend yields of 2.453%, 2.27%, and 2.44%, expected volatility of 31.67%, 28.56%, and 29.57%, risk-free interest rates of 5.125%, 5.30%, and 6.61% and expected lives of 7 years.

15.    SEGMENT INFORMATION

       The Company has two reportable segments: Employee Benefits and Financial Services. The Employee Benefits segment markets group life and health to small and mid-sized corporate employers. The Financial Services segment markets and administers savings products to public and not-for-profit employers, corporations, and individuals and offers life insurance products to individuals and businesses. The Company's reportable segments are strategic business units that offer different products and services. They are managed separately as each segment has unique distribution channels. Prior to 2002, the Employee Benefits segment marketed and administered corporate savings products (401(k) plans). In 2002 the Financial Services segment assumed responsibility for these products. The 2001 and 2000 segment information has been reclassified to account for this change.

       The accounting policies of the segments are the same as those described in Note 1. The Company evaluates performance based on profit or loss from operations after income taxes.

       The Company's operations are not materially dependent on one or a few customers, brokers or agents.

       Summarized segment financial information for the year ended and as of December 31 was as follows:

       Year ended December 31, 2002

      Operations:                                             Employee           Financial
                                                              Benefits            Services             Total
                                                          -----------------   -----------------   -----------------
      Revenue:
         Premium income                                $        960,191     $       159,904     $      1,120,095
         Fee income                                             660,423             223,139              883,562
         Net investment income                                   67,923             851,442              919,365
         Realized investment gains                                8,918              32,708               41,626
                                                          -----------------   -----------------   -----------------
      Total revenue                                           1,697,455           1,267,193            2,964,648
      Benefits and Expenses:
         Benefits                                               761,481             831,272            1,592,753
         Operating expenses                                     732,472             225,671              958,143
                                                          -----------------   -----------------   -----------------
                                                          -----------------   -----------------   -----------------
      Total benefits and expenses                             1,493,953           1,056,943            2,550,896
                                                          -----------------   -----------------   -----------------
                                                          -----------------   -----------------   -----------------

      Net operating income before income taxes                  203,502             210,250              413,752
      Income taxes                                               67,198              63,017              130,215
                                                          -----------------   -----------------   -----------------
                                                          -----------------   -----------------   -----------------
      Net income                                       $        136,304     $       147,233     $        283,537
                                                          =================   =================   =================

      Assets:                                                 Employee           Financial
                                                              Benefits            Services             Total
                                                          -----------------   -----------------   -----------------
      Investment assets                                $      1,491,857     $    13,064,464     $     14,556,321
      Other assets                                              605,029           1,156,343            1,761,372
      Separate account assets                                                    11,338,376           11,338,376
                                                          -----------------   -----------------   -----------------
      Total assets                                     $      2,096,886     $    25,559,183     $     27,656,069
                                                          =================   =================   =================





       Year ended December 31, 2001

      Operations:                                             Employee           Financial
                                                              Benefits            Services             Total
                                                          -----------------   -----------------   -----------------
      Revenue:
         Premium income                                $      1,033,886     $       169,753     $      1,203,639
         Fee income                                             713,297             233,958              947,255
         Net investment income                                   65,474             869,282              934,756
         Realized investment gains (losses)                      15,638              31,087               46,825
                                                          -----------------   -----------------   -----------------
      Total revenue                                           1,828,295           1,304,180            3,132,475
      Benefits and Expenses:
         Benefits                                               858,945             837,652            1,696,597
         Operating expenses                                     775,018             246,102            1,021,120
                                                          -----------------   -----------------   -----------------
      Total benefits and expenses                             1,633,963           1,083,754            2,717,717
      Income taxes                                               67,771              73,341              141,112
                                                          -----------------   -----------------   -----------------
      Net income before special charges                         126,561             147,085              273,646
      Special charges (net of tax)                               80,900                                   80,900
                                                          -----------------   -----------------   -----------------
      Net income                                       $         45,661     $       147,085     $        192,746
                                                          =================   =================   =================

      Assets:                                                 Employee           Financial
                                                              Benefits            Services             Total
                                                          -----------------   -----------------   -----------------
      Investment assets                                $      1,080,974     $    13,159,007     $     14,239,981
      Other assets                                              792,383           1,201,373            1,993,756
      Separate account assets                                                    12,584,661           12,584,661
                                                          -----------------   -----------------   -----------------
      Total assets                                     $      1,873,357     $    26,945,041     $     28,818,398
                                                          =================   =================   =================

       Year ended December 31, 2000

      Operations:                                             Employee           Financial
                                                              Benefits            Services             Total
                                                          -----------------   -----------------   -----------------
      Revenue:
         Premium income                                $      1,142,319     $       190,247     $      1,332,566
         Fee income                                             648,329             223,298              871,627
         Net investment income                                   70,932             854,101              925,033
         Realized investment gains (losses)                      (2,998)             31,281               28,283
                                                          -----------------   -----------------   -----------------
      Total revenue                                           1,858,582           1,298,927            3,157,509
      Benefits and Expenses:
         Benefits                                               914,730             831,142            1,745,872
         Operating expenses                                     780,281             238,222            1,018,503
                                                          -----------------   -----------------   -----------------
      Total benefits and expenses                             1,695,011           1,069,364            2,764,375
                                                          -----------------   -----------------   -----------------
                                                          -----------------   -----------------   -----------------

      Net operating income before income taxes                  163,571             229,563              393,134
      Income taxes                                               57,078              76,962              134,040
                                                          -----------------   -----------------   -----------------
      Net income                                       $        106,493     $       152,601     $        259,094
                                                          =================   =================   =================





       The following table, which summarizes premium and fee income by segment, represents supplemental information.

                                                              2002                2001                2000
                                                        -----------------    ----------------    ----------------
      Premium Income:
         Employee Benefits
             Group Life & Health                      $       960,191     $      1,033,886    $      1,142,319
                                                        -----------------    ----------------    ----------------
                  Total Employee Benefits                     960,191            1,033,886           1,142,319
                                                        -----------------    ----------------    ----------------
                                                        -----------------    ----------------    ----------------
         Financial Services
             Savings                                            1,382                8,429               7,253
             Individual Insurance                             158,423              161,227             182,957
             401(K)                                                99                   97                  37
                                                                             ----------------    ----------------
                                                        -----------------
                  Total Financial Services                    159,904              169,753             190,247
                                                        -----------------
                                                                             ----------------    ----------------
      Total premium income                            $     1,120,095     $      1,203,639    $      1,332,566
                                                        =================    ================    ================

      Fee Income:
         Employee Benefits
             Group Life & Health
               (uninsured plans)                      $       660,423     $        713,297    $        648,329
                                                        -----------------    ----------------    ----------------
                  Total Employee Benefits                     660,423              713,297             648,329
                                                        -----------------    ----------------    ----------------
                                                        -----------------    ----------------    ----------------
         Financial Services
             Savings                                          117,952              119,793             111,201
             Individual Insurance                              18,152               17,888               8,117
             401(k)                                            87,035               96,277             103,980
                                                        -----------------    ----------------    ----------------
                                                        -----------------    ----------------    ----------------
                  Total Financial Services                    223,139              233,958             223,298
                                                        -----------------    ----------------    ----------------
      Total fee income                                $       883,562     $        947,255    $        871,627
                                                        =================    ================    ================

16.   OBLIGATIONS RELATING TO DEBT AND LEASES:

      The Company enters into operating leases primarily for office space. As of December 31, 2002, minimum annual rental commitments on operating leases having initial or remaining non-cancellable lease terms in excess of one year during the years 2003 through 2007 were $26,323.4, $23,525.5, $22,069.9, $20,584.4 and $15,443.2, respectively, with $33,105.2 in minimum commitments thereafter.

                                  2003           2004          2005          2006           2007        Thereafter
                                ----------    -----------    ----------    ----------    -----------   -------------
      Related party notes
                             $             $              $             $   25,000.0  $              $   175,000.0
      Operating leases           26,323.4      23,525.5       22,069.9      20,584.4      15,443.2        33,105.2
                                ----------    -----------    ----------    ----------    -----------   -------------
      Total contractual
        obligations          $   26,323.4  $   23,525.5   $   22,069.9  $   45,584.4  $   15,443.2   $   208,105.2
                                ==========    ===========    ==========    ==========    ===========   =============

17.  COMMITMENTS AND CONTINGENCIES

       The Company is involved in various legal proceedings, which arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the resolution of these proceedings should not have a material adverse effect on its financial position or results of operations.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
         -------------------------------------------

         The estimated expenses of the issuance and distribution of the Contracts, other than commissions on sales of the Contracts are as follows:

                                                                AMOUNT*
         Securities and Exchange Commission fee        $ 21,551.72
                                                         ---------
         Accounting fees and expenses                  $  5,000.00
                                                         ----------
         Legal fees and expenses                       $ 20,000.00
                                                         ---------


* Expenses are estimated and are for the period ending May 1, 2003, for the continuous offering of interests pursuant to Rule 415 but are not deducted from proceeds.


Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

         Provisions exist under the Colorado Business Corporation Act and the Bylaws of GWL&A whereby GWL&A may indemnify a director, officer, or controlling person of GWL&A against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:

                        Colorado Business Corporation Act

Article 109 - INDEMNIFICATION

Section 7-109-101.  Definitions.

         As used in this Article:

         (1) "Corporation" includes any domestic or foreign entity that is a predecessor of the corporation by reason of a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

         (3) "Expenses" includes counsel fees.

         (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

         (5) "Official capacity" means, when used with respect to a director, the office of director in the corporation and, when used with respect to a person other than a director as contemplated in Section 7-109-107, means the office in the corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

         (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 7-109-102.  Authority to indemnify directors.

         (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to the proceeding because the person is or was a director against liability incurred in any proceeding if:

                  (a) The person conducted himself or herself in good faith;

                  (b) The person reasonably believed:

                           (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; or

                           (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

                  (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (II) of paragraph (b) of subsection
         (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph
         (a) of subsection (1) of this section.

         (3) The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (4) A corporation may not indemnify a director under this section:

                  (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (b) In connection with any proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

         (5) Indemnification permitted under this section in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 7-109-103.  Mandatory Indemnification of Directors.

         Unless limited by the articles of incorporation, a corporation shall be required to indemnify a person who is or was a director of the corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding.

Section 7-109-104.  Advance of Expenses to Directors.

         (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

                  (a) The director furnishes the corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in Section 7-109-102;

                  (b) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and

                  (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

         (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

         (3) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 7-109-106.

Section 7-109-105.  Court-Ordered Indemnification of Directors.

         (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                  (a) If it determines the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

                  (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in Section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described Section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section 7-109-106.  Determination and Authorization of Indemnification of
                    Directors.

         (1) A corporation may not indemnify a director under Section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in
         Section 7-109-102. A corporation shall not advance expenses to a director under Section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by Section 7-109-104(1)(a) and (1)(b) are received and the determination required by Section 7-109-104(1)(c) has been made.

         (2) The determinations required to be made under subsection (1) of this section shall be made:

                  (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum.

                  (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

         (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and the committee cannot be established under paragraph (b) of subsection (2) of this section, or even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

                  (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

                  (b) By the shareholders.

         (4) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

Section 7-109-107.  Indemnification of Officers, Employees, Fiduciaries, and
                    Agents.

         (1) Unless otherwise provided in the articles of incorporation:

                  (a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

                  (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a director; and

                  (c) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Section 7-109-108.  Insurance.

         A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other domestic or foreign corporation or other person or of an employee benefit plan against any liability asserted against or incurred by the person in that capacity or arising out of his or her status as a director, officer, employee, fiduciary, or agent whether or not the corporation would have the power to indemnify the person against such liability under the Section 7-109-102, 7-109-103 or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

Section 7-109-109.  Limitation of Indemnification of Directors.

         (1) A provision concerning a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except for an insurance policy or otherwise, is valid only to the extent the provision is not inconsistent with Sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification or advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

         (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

Section 7-109-110.  Notice to Shareholders of Indemnification of Director.

         If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                 Bylaws of GWL&A

Article II, Section 11.  Indemnification of Directors.
                         ----------------------------

         The Company may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any director, officer, or employee of the Company or any member or officer of any committee, and his heirs, executors and administrators, from and against all claims, liabilities, costs, charges and expenses whatsoever that any such director, officer, employee or any such member or officer sustains or incurs in or about any action, suit, or proceeding that is brought, commenced, or prosecuted against him for or in respect of any act, deed, matter or thing whatsoever made, done, or permitted by him in or about the execution of his duties of his office or employment with the Company, in or about the execution of his duties as a director or officer of another company which he so serves at the request and on behalf of the Company, or in or about the execution of his duties as a member or officer of any such Committee, and all other claims, liabilities, costs, charges and expenses that he sustains or incurs, in or about or in relation to any such duties or the affairs of the Company, the affairs of such Committee, except such claims, liabilities, costs, charges or expenses as are occasioned by his own wilful neglect or default. The Company may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any director, officer, or employee of any subsidiary corporation of the Company on the same basis, and within the same constraints as, described in the preceding sentence.


Item 15. Recent Sales of Unregistered Securities

         Not Applicable

Item 16(a)  Exhibits and Financial Statement Schedules


1. Form of Principal Underwriter and Distribution Agreement is filed herewith as Exhibit 1.


2.       Not applicable.


3.(a) Articles of Incorporation of Great-West Life & Annuity Insurance Company are incorporated by reference to Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-01173) filed on October 29, 1996.

3.(b) Bylaws of Great-West Life & Annuity Insurance Company are incorporated by reference to Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-01173) filed on October 29, 1996.

4.(a) Form of Fixed Group Annuity Contract is incorporated by reference to Registrant's initial Registration Statement on Form S-1 (File No. 333-11493) filed on September 6, 1996.

4.(b) Form of Fixed Individual Annuity Contract is incorporated by reference to Registrant's initial Registration Statement on Form S-1 (File No. 333-11493) filed on September 6, 1996.

4.(c) Form of IRA Endorsement is incorporated by reference Registrant's initial Registration Statement on Form S-1 (File No. 333-11493) filed on September 6, 1996.

5. Opinion and consent of Ruth B. Lurie, Vice President, Counsel and Associate Secretary as to the legality of the securities being registered is incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-11493) filed on April 16, 1998.


6.       Not applicable.

7.       Not applicable.

8.       Not applicable.

9.       Not applicable.

10.      Not applicable.

11.      Not applicable.

12.      Not applicable.

13.      Not applicable.

14.      Not applicable.

15.      Not applicable.

16.      Not applicable.

17.      Not applicable.

18.      Not applicable.

19.      Not applicable.

20.      Not applicable.

21. List of significant subsidiaries of Great-West Life & Annuity Insurance Company is filed herewith as Exhibit 21.

22.      Not applicable.

23.(a)   Consent of Jorden Burt LLP is filed herewith as Exhibit 23a.

23.(b)   Consent of Deloitte & Touche LLP is filed herewith as Exhibit 23b.


24.(a) Power of Attorney for Messrs. Balog, Burns, Dackow, Desmarais, Jr., Gratton, Kavanagh, Mackness, Nickerson, Pitfield, Plessis-Belair and Walsh are incorporated by reference to the Registrant's initial Registration Statement on Form S-1 (File No. 333-11493) filed on September 6, 1996.


25.      Not applicable.

26.      Not applicable.


Item 17. UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 7 to the Registration Statement on Form S-1 to be signed on its behalf, in the City of Greenwood Village, State of Colorado, on this 31st day of March , 2003.


                              GREAT-WEST LIFE & ANNUITY
                              INSURANCE COMPANY


                              By:       /s/ W.T. McCallum
                                       --------------------------------------
                                       William T. McCallum, President
                                       and Chief Executive Officer

         As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Great-West Life & Annuity Insurance Company and on the dates indicated:

Signature and Title                                                     Date


/s/ R. Gratton*                                                   March 31, 2003
--------------------------------------------
Director, Chairman of the
Board (Robert Gratton)


/s/ W.T. McCallum                                                 March 31, 2003
--------------------------------------------
Director, President and Chief Executive
Officer (William T. McCallum)


/s/ M.T.G. Graye                                                  March 31, 2003
--------------------------------------------
Executive Vice President and Chief
Financial Officer (M.T.G. Graye)


/s J. Balog*                                                      March 31, 2003
--------------------------------------------
Director, (James Balog)


/s/ J.W. Burns*                                                   March 31, 2003
--------------------------------------------
Director, (James W. Burns)

Signature and Title                                                   Date



/s/ O.T. Dackow*                                                  March 31, 2003
--------------------------------------------
Director (Orest T. Dackow)


--------------------------------------------                     ---------------
Director (Andre Desmarais)


/s/ P. Desmarais, Jr.*                                            March 31, 2003
--------------------------------------------
Director (Paul Desmarais, Jr.)


/s/ K.P. Kavanagh*                                                March 31, 2003
--------------------------------------------
Director (Kevin P. Kavanagh)


/s/ W. Mackness*                                                  March 31, 2003
--------------------------------------------
Director (William Mackness)


/s/ J.E.A. Nickerson*                                             March 31, 2003
--------------------------------------------
Director (Jerry E.A. Nickerson)


/s/ P.M. Pitfield                                                 March 31, 2003
--------------------------------------------
Director (P. Michael Pitfield)


/s/ M. Plessis-Belair*                                            March 31, 2003
--------------------------------------------
Director (Michel Plessis-Belair)


/s/ B.E. Walsh*                                                   March 31, 2003
--------------------------------------------
Director (Brian E. Walsh)



*By:      /s/ D.C. Lennox                                         March 31, 2003
         -----------------------------------
         D. C. Lennox
         Attorney-in-fact pursuant to Powers of Attorney filed with the Registration Statement.

                                  Exhibit Table
                                    Form S-1


Exhibit

         1.       Form of Principal Underwriter and Distribution Agreement. 4

         3.(a)    Articles of Incorporation. 1

         3.(b)    Bylaws. 1

         4.(a)    Form of Fixed Group Annuity Contract. 2

         4.(b)    Form of Fixed Individual Annuity Contract. 2

         4.(c)    Form of IRA Endorsement. 2

         5. Opinion and consent of Ruth B. Lurie, Vice President, Counsel and Associate Secretary as to the legality of the securities being registered. 3

         21.      List of Subsidiaries. 4

         23a.     Consent of Jorden Burt LLP. 4

         23b.     Consent of Deloitte & Touche. 4

         24a. Powers of Attorney for Messrs. Balog, Burns, Dackow, A. Desmarais, P. Desmarais, Jr., Graham, Gratton, Kavanagh, Mackness, Nickerson, Pitfield, Plessis-Belair and Walsh. 2

1 Filed with Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-01173).

2 Filed with Registrant's initial Registration Statement on Form S-1 (File No. 333-11493).

3 Filed with Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-11493).

4 Filed with this Amendment No. 7 to the Registration Statement.